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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-14a-12

Foster Wheeler Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Dear Shareholder:

        On January 27, 2009, at 9:00 a.m. EST, we will hold a special court-ordered meeting of our common shareholders at our offices, located at Perryville Corporate Park, Clinton, New Jersey.

        Our board of directors has unanimously approved, and is submitting to our common shareholders for their approval, a proposal that would result in your holding shares in a Swiss corporation rather than a Bermuda company. The proposed scheme of arrangement under Bermuda law will effectively change our place of incorporation from Bermuda to Switzerland. Except to the extent that you receive cash in lieu of fractional shares, the number of shares you will own in Foster Wheeler AG, the Swiss corporation, will be the same as the number of shares you held in Foster Wheeler Ltd., the Bermuda company, immediately prior to the completion of the transaction, and your relative economic interest in Foster Wheeler will remain unchanged taking into account the currently outstanding convertible preferred shares.

        After the completion of the transaction, the Swiss corporation will continue to conduct the same business operations as conducted by the Bermuda company before the transaction. We expect the registered shares of the Swiss corporation to be listed on the NASDAQ Global Select Market under the symbol "FWLT," the same symbol under which your common shares are currently listed. Upon completion of the transaction, we will remain subject to the U.S. Securities and Exchange Commission reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of NASDAQ, and we will continue to report our consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles.

        Our planned change of our place of incorporation from Bermuda to Switzerland will establish a corporation that is more centrally located within our major markets, will locate Foster Wheeler in a country with a stable and well-developed tax regime and more sophisticated financial and commercial infrastructure and should improve our ability to maintain a competitive worldwide effective corporate tax rate.

        Under U.S. federal income tax law, our shareholders generally will not recognize gain or loss in the transaction, except with respect to any cash received in lieu of fractional shares.

        This proxy statement provides you with detailed information regarding the transaction. We encourage you to read this entire document carefully. You should carefully consider "Risk Factors" beginning on page 20 for a discussion of risks before voting at the meeting.

        The transaction cannot be completed without (1) the affirmative vote of a majority in number of the holders of Foster Wheeler Ltd. common shares present and voting on the proposal, whether in person or by proxy, representing 75% or more in value of the common shares present and voting on the proposal, whether in person or by proxy, and (2) the approval of the Supreme Court of Bermuda. Your board of directors recommends that you vote to approve the transaction.

        Please date, sign and return the enclosed proxy card(s) in the enclosed, postage-paid envelope as promptly as possible, or appoint a proxy to vote your shares by using the telephone or Internet, as described in the attached proxy statement, so that your shares may be represented at the special court-ordered meeting and voted in accordance with your wishes.

        If you have any questions about the meeting, or if you require assistance, please call Morrow & Co., LLC at (877) 366-1578 or, for brokers and banks, (203) 658-9400.

        Important note to holders of fractional shares: If you own common shares and/or fractions of common shares, please date, sign and return all proxy cards to ensure that all of your shares are represented at the special court-ordered meeting.

        If you attend the meeting, you may vote in person, even if you have previously submitted a proxy card.

Sincerely,
Raymond J. Milchovich Chairman and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the transaction or determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

        This proxy statement is dated                            , 2008 and is first being mailed to shareholders on or about                            , 2008.

FOSTER WHEELER LTD.
PERRYVILLE CORPORATE PARK
CLINTON, NEW JERSEY 08809-4000

 NOTICE OF SPECIAL COURT-ORDERED MEETING OF
FOSTER WHEELER LTD. COMMON SHAREHOLDERS
TO BE HELD ON JANUARY 27, 2009

        We will hold a special court-ordered meeting of our common shareholders at our offices, located at Perryville Corporate Park, Clinton, New Jersey, commencing at 9:00 a.m. EST, on January 27, 2009 to vote:

  •
  to approve the scheme of arrangement to be effected by the Scheme of Arrangement attached as Annex A to this proxy statement, between Foster Wheeler Ltd., a company organized under the laws of Bermuda ("Foster Wheeler"), and Foster Wheeler AG, a Swiss corporation and a wholly-owned subsidiary of Foster Wheeler ("SwissCo"). Under the terms of the Scheme of Arrangement, each holder of Foster Wheeler common shares outstanding immediately before the transaction is effected will receive registered shares of SwissCo, par value CHF 3.00 per share, on a one-for-one basis in respect of such outstanding Foster Wheeler common shares (or, in the case of fractional shares of Foster Wheeler, cash for such fractional shares in lieu of registered shares of SwissCo).

  •
  on a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Scheme of Arrangement.

  •
  on any other matters that properly come before the meeting and any adjournments or postponements of the meeting.

        All registered holders of our common shares at the close of business on December 15, 2008 are entitled to notice of, and to vote at, the special court-ordered meeting and any postponements or any adjournments thereof.

        The attached proxy statement and the accompanying proxy card(s) are being sent to common shareholders on or about                        , 2008.

        Admission to the special court-ordered meeting of common shareholders will be by ticket only. If you are a registered common shareholder and plan to attend the meeting, please check the appropriate box on the proxy card or, if you appoint a proxy by Internet or telephone, indicate your plans to attend when prompted. In all cases, retain the bottom portion of the proxy card as your admission ticket to the meeting. If you are a shareholder whose common shares are held through an intermediary such as a bank or broker, please follow the instructions in the proxy statement to obtain a ticket.

        The Scheme of Arrangement will be subject to a subsequent application to the Supreme Court of Bermuda seeking sanction or approval of the Scheme of Arrangement, which application will be heard on or about January 30, 2009.

        This notice incorporates the accompanying proxy statement.

By Order of the Board of Directors
Peter J. Ganz
Executive Vice President, General Counsel, and Secretary

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL COURT-ORDERED MEETING, PLEASE PROMPTLY RETURN YOUR SIGNED PROXY IN THE ENCLOSED ENVELOPE OR DIRECT THE VOTING OF YOUR COMMON SHARES BY TELEPHONE OR INTERNET AS DESCRIBED ON YOUR PROXY CARD.

        This proxy statement incorporates documents by reference. See "Where You Can Find More Information" beginning on page 90 for a listing of documents incorporated by reference. These documents are available to any person, including any beneficial owner of common shares, upon request directed to Investor Relations, Foster Wheeler Ltd., Perryville Corporate Park, Clinton, New Jersey 08809-4000, telephone (908) 730-4155. To ensure timely delivery of these documents, any request should be made by January 20, 2009. The exhibits to these documents will generally not be made available unless they are specifically incorporated by reference in this proxy statement.

i

ii

iii

FOSTER WHEELER LTD.
PERRYVILLE CORPORATE PARK
CLINTON, NEW JERSEY 08809-4000

 PROXY STATEMENT

For the Special Court-Ordered Meeting of Common Shareholders
to be held on January 27, 2009

        This proxy statement is furnished to our common shareholders in connection with the solicitation of proxies on behalf of the board of directors of Foster Wheeler Ltd. (hereinafter the "Company" or "Foster Wheeler") to be voted at the Company's special court-ordered meeting of common shareholders (the "meeting" or "special court-ordered meeting") to be held on January 27, 2009, and any adjournments or postponements thereof, at the times and place and for the purposes set forth in the accompanying Notice of Special Court-Ordered Meeting of Foster Wheeler Ltd. Common Shareholders. This proxy statement and the accompanying proxy card(s) are being sent to common shareholders on or about                        , 2008. If you own common shares and/or fractions of common shares, please date, sign and return all proxy card(s) to ensure that all of your shares are represented at the special court-ordered meeting.

        Shares represented by valid proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, at the proxy's discretion. A proxy may be revoked by signing another proxy card with a later date and returning it to us by mail, by telephone or on the Internet prior to the meeting, or by attending the meeting in person and casting a ballot.

        The board of directors has fixed the close of business on December 15, 2008 as the record date for determination of common shareholders entitled to notice of, and to vote at, the meeting and any postponements or adjournments thereof. As of the record date, the issued and outstanding voting shares of the Company consisted of                    common shares.

        Admission to the meeting will be by ticket only. For registered shareholders, the bottom portion of the enclosed proxy card is your meeting ticket. Beneficial owners with shares held through an intermediary, such as a bank or broker, should request tickets by writing to the Office of the Secretary, Foster Wheeler Ltd., Perryville Corporate Park, Clinton, New Jersey, 08809-4000, and include proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming your beneficial ownership of such shares.

 TRANSACTION STRUCTURE

        We are seeking your approval at the special court-ordered meeting of a scheme of arrangement under Bermuda law (the "Scheme of Arrangement") that will effectively change our place of incorporation from Bermuda to Switzerland.

        The Scheme of Arrangement involves several steps. Foster Wheeler, the Bermuda company whose common shares you currently own, formed a new corporation registered in Switzerland named Foster Wheeler AG ("SwissCo"), as a direct, wholly-owned subsidiary. On December     , 2008, we petitioned the Supreme Court of Bermuda (the "Supreme Court") to order the calling of the meeting of Foster Wheeler common shareholders to approve the Scheme of Arrangement. On December     , 2008, the Supreme Court ordered us to seek your approval of the Scheme of Arrangement. We will hold the special court-ordered meeting to approve the Scheme of Arrangement on January 27, 2009. If we obtain the necessary shareholder approval, the Supreme Court will hold a second hearing scheduled to be held on or about January 30, 2009 to approve the Scheme of Arrangement (the "Sanction Hearing"). Assuming we receive the necessary approvals from the shareholders and the Supreme Court and the conditions to consummation of the Scheme of Arrangement are satisfied, on the following business day, the following steps will occur pursuant to the Scheme of Arrangement:

  (1)
  all fractional common shares of Foster Wheeler will be cancelled and Foster Wheeler will pay to each holder of fractional shares that have been cancelled an amount based on the average of the high and low trading prices of Foster Wheeler common shares on the NASDAQ Global Select Market on the business day immediately preceding the effectiveness of the Scheme of Arrangement;

  (2)
  all previously outstanding whole common shares of Foster Wheeler will be cancelled;

  (3)
  Foster Wheeler will issue 1,000 common shares to SwissCo (which will constitute all of Foster Wheeler's common shares at such time); and

  (4)
  SwissCo will issue registered shares to the holders of whole Foster Wheeler common shares that have been cancelled.

As a result of the Scheme of Arrangement, the common shareholders of Foster Wheeler will become common shareholders of SwissCo and Foster Wheeler will become a wholly-owned subsidiary of SwissCo.

        In connection with consummation of the Scheme of Arrangement:

  •
  pursuant to the terms of the Certificate of Designation governing Foster Wheeler's Series B Convertible Preferred Shares (the "Preferred Shares"), concurrently with the issuance of registered shares to the holders of whole Foster Wheeler common shares, SwissCo will issue to the holders of the Preferred Shares the number of registered shares of SwissCo that such holders would have been entitled to receive had they converted their Preferred Shares into common shares of Foster Wheeler immediately prior to the effectiveness of the Scheme of Arrangement (with Foster Wheeler paying cash in lieu of any fractional common shares otherwise issuable);

  •
  pursuant to the terms of the Warrant Agreement governing Foster Wheeler's Class A Warrants outstanding on the date of the consummation of the Scheme of Arrangement (the "Warrants"), SwissCo will execute a supplemental warrant agreement pursuant to which it will assume Foster Wheeler's obligations under the Warrant Agreement and will agree to issue registered shares of SwissCo upon exercise of Warrants in accordance with their terms; and

  •
  SwissCo will assume Foster Wheeler's existing obligations in connection with awards granted under Foster Wheeler's incentive plans and other similar employee awards.

We refer to the foregoing transactions together with the steps of the Scheme of Arrangement as the "Redomestication."

        As of November 17, 2008, there were 133,756,147.4656 common shares of Foster Wheeler outstanding, 1,087.4046 Preferred Shares outstanding, which were convertible into 141,362.598 common shares of Foster Wheeler, and 180,974 Warrants outstanding to purchase up to 609,557 common shares of Foster Wheeler. In addition, there were 4,121,209 common shares of Foster Wheeler reserved for issuance pursuant to outstanding equity awards and an additional 5,578,343 common shares available for issuance but unissued under Foster Wheeler's incentive plans.

        The following diagram shows the structure of Foster Wheeler before the Redomestication and after the Redomestication. The diagram does not reflect all of the legal entities owned by Foster Wheeler.

        In this proxy statement, we sometimes refer to Foster Wheeler and SwissCo as "we," "our" or "Foster Wheeler." Also, in this proxy statement, we sometimes use "$" to refer to U.S. dollars and "CHF" to refer to Swiss francs.

QUESTIONS AND ANSWERS ABOUT THE REDOMESTICATION

Q:
What am I being asked to vote on at the meeting?

A:
You are being asked to vote on a scheme of arrangement under Bermuda law, whereby your common shares of Foster Wheeler will be cancelled and you will receive, on a one-for-one basis with your Foster Wheeler shares that have been cancelled, new shares of SwissCo (or, in the case of fractional shares, cash) for the purpose of changing our place of incorporation from Bermuda to Switzerland. As a result of the Scheme of Arrangement, shareholders of Foster Wheeler will become shareholders of SwissCo. Many of the principal attributes of Foster Wheeler's common shares and SwissCo's registered shares will be similar. However, there are differences between your rights under Swiss law and under Bermuda law. In addition, there are differences between Foster Wheeler's memorandum of association and bye-laws and SwissCo's proposed articles of association and organizational regulations. We discuss these differences in detail under "Description of SwissCo Shares" and "Comparison of Rights of Shareholders and Powers of the Board of Directors." Copies of forms of SwissCo's proposed articles of association and organizational regulations are attached as Annex E and Annex F to this proxy statement, respectively.

  You are also being asked to vote on a proposal to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Scheme of Arrangement proposal. Approval of the adjournment proposal is not a condition to the Scheme of Arrangement.

Q:
Why was Switzerland selected as the place of domicile for SwissCo?

A:
Over the past several years Europe has become the strongest and most profitable operations center for us and our presence in the Asian market is expanding. Reincorporating in Switzerland will move us closer to these operations and Switzerland is a centrally located jurisdiction in these significant markets. Switzerland is also a leading financial center and has an impeccable reputation for economic and political stability. Switzerland has a well-developed and stable tax regime and numerous tax treaties, whereas Bermuda generally has no system of direct corporate taxation. Consequently, we expect the Redomestication to improve our ability to maintain a competitive worldwide effective corporate tax rate.

  We also believe it is important to the effective execution of our global strategy to be regarded as a multinational company. Finally, we believe that Switzerland, as a major infrastructure base and transportation hub, will provide a base for possible expansion of corporate functions in a centralized European location.

Q:
Why do you want to change your place of incorporation from Bermuda to Switzerland?

A:
We believe we will benefit from relocating to a jurisdiction that offers a more sophisticated financial and commercial infrastructure in closer proximity to our major international markets. In particular, redomestication to a European location offers advantages such as better alignment of our legal structure with our primary operating centers and business markets, a more favorable structure from which to acquire or partner with European businesses and potential future operating company integration. On the other hand, our continued incorporation in Bermuda exposes us to the risk of adverse tax law changes.

  Please see "The Redomestication—Background and Reasons for the Redomestication" for more information. We cannot assure you that the anticipated benefits of the Redomestication will be realized. In addition to the potential benefits described above, the Redomestication will expose you and us to some risks. Please see the discussion under "Risk Factors." Our board of directors has considered both the potential advantages of the Redomestication and these risks and has unanimously approved the Scheme of Arrangement and recommended that the shareholders vote for the Scheme of Arrangement.

Q:
Will the Redomestication affect our current or future operations?

A:
We currently believe that the Redomestication will have no material impact on how we conduct our day-to-day operations. The location of our future operations will depend on the needs of our business, independent of our legal domicile.

Q:
Will the Redomestication dilute my economic interest?

A:
Except to the extent that you receive cash for any fractional shares, the Redomestication will not dilute your economic interest in Foster Wheeler taking the Preferred Shares into account. Immediately after the Redomestication, the number of outstanding registered shares of SwissCo will be the same as the number of outstanding common shares of Foster Wheeler immediately before the Redomestication, plus up to an additional 141,348 shares (calculated as the 141,362.598 shares issuable upon conversion of the Preferred Shares as of November 17, 2008 less the approximately 14.598 fractional common shares issuable to holders of Preferred Shares that would have been cashed out in the Redomestication) that SwissCo will issue to holders of Preferred Shares pursuant to their terms and minus the aggregate amount of fractional common shares of Foster Wheeler outstanding immediately before the Redomestication. Because the Preferred Shares are currently convertible by the holders of the Preferred Shares at the rate of 130 common shares per Preferred Share and are currently entitled to participate in any dividends or distributions on an as-converted basis, the issuance of registered shares of SwissCo under the terms of the Preferred Shares will not dilute the economic interest of common shareholders in Foster Wheeler.

Q:
What are the material tax consequences of the Redomestication?

A:
Please read the following five questions and answers regarding some of the potential tax consequences of the Redomestication. Please refer to "Material Tax Considerations" beginning on page 35 for a description of the material U.S. federal income tax and Swiss tax consequences of the Redomestication to Foster Wheeler shareholders. Determining the actual tax consequences to you of the Redomestication may be complex and will depend on your specific situation. You are urged to consult your tax adviser for a full understanding of the tax consequences of the Redomestication to you.

Q:
Is the Redomestication taxable to me?

A:
Under U.S. federal income tax law, holders of shares of Foster Wheeler generally will not recognize gain or loss in the Redomestication, except with respect to any cash received in lieu of fractional shares. Under Swiss tax law, no tax is due for non-Swiss holders of Foster Wheeler shares on the receipt of SwissCo shares in the Redomestication. If you are a Swiss holder and are a beneficial owner of Foster Wheeler shares, you are urged to consult your tax advisers regarding the Swiss tax consequences to you of the Redomestication.

Q:
Is the Redomestication a taxable transaction for either Foster Wheeler or SwissCo?

A:
No. The Redomestication is not a taxable transaction for Foster Wheeler or SwissCo.

Q:
What are the most important Swiss corporate tax consequences of being organized as a Swiss holding company?

A:
Switzerland imposes a corporate Federal income tax on qualifying holding companies at an effective tax rate of 7.83 percent, although, as a qualifying holding company, we will be entitled to a "participation relief" that can effectively eliminate Swiss taxation on dividend income and capital gains from subsidiaries. In addition, we will be subject to an annual capital tax on our year-end taxable equity. We will also be subject to a Swiss issuance stamp tax levied at a rate of 1 percent on the fair value of share issuances and increases of our share capital, other than in connection with qualifying restructurings like the Redomestication. Please refer to the questions and answers below for Swiss withholding tax implications on future share repurchases and dividend distributions of SwissCo and to "Material Tax Considerations—Swiss Tax Considerations" for a further description of SwissCo's corporate tax treatment.

  The above types of Swiss taxes and rates aim to provide only a very broad overview of some corporate tax aspects in Switzerland and do not purport to be a complete analysis of the tax types and rates that would be relevant for either SwissCo or its shareholders. We are currently not subject to income, capital, stamp or issuance taxes in Bermuda.

Q:
Will there be Swiss withholding tax on future share repurchases, if any, by SwissCo?

A:
Under present Swiss tax law, repurchases of shares for the purposes of capital reduction are treated as a partial liquidation subject to 35% Swiss withholding tax, regardless of the place of residency of the shareholder. The repurchase of shares for purposes other than capital reduction, such as to retain as treasury shares for use in connection with stock incentive plans, convertible debt or other instruments within certain periods, will generally not be subject to Swiss withholding tax. However, the aggregate par value of all SwissCo registered shares held as treasury shares may not exceed 10% of the registered share capital. In addition, for shares repurchased for capital reduction, the portion of the repurchase price attributable to the par value of the shares repurchased will not be subject to the Swiss withholding tax. Beginning on January 1, 2011, subject to the adoption of implementing regulations, the portion of the repurchase price attributable to the qualifying additional paid-in capital for Swiss statutory reporting purposes of the shares repurchased will also not be subject to the Swiss withholding tax.

  As of November 17, 2008, Foster Wheeler had the authority to repurchase approximately $412,000,000 of its common shares under its share repurchase program announced in September 2008. Under Swiss law, certain restrictions on a company acquiring its own shares do not apply if a share repurchase is conducted with shareholder approval for the purpose of cancelling the shares. Prior to the consummation of the Scheme of Arrangement, we expect Foster Wheeler, as the sole shareholder of SwissCo, to authorize the repurchase and cancellation of SwissCo shares, effective upon consummation of the Scheme of Arrangement, such that SwissCo will be authorized to repurchase shares in an amount approximately equal to the remaining authorization under the existing Foster Wheeler share repurchase program.

  In most instances, Swiss companies listed on the SWX Swiss Exchange, or SWX, carry out share repurchase programs through a "second trading line" on the SWX. Swiss institutional investors typically purchase shares from shareholders on the open market and then sell the shares on this second trading line back to the company. The Swiss institutional investors are generally able to receive a full refund of the withholding tax. Due to, among other things, the time delay between the sale to the company and the institutional investors' receipt of the refund, the price companies pay to repurchase their shares has historically been slightly higher (but less than 1.0% higher) than the price of such companies' shares in ordinary trading on the SWX first trading line.

  We will not be able to use the SWX second trading line process to repurchase our shares because we do not intend to list our shares on the SWX. We do, however, intend to follow an alternative process whereby we expect to be able to repurchase our shares in a manner that should allow Swiss institutional market participants selling the shares to us to receive a refund of the Swiss withholding tax and, therefore, accomplish the same purpose as share repurchases on the second trading line at substantially the same cost to us and such market participants as share repurchases on a second trading line.

Q:
Will there be Swiss withholding tax on future dividends, if any, by SwissCo?

A:
A Swiss withholding tax of 35% is due on dividends and similar distributions to SwissCo shareholders from SwissCo, regardless of the place of residency of the shareholder, subject to the exceptions discussed below. SwissCo will be required to withhold at such rate and remit on a net basis any payments made to a holder of SwissCo shares and pay such withheld amounts to the Swiss federal tax authorities.

  Under present Swiss tax law, distributions to shareholders in relation to a reduction of par value are exempt from Swiss withholding tax. Beginning on January 1, 2011, subject to the adoption of implementing regulations, distributions to shareholders out of qualifying additional paid-in capital for Swiss statutory purposes also will be exempt from the Swiss withholding tax. Upon completion of the Redomestication, we expect SwissCo to have a par value and qualifying additional paid-in capital per share for Swiss statutory reporting purposes, such that the combination of the two will equal the fair market value of the contributed share capital of Foster Wheeler. Based on the number of Foster Wheeler common shares and Preferred Shares outstanding on November 17, 2008, if the Transaction Time (as defined below under "Summary—The Redomestication") had occurred on November 17, 2008, the aggregate par value of the SwissCo shares issued in connection with the Redomestication would have been CHF 401,683,545 ($369,602,084) consisting of 133,894,515 SwissCo shares with a par value of CHF 3.00 per share. That aggregate par value is based on the sum of (i) 133,753,167 outstanding common shares of Foster Wheeler (calculated as the 133,756,147.4656 shares outstanding as of November 17, 2008 less the approximately 2,980.4656 fractional shares that would have been cashed out in the Redomestication) and (ii) 141,348 common shares of Foster Wheeler issuable to holders of Preferred Shares upon conversion (calculated as the 141,362.598 shares issuable upon conversion of the Preferred Shares as of November 17, 2008 less the approximately 14.598 fractional common shares issuable to holders of Preferred Shares that would have been cashed out in the Redomestication). Based on those assumptions and calculations, SwissCo's qualifying paid-in capital immediately following the Transaction Time would be equal to the fair market value of the contributed share capital of Foster Wheeler less the CHF 401,683,545 in aggregate par value. Consequently, SwissCo expects that a substantial amount of any potential future distributions may be exempt from Swiss withholding tax. For a description of how qualifying additional paid-in capital can be distributed under Swiss law, see "Description of SwissCo Shares—Dividends."

Q:
What is qualifying additional paid-in capital?

A:
Under Swiss statutory reporting requirements, qualifying additional paid-in capital per share represents the amount by which the issue price of a share exceeds its par value. Following approval by shareholders of a reclassification of qualifying additional paid-in capital as freely distributable reserves, qualifying additional paid-in capital may, subject to the restrictions described under "Description of SwissCo Shares—Dividends" and "Description of SwissCo Shares—Repurchases of Registered Shares," be returned to shareholders, including through dividends and share repurchases. Beginning on January 1, 2011, subject to the adoption of implementing regulations, distributions to shareholders out of qualifying additional paid-in capital should be exempt from Swiss withholding tax. Currently, only distributions in relation to a reduction of par value are exempt from Swiss withholding tax. Please note that qualifying additional paid-in capital for SwissCo's statutory reporting purposes will not be the same as additional paid-in capital reflected on SwissCo's consolidated financial statements prepared in accordance with U.S. generally accepted accounting principals ("U.S. GAAP").

Q:
How will qualifying additional paid-in capital for Swiss statutory reporting purposes be determined?

A:
Qualifying additional paid-in capital of SwissCo for Swiss statutory reporting purposes will represent the issue price of SwissCo shares less their aggregate par value. This issue price will be determined based on the fair market value of the contributed share capital of Foster Wheeler, which will be based on the average trading price of Foster Wheeler common shares on the NASDAQ Global Select Market over the five business days ending on the second business day prior to the date of the special court-ordered meeting (the "pricing period") plus a share premium of up to 30%, the final amount of which, if any, will be determined on the effective date of the Scheme of Arrangement based on a number of factors, including the volatility and price of the shares during the pricing period. The aggregate par value of SwissCo shares will equal the product of the number of SwissCo shares issued in the Redomestication times CHF 3.00. As a result, qualifying additional paid-in-capital will represent the fair market value of Foster Wheeler's share capital on the effective date of the Scheme of Arrangement less the aggregate par value of the SwissCo issued shares (including the shares of SwissCo initially issued to Foster Wheeler upon formation). The following table presents shareholders' equity, as adjusted, in accordance with Swiss statutory reporting requirements as if the Redomestication had occurred on September 26, 2008. The following table assumes the fair market value of the contributed share capital of Foster Wheeler was CHF 3.759 billion, or $3.108 billion, which is based on the average stock price during a pricing period ending on December 5, 2008 and does not include any share premium. Assuming a 15% and 30% premium, respectively, the assumed fair market value of the contributed share capital would have been CHF 4.323 billion and CHF 4.886 billion, or $3.575 billion and $4.041 billion, respectively, and qualifying additional paid-in capital would have been $3.220 billion and $3.686 billion, respectively. The foregoing is based on an exchange rate of CHF 1.20924 to $1.00, the exchange rate prevailing on December 5, 2008. Because the amount of the premium, if any, will be derived based on the volatility and price of the shares during the pricing period, we cannot determine the exact amount of the premium, if any, until after the pricing period.

At September 26, 2008(a)
(in millions, except share and per share amounts)
Shareholders' equity:
Shares, CHF 3.00 par value, 143,111,110 issued(b)	$355
Qualifying additional paid-in capital	2,753
Retained earnings	—

Total shareholders' equity	$3,108

    (a)
    Assumes an exchange rate of CHF 1.20924 to $1.00, the exchange rate prevailing on December 5, 2008.

    (b)
    Shares issued include (1) 143,077,776 shares to be issued to and distributed by Foster Wheeler to the shareholders of Foster Wheeler in connection with the Redomestication and (2) 33,334 shares representing the share capital issued to Foster Wheeler in connection with the formation of SwissCo which will also be distributed.

  See "Unaudited Summary Pro Forma Financial Information" for a pro forma presentation of SwissCo's shareholders' equity under U.S. GAAP.

Q:
When do you expect the Redomestication to be completed?

A:
We are working towards completing the Redomestication as quickly as possible and, assuming the Scheme of Arrangement is approved by the requisite shareholder vote and by the Supreme Court and the conditions to the consummation of the Scheme of Arrangement are satisfied, we expect to do so as soon as practicable following the Sanction Hearing. We currently expect to complete the Redomestication on February 2, 2009. See Annex D for an expected timetable. However, the Redomestication may be abandoned or delayed for any reason by our board of directors at any time prior to the special court-ordered meeting.

Q:
What will I receive for my Foster Wheeler common shares?

A:
After the Redomestication is completed, you will hold one registered SwissCo share for each whole Foster Wheeler common share you held immediately prior to the completion of the Redomestication and will have received cash for any fractional shares of Foster Wheeler you held immediately prior to completion of the Redomestication.

Q:
If the Scheme of Arrangement is approved, do I have to take any action to cancel my Foster Wheeler common shares and receive SwissCo registered shares?

A:
No. Your Foster Wheeler common shares will be cancelled and SwissCo registered shares will be issued without any action on your part. All of SwissCo's shares will be issued in uncertificated book-entry form. Consequently, if you currently hold Foster Wheeler shares in certificated form, following the Redomestication, your Foster Wheeler share certificates will cease to have effect as documents or evidence of title. The transfer agent will make an electronic book-entry in your name and will mail you a statement evidencing your ownership of SwissCo shares.

Q:
Can I trade Foster Wheeler shares between the date of this proxy statement and the effective time of the Scheme of Arrangement?

A:
Yes. Foster Wheeler shares will continue to trade on the NASDAQ Global Select Market during this period.

Q:
After the Redomestication, where can I trade SwissCo shares?

A:
The SwissCo shares will be listed and traded on the NASDAQ Global Select Market, the same stock exchange on which your common shares are currently traded, under the symbol "FWLT," the same symbol under which your common shares are currently listed.

Q:
What vote of Foster Wheeler shareholders is required to approve the proposals?

A:
The affirmative vote of a majority in number of the holders of the Foster Wheeler common shares present and voting at the meeting, whether in person or by proxy, representing 75% or more in value of the common shares present and voting at the meeting, whether in person or by proxy, is required to approve the Scheme of Arrangement. The affirmative vote of holders of at least a majority of the Foster Wheeler common shares present in person or by proxy at the meeting and entitled to vote on the matter is required to approve the adjournment proposal. No other holders of Foster Wheeler securities are entitled to vote on the proposals. Please see "The Special Court-Ordered Meeting—Record Date; Voting Rights; Vote Required for Approval" for more information, including a description of the effects of abstentions and broker non-votes on the proposals.

Q:
What quorum is required for action at the meeting?

A:
The presence at the meeting, in person or by proxy, of shareholders holding at least 33 1/3% of our total issued and outstanding common shares will constitute a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Q:
What vote does my board of directors recommend?

A:
The Foster Wheeler board of directors unanimously recommends that Foster Wheeler's shareholders vote "FOR" the proposal to approve the Scheme of Arrangement and "FOR" the proposal to adjourn the meeting to a later date if there are insufficient votes at the time of the meeting to approve the Scheme of Arrangement proposal.

Q:
What should I do now to vote?

A:
The meeting will take place on January 27, 2009. After carefully reading and considering the information contained in this proxy statement and the documents incorporated by reference, please indicate on the enclosed proxy card(s) how you want to vote. Submit your proxy by following the instructions on the enclosed proxy card(s) as soon as possible, so that your shares may be represented at the meeting.

Q:
May I submit my proxy by the Internet or telephone?

A:
Yes. Instead of submitting your vote by mail on the enclosed proxy card(s), you may give your voting instruction by the Internet or telephone. Shareholders of record who do not hold their shares through a bank, broker or nominee may grant a proxy to vote on the Internet at http://www.proxyvoting.com/fwlt or by telephone by calling the number listed on the proxy card. Please have your proxy card(s) in hand when calling or going online. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. For more details about telephone and Internet voting, see "The Special Court-Ordered Meeting—How You Can Vote."

Q.
What if I plan to attend the meeting in person?

A.
We recommend that you submit your proxy regardless of whether you plan to attend the meeting in person. If you are a holder of record, you may still attend the meeting and revoke your proxy by voting in person.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
No. We recommend that you contact your broker. Your broker can give you directions on how to instruct the broker to vote your shares. Your broker may not be able to vote your shares unless the broker receives appropriate instructions from you.

Q:
Can I change my vote after I grant my proxy?

A:
Yes. You can change your vote at any time before your proxy is voted at the meeting. You may revoke your proxy any time prior to its exercise by:

•
giving written notice of the revocation to the Corporate Secretary of Foster Wheeler;

•
appearing at the meeting, notifying the Corporate Secretary of Foster Wheeler and voting in person;

•
revoking the proxy by telephone or the Internet; or

•
properly completing and executing a later-dated proxy and delivering it to the Corporate Secretary of Foster Wheeler at or before the meeting.

  However, your attendance at the meeting alone will not revoke your proxy.

  If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change those instructions.

Q:
Are proxy materials available on the Internet?

A:
Yes. This proxy statement and related materials are available at http://www.fwc.com/2009SMmaterials.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholders Meeting to be Held on January 27, 2009
Our Proxy Statement is available at http://www.fwc.com/2009SMmaterials

Q:
Whom should I call if I have questions about the meeting or the Redomestication?

A:
You should contact either of the following:

  Foster Wheeler:

    Scott Lamb
    Vice President, Investor Relations
    Perryville Corporate Park
    Clinton, NJ 08809-4000
    Phone: (908) 730-4155

  Morrow & Co., LLC, the proxy solicitor:

    Phone: (877) 366-1578 or (203) 658-9400 (for brokers and banks)

SUMMARY

        This summary highlights selected information from this proxy statement. It does not contain all of the information that is important to you. To understand the Redomestication more fully, and for a more complete legal description of the Scheme of Arrangement, you should read carefully the entire proxy statement, including the annexes. The Scheme of Arrangement, attached as Annex A to this proxy statement, is the legal document that governs the Scheme of Arrangement. The articles of association and organizational regulations of SwissCo, substantially in the form attached as Annex E and Annex F to this proxy statement, respectively, will govern our company after the completion of the Redomestication. We encourage you to read those documents carefully.

 Parties to the Scheme of Arrangement

         Foster Wheeler.    We are a Bermuda company and were incorporated on December 20, 2000. We do not have any assets or conduct any business except through our ownership of our subsidiaries. The executive offices of Foster Wheeler Ltd. are c/o Foster Wheeler Inc., Perryville Corporate Park, Clinton, New Jersey 08809-4000, Attention: Office of the Secretary, and its telephone number is (908) 730-4000.

        We operate through two business groups: our Global Engineering and Construction Group, which we refer to as our Global E&C Group, and our Global Power Group.

        Our Global E&C Group, which operates worldwide, designs, engineers and constructs onshore and offshore upstream oil and gas processing facilities, natural gas liquefaction facilities and receiving terminals, gas-to-liquids facilities, oil refining, chemical and petrochemical, pharmaceutical and biotechnology facilities and related infrastructure, including power generation and distribution facilities, and gasification facilities. Our Global E&C Group is also involved in the design of facilities in new or developing market sectors, including carbon capture and storage, solid fuel-fired integrated gasification combined-cycle power plants, coal-to-liquids, coal-to-chemicals and biofuels. Our Global E&C Group generates revenues from engineering, procurement and construction activities pursuant to contracts spanning up to approximately four years in duration and from returns on its equity investments in various power production facilities.

        Our Global E&C Group provides the following services:

  •
  Design, engineering, project management, construction and construction management services, including the procurement of equipment, materials and services from third party suppliers and contractors.

  •
  Environmental remediation services, together with related technical, engineering, design and regulatory services.

  •
  Development, engineering, procurement, construction, ownership and operation of power generation facilities, from conventional and renewable sources, and waste-to-energy facilities in Europe.

Our Global Power Group designs, manufactures and erects steam generating and auxiliary equipment for electric power generating stations and industrial facilities worldwide and owns and/or operates several cogeneration, independent power production and waste-to-energy facilities, as well as power generation facilities for the process and petrochemical industries. Our Global Power Group generates revenues from engineering activities, equipment supply, construction contracts, operating and maintenance agreements, royalties from licensing its technology, and from returns on its investments in various power production facilities.

        Our Global Power Group's steam generating equipment includes a full range of technologies, offering independent power producers, utilities and industrial clients high-value technology solutions for converting a wide range of fuels, such as coal, petroleum coke, oil, gas, biomass and municipal solid waste, into steam, which can be used for power generation, district heating and in industrial processes.

        Our Global Power Group offers several other products and services related to steam generators:

  •
  Design, manufacture and installation of auxiliary equipment, which includes feedwater heaters, steam condensers and heat-recovery equipment.

  •
  A full line of new and retrofit nitrogen-oxide, or NOx, reduction systems such as selective non-catalytic and catalytic NOx reduction systems as well as complete low NOx combustion systems.

  •
  A broad range of steam generator site services, including construction and erection services, engineering, plant upgrading and life extensions.

  •
  Research, analysis and experimental work in fluid dynamics, heat transfer, combustion, fuel technology, materials engineering and solid mechanics.

         SwissCo.    SwissCo is a newly formed Swiss corporation and is currently wholly owned by Foster Wheeler. SwissCo has only nominal assets and capitalization and has not engaged in any business or other activities other than in connection with its formation and the Scheme of Arrangement. As a result of the Redomestication, SwissCo will become the parent holding company of Foster Wheeler and its subsidiaries.

        The principal executive offices of SwissCo are expected to be at Foster Wheeler's current principal executive offices in Clinton, New Jersey. SwissCo expects to open a permanent office in Zug, Switzerland in 2009, and management intends to use its Swiss offices as a base for significant corporate operations.

The Redomestication (see page 25)

        The Scheme of Arrangement will effectively change our place of incorporation from Bermuda to the Canton of Zug, Switzerland.

         Scheme of Arrangement.    The Scheme of Arrangement involves several steps. Foster Wheeler, the Bermuda company whose common shares you currently own, formed SwissCo, as a direct, wholly-owned subsidiary. On December     , 2008, we petitioned the Supreme Court to order the calling of a meeting of Foster Wheeler common shareholders to approve the Scheme of Arrangement. On December     , 2008, the Supreme Court ordered us to seek your approval of the Scheme of Arrangement. We will hold the special court-ordered meeting to approve the Scheme of Arrangement on January 27, 2009. If we obtain the necessary shareholder approval, the Supreme Court will hold the Sanction Hearing scheduled to be held on or about January 30, 2009 to approve the Scheme of Arrangement. Assuming we receive the necessary approvals from the shareholders and the Supreme Court and the conditions to consummation of the Scheme of Arrangement are satisfied, we will file the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies, at which time the Scheme of Arrangement will be effective.

        Once the Scheme of Arrangement is effective, on the following business day, the following steps will occur:

  (1)
  all fractional common shares of Foster Wheeler will be cancelled and Foster Wheeler will pay to each holder of fractional shares that have been cancelled an amount based on the average of the high and low trading prices of Foster Wheeler common shares on the NASDAQ Global Select Market on the business day immediately preceding the effectiveness of the Scheme of Arrangement;

  (2)
  all previously outstanding whole common shares of Foster Wheeler will be cancelled;

  (3)
  pursuant to a Contribution-in-Kind Agreement entered into by Foster Wheeler and SwissCo (the "Contribution-in-Kind Agreement") substantially in the form attached as Annex H to this proxy statement, Foster Wheeler, acting on behalf of its shareholders, will issue 1,000 common shares (which will constitute all of Foster Wheeler's common shares at such time) to SwissCo;

  (4)
  SwissCo will increase its share capital and file amended articles of association reflecting the share capital increase with the Swiss Commercial Register; and

  (5)
  SwissCo will issue registered shares to the holders of cancelled whole Foster Wheeler common shares that have been cancelled.

As a result of the Scheme of Arrangement, the common shareholders of Foster Wheeler will become common shareholders of SwissCo and Foster Wheeler will become a wholly-owned subsidiary of SwissCo.

        In connection with consummation of the Scheme of Arrangement and in accordance with a Transaction Agreement entered into by Foster Wheeler and SwissCo (the "Transaction Agreement") substantially in the form attached as Annex I to this proxy statement:

  •
  pursuant to the terms of the Certificate of Designation governing the Preferred Shares, concurrently with the issuance of registered shares to the holders of whole Foster Wheeler common shares, SwissCo will issue to each holder of the Preferred Shares the number of registered shares of SwissCo that such holders would have been entitled to receive had they converted their Preferred Shares into common shares of Foster Wheeler immediately prior to the effectiveness of the Scheme of Arrangement (with Foster Wheeler paying cash in lieu of any fractional common shares otherwise issuable);

  •
  pursuant to the terms of the Warrant Agreement governing the Warrants, SwissCo will execute a supplemental warrant agreement pursuant to which it will assume Foster Wheeler's obligations under the Warrant Agreement and will agree to issue registered shares of SwissCo upon exercise of such Warrants in accordance with their terms; and

  •
  SwissCo will assume Foster Wheeler's existing obligations in connection with awards granted under Foster Wheeler's incentive plans and other similar employee awards.

We refer to the foregoing transactions together with the steps of the Scheme of Arrangement as the "Redomestication."

        As of November 17, 2008, there were 133,756,147.4656 common shares of Foster Wheeler outstanding, 1,087.4046 Preferred Shares outstanding, which were convertible into 141,362.598 common shares of Foster Wheeler, and 180,974 Warrants outstanding to purchase up to 609,557 common shares of Foster Wheeler. In addition, there were 4,121,209 common shares of Foster Wheeler reserved for issuance pursuant to outstanding equity awards and an additional 5,578,343 common shares available for issuance but unissued under Foster Wheeler's incentive plans.

        After the Redomestication, you will continue to own an interest in a parent company that will continue to conduct the same business operations as conducted by Foster Wheeler before the Redomestication. Except to the extent you receive cash in lieu of fractional shares, the number of shares you will own in SwissCo will be the same as the number of shares you owned in Foster Wheeler immediately prior to the Redomestication, and your relative economic interest in the Foster Wheeler group will remain unchanged (taking into account our currently outstanding convertible Preferred Shares).

        The completion of the Redomestication will change the governing law that applies to us from Bermuda law to Swiss law. There are differences between Bermuda law and Swiss law and between Foster Wheeler's memorandum of association and bye-laws on the one hand, and SwissCo's articles of association and organizational regulations on the other hand. See "Comparison of Rights of Shareholders and Powers of the Board of Directors" for a summary of some of these differences.

        Upon completion of the Redomestication, we will remain subject to the U.S. Securities and Exchange Commission ("SEC") reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of NASDAQ, and we will continue to report our financial results in U.S. dollars and under U.S. GAAP.

        Assuming that the Scheme of Arrangement is approved by our common shareholders and the conditions to the consummation of the Scheme of Arrangement are satisfied, we anticipate that the Scheme of Arrangement will become effective as soon as practicable following approval of the Supreme Court at the Sanction Hearing on January 30, 2009, upon our filing of the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies, and will settle on the following business day. In the Scheme of Arrangement and this proxy statement, the "Transaction Time" refers to the time at which such settlement occurs.

Reasons for the Redomestication (see page 26)

        Our planned change of our place of incorporation from Bermuda to Switzerland will establish a corporation that is more centrally located within our major markets, will locate Foster Wheeler in a country with a stable and well-developed tax regime and more sophisticated financial and commercial infrastructure and should improve our ability to maintain a competitive worldwide effective corporate tax rate.

Tax Considerations (see page 35)

        Under U.S. federal income tax law, holders of shares of Foster Wheeler generally will not recognize gain or loss in the Redomestication, except with respect to any cash received in lieu of fractional shares. Under Swiss tax law, no tax is due for non-Swiss holders of Foster Wheeler common shares on the receipt of SwissCo registered shares in the Scheme of Arrangement. Please refer to "Material Tax Considerations" for a description of the material U.S. federal income tax and Swiss tax consequences of the Redomestication to Foster Wheeler shareholders. Determining the actual tax consequences of the Redomestication to you may be complex and will depend on your specific situation. You are urged to consult your tax adviser for a full understanding of the tax consequences of the Redomestication to you.

Rights of Shareholders (see page 58)

        Many of the principal attributes of Foster Wheeler's common shares and SwissCo's registered shares will be similar. However, there are differences between your rights under Swiss law and under Bermuda law. In addition, there are differences between Foster Wheeler's memorandum of association and bye-laws and SwissCo's proposed articles of association and organizational regulations. We discuss these differences in detail under "Description of SwissCo Shares" and "Comparison of Rights of Shareholders and Powers of the Board of Directors." Copies of forms of SwissCo's proposed articles of association and organizational regulations are attached as Annex E and Annex F to this proxy statement, respectively.

Stock Exchange Listing (see page 33)

        Immediately following the Redomestication, the shares of SwissCo will be listed on the NASDAQ Global Select Market, the same stock exchange on which your common shares are currently traded, under the symbol "FWLT," the same symbol under which the Foster Wheeler common shares are currently listed.

 Court Approval of the Scheme of Arrangement (see page 29)

        The Scheme of Arrangement cannot be completed without the approval by the Supreme Court of the Scheme of Arrangement. Subject to the common shareholders of Foster Wheeler approving the Scheme of Arrangement, a Supreme Court hearing will be required to seek the sanction of the Scheme of Arrangement. At the Sanction Hearing, the Supreme Court may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement but may not impose any material changes without the joint consent of Foster Wheeler and SwissCo. In determining whether to exercise its discretion and approve the Scheme of Arrangement, the Supreme Court will determine, among other things, whether the Scheme of Arrangement is fair to Foster Wheeler common shareholders.

Market Price of Foster Wheeler Common Shares

        On December 9, 2008, the last trading day before the public announcement of the Redomestication, the closing price of the Foster Wheeler common shares on the NASDAQ Global Select Market was $23.53 per share. On December     , 2008, the most recent practicable date before the date of this proxy statement, the closing price of the Foster Wheeler common shares on the NASDAQ Global Select Market was $            per share.

No Appraisal Rights (see page 32)

        Under Bermuda law, the shareholders of Foster Wheeler do not have any right to an appraisal of the value of their shares or payment for them in connection with the Scheme of Arrangement.

Accounting Treatment of the Scheme of Arrangement (see page 33)

        Under U.S. GAAP, the Scheme of Arrangement represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of SwissCo will be reflected at their carrying amounts in the accounts of Foster Wheeler at the Transaction Time.

Special Court-Ordered Meeting (see page 80)

         Time, Place, Date and Purpose.    The special court-ordered meeting will be held on January 27, 2009 at 9:00 a.m. EST at our offices, located at Perryville Corporate Park, Clinton, New Jersey. At the meeting, Foster Wheeler's board of directors will ask the common shareholders to vote to approve:

  •
  the Scheme of Arrangement, pursuant to which the holders of Foster Wheeler common shares will have their common shares of Foster Wheeler cancelled and will receive new common shares, par value CHF 3.00 per share, of SwissCo on a one-for-one basis with outstanding Foster Wheeler common shares (or, in the case of fractional shares, cash);

  •
  a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Scheme of Arrangement; and

  •
  any other matters that properly come before the meeting and any adjournments or postponements of the meeting.

         Record Date.    Only holders of record of Foster Wheeler common shares on December 15, 2008 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

         Quorum.    The presence at the meeting, in person or by proxy, of shareholders holding at least 33 1/3% of our total issued and outstanding common shares will constitute a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

 Recommendation of the Board of Directors

        The Foster Wheeler board of directors unanimously recommends that Foster Wheeler's shareholders vote "FOR" the Scheme of Arrangement. The Foster Wheeler board of directors also unanimously recommends that Foster Wheeler's shareholders vote "FOR" the proposal to adjourn the meeting to a later date if there are insufficient votes at the time of the meeting to approve the Scheme of Arrangement proposal. Approval of the adjournment proposal is not a condition to the Scheme of Arrangement.

Required Vote (see page 80)

        The Scheme of Arrangement requires the affirmative vote of a majority in number of the holders of the Foster Wheeler common shares present and voting on the proposal at the meeting, whether in person or by proxy, representing 75% or more in value of the common shares present and voting on the proposal at the meeting, whether in person or by proxy. The affirmative vote of holders of at least a majority of the Foster Wheeler common shares present in person or by proxy at the meeting and entitled to vote on the matter is required to approve the adjournment proposal. See "The Special Court-Ordered Meeting—Record Date; Voting Rights; Vote Required for Approval."

Proxies (see page 81)

         General.    A proxy card is being sent to each common shareholder as of the record date. If you properly received a proxy card, you may grant a proxy to vote on the proposals by marking your proxy card appropriately, executing it in the space provided, dating it and returning it to us. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. If you have timely submitted a properly executed proxy card or provided your voting instructions by telephone or on the Internet and clearly indicated your votes, your shares will be voted as indicated.

         Revocation.    You may revoke your proxy card at any time prior to its exercise by:

  •
  giving written notice of the revocation to the Corporate Secretary of Foster Wheeler;

  •
  appearing at the meeting, notifying the Corporate Secretary of Foster Wheeler and voting in person;

  •
  voting again by telephone or the Internet; or

  •
  properly completing and executing a later-dated proxy and delivering it to the Corporate Secretary of Foster Wheeler at or before the meeting.

        However, your attendance at the meeting alone will not revoke your proxy.

        If you have instructed a broker to vote your shares, you must follow the procedures provided by your broker to change these instructions.

Selected Historical Financial Data

        The following table presents selected consolidated financial data for Foster Wheeler. We derived the statement of operations data for each of the years in the five-year period ended December 28, 2007, and the balance sheet data as of December 28, 2007, December 29, 2006, December 30, 2005, December 31, 2004 and December 26, 2003, from Foster Wheeler's audited consolidated financial statements. We derived the statement of operations data for the nine months ended September 26, 2008 and September 28, 2007, and the balance sheet data as of September 26, 2008 and September 28, 2007, from Foster Wheeler's unaudited interim consolidated financial statements. We prepared the unaudited interim consolidated financial statements on the same basis as the audited consolidated financial statements and included all adjustments, consisting of normal recurring adjustments, that we consider necessary for a fair presentation of Foster Wheeler's financial position and results of operations for the unaudited interim periods. Results of operations for the nine months ended September 26, 2008 may not be indicative of the results of operations that may be achieved for the entire year. In addition, the historical financial information may not be indicative of SwissCo's future performance. The data should be read in conjunction with the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Foster Wheeler's Annual Report on Form 10-K for the year ended December 28, 2007 and in Foster Wheeler's Quarterly Report on Form 10-Q for the quarter ended September 26, 2008, as well as Foster Wheeler's financial statements, related notes and other financial information incorporated by reference in this proxy statement.

        We have included no historical financial or other data for SwissCo because that entity was not in existence during any of the periods shown below.

	For the Nine Months Ended September 28 and 26, respectively				For the Year Ended
					December 28,		December 29,		December 30,		December 31,		December 26,
	2008		2007		2007		2006		2005		2004		2003
	(unaudited)
	(in thousands of dollars, except share data and per share amounts)
Statement of Operations Data:
Operating revenues	$5,215,101		$3,641,760		$5,107,243		$3,495,048		$2,199,955		$2,661,324		$3,723,815
Income/(loss) before income taxes	531,421	(1)	418,100	(2)	530,294	(3)	343,693	(4)	(70,181	)(5)	(232,172	)(6)	(109,637	)(7)
Provision for income taxes	(104,683)		(102,324)		(136,420)		(81,709)		(39,568)		(53,122)		(47,426)

Net income/(loss)	426,738		315,776		393,874		$261,984		(109,749)		$(285,294)		$(157,063)

Earnings/(loss) per common share:(8)
Basic	2.96		2.24		$2.78		1.82	(9)	(1.18)		$(28.92)		$(38.27)
Diluted	2.94		2.18		$2.72		1.72	(9)	(1.18)		$(28.92)		$(38.27)
Shares outstanding:(8)
Weighted-average number of common shares outstanding for basic earnings/(loss) per common share	143,980,815		141,034,618		141,661,046		132,996,384		93,140,176		9,864,740		4,104,458
Effect of dilutive securities	1,369,116		3,531,476		3,087,176		8,221,592		*		*		*

Weighted-average number of common shares outstanding for diluted earnings/(loss) per common share	145,349,931		144,566,094		144,748,222		141,217,976		93,140,176		9,864,740		4,104,458

	As of
	September 26,	September 28,	December 28,	December 29,	December 30,	December 31,	December 26,
	2008	2007	2007	2006	2005	2004	2003
Balance Sheet Data:
Current assets	$2,426,940	$1,851,271	$2,044,383	$1,389,628	$851,523	$1,039,458	$1,174,376
Current liabilities	1,604,649	1,433,242	1,523,773	1,247,603	997,564	1,251,581	1,350,359
Working capital	822,291	418,029	520,610	142,025	(146,041)	(212,123)	(175,983)
Land, buildings and equipment, net	364,377	326,886	337,485	302,488	258,672	280,305	309,615
Total assets	3,637,566	3,035,509	3,248,988	2,565,549	1,894,706	2,177,699	2,506,530
Long-term debt (including current installments)	223,072	199,768	205,346	202,969	315,412	570,073	1,033,072
Total temporary equity	4,892	1,727	2,728	983	—	—	—
Total shareholders' equity/(deficit)	951,011	439,969	571,041	62,727	(341,158)	(525,565)	(872,440)
Other Data:
Unfilled orders (in terms of future revenues), end of period	$7,262,200	$6,273,100	$9,420,400	$5,431,400	$3,692,300	$2,048,100	$2,285,400
New orders booked (in terms of future revenues)	3,474,500	4,278,300	8,882,800	4,892,200	4,163,000	2,437,100	2,163,500

(1)
Includes in the fiscal nine months ended September 26, 2008: increased contract profit of $26,100 from the regular re-evaluation of final estimated contract profits; a gain of $35,900 on the settlement of coverage litigation with two asbestos insurance carriers; and a charge of $5,200 on the revaluation of our asbestos liability and related asset resulting from our rolling 15-year asbestos liability estimate.

(2)
Includes in the fiscal nine months ended September 28, 2007: increased contract profit of $34,100 from the regular re-evaluation of final estimated contract profits; and a gain of $8,600 on the settlement of coverage litigation with two asbestos insurance carriers.

(3)
Includes in fiscal year 2007: increased contract profit of $35,100 from the regular re-evaluation of contract profit estimates; gains of $13,500 on the settlement of coverage litigation with certain asbestos insurance carriers; and a net charge of $(7,400) on the revaluation of our asbestos liability and related asset resulting primarily from increased asbestos defense costs projected through year-end 2022 and for the addition of another year to our rolling 15-year asbestos liability estimate.

(4)
Includes in fiscal year 2006: decreased contract profit of $(5,700) from the regular re-evaluation of contract profit estimates; a charge of $(15,600) on the revaluation of our asbestos liability and related asset; asbestos-related gains of $115,700 primarily from settlement of coverage litigation with certain asbestos insurance carriers; an aggregate charge of $(15,000) recorded in conjunction with the voluntary termination of our prior domestic senior credit agreement; and a net charge of $(12,500) recorded in conjunction with the debt reduction initiatives completed in April and May 2006.

(5)
Includes in fiscal year 2005: increased contract profit of $99,600 from the regular re-evaluation of contract profit estimates; a charge of $(113,700) on the revaluation of our estimated asbestos liability and asbestos insurance receivable; credit agreement costs associated with our prior domestic senior credit facility of $(3,500); and an aggregate charge of $(58,300) recorded in conjunction with the exchange offers for our trust preferred securities and our senior notes due 2011, which we refer to as our 2011 senior notes.

(6)
Includes in fiscal year 2004: increased contract profit of $37,600 from the regular re-evaluation of contract profit estimates; a gain of $19,200 on the sales of minority equity interests in special-purpose companies established to develop power plant projects in Europe; a loss of $(3,300) on the sale of 10% of our equity interest in a waste-to-energy project in Italy; a charge of $(75,800) on the revaluation of asbestos insurance assets as a result of an adverse court decision in asbestos coverage allocation litigation; a net gain of $15,200 on the settlement of coverage litigation with certain asbestos insurance carriers; restructuring and credit agreement costs of $(17,200); a net charge of $(175,100) recorded in conjunction with the 2004 equity-for-debt exchange; and charges for severance cost of $(5,700).

(7)
Includes in fiscal year 2003: a $(15,100) impairment loss on the anticipated sale of a domestic corporate office building; a $16,700 gain on the sale of certain assets of Foster Wheeler Environmental Corporation and a gain of $4,300 on the sale of a waste-to-energy plant; a gain on revisions to project claim estimates and related cost of $1,500; a charge related to revisions of project estimates and related receivable allowances of $(32,300); a provision for asbestos claims of $(68,100); restructuring and credit agreement costs of $(43,600); and charges for severance cost of $(15,900).

(8)
Amounts give retroactive effect to the two-for-one stock split that was effective January 22, 2008 and the one-for-twenty reverse stock split that was effective November 29, 2004.

(9)
As described further in Note 13 to the consolidated financial statements in our annual report on Form 10-K for the year ended December 28, 2007, we completed two common share purchase warrant offer transactions in January 2006. The fair value of the additional shares issued as part of the warrant offer transactions reduced net income attributable to our common shareholders when calculating earnings/(loss) per common share. The fair value of the additional shares issued was $19,445.

*
The impact of potentially dilutive securities such as outstanding stock options, warrants to purchase common shares, and the non-vested portion of restricted common shares and restricted common share units were not included in the calculation of diluted loss per common share in loss periods due to their antidilutive effect.

 Unaudited Summary Pro Forma Financial Information

        Pro forma financial statements for SwissCo are not presented in this proxy statement because no significant pro forma adjustments are required to be made to the historical condensed consolidated statement of operations and balance sheet of Foster Wheeler for the nine months ended and as of September 26, 2008 and to the historical consolidated statement of operations of Foster Wheeler for the year ended December 28, 2007. Those financial statements are included in Foster Wheeler's Quarterly Report on Form 10-Q for the quarter ended September 26, 2008 and in its Annual Report on Form 10-K for the year ended December 28, 2007, which are incorporated by reference in this proxy statement.

        As a result of the Scheme of Arrangement, the par value of the parent company's shares will increase from $0.01 for Foster Wheeler to CHF 3.00, or approximately $2.76 as of September 26, 2008, for SwissCo and additional paid-in capital will decrease by the same amount. Additional paid-in capital in the consolidated balance sheet prepared in accordance with U.S. GAAP is different from qualifying additional paid-in capital that will be presented in our Swiss statutory parent company financial statements. See "Questions and Answers About the Redomestication—How will qualifying additional paid-in capital for Swiss statutory reporting purposes be determined?" for a discussion of shareholders' equity under Swiss statutory reporting requirements.

        The following unaudited summary pro forma financial information presents consolidated shareholders' equity as of September 26, 2008, actual (Foster Wheeler) and as adjusted (SwissCo), assuming the Redomestication had been completed on September 26, 2008. The pro forma adjustment reflects the completion of the Redomestication, including the increase in par value, the corresponding decrease in additional paid-in capital and the payment of cash for fractional shares assuming a foreign exchange rate of CHF 1.08680 to $1.00 effective on September 26, 2008. You should read this table in conjunction with Foster Wheeler's unaudited condensed consolidated financial statements as of and for the nine months ended September 26, 2008 and the notes thereto, which are incorporated by reference in this proxy statement.

	At September 26, 2008
	Actual	As Adjusted
	(in thousands)
Shareholder's equity
Preferred shares, $0.01 par value; 901,150 and 0 authorized, actual and as adjusted; and 1,094 and 0 issued and outstanding, actual and as adjusted	$—	$—
Common shares: $0.01 par value; 296,007,803 and 0 authorized, actual and as adjusted; and 142,971,885 and 0 issued and outstanding, actual and as adjusted	1,430	—
Registered shares: CHF 3.00 par value; 0 and 214,666,665 authorized, actual and as adjusted; 0 and 71,555,555 conditionally authorized, actual and as adjusted; and 0 and 143,111,110 issued and outstanding, actual and as adjusted	—	395,044
Paid-in capital	1,346,884	953,157
Accumulated deficit	(127,857)	(127,857)
Accumulated other comprehensive loss	(269,446)	(269,446)

Total shareholders' equity	$951,011	$950,898

        This table reflects share information as of September 26, 2008. Accordingly, the table does not reflect the impact of common share repurchase activity subsequent to September 26, 2008. During the period September 27, 2008 through November 17, 2008, we repurchased 9,233,394 common shares for a total of $288 million. This repurchase activity would have the effect of reducing the "as adjusted" registered shares and paid-in capital as reported above by $26 million and $262 million, respectively.

RISK FACTORS

        Before you decide how to vote on the Scheme of Arrangement, you should consider carefully the following risk factors, in addition to the other information contained in this proxy statement and the documents incorporated by reference. In particular, you should consider the risk factors discussed in our Annual Report on Form 10-K for the year ended December 28, 2007 as such risk factors may be updated from time to time by our subsequent reports and other filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Your rights as a shareholder will change as a result of the Redomestication.

        Because of differences between Swiss law and Bermuda law and differences between the governing documents of SwissCo and Foster Wheeler, your rights as a shareholder will change if the Redomestication is completed. For example, following the Redomestication, the shareholders of SwissCo will have the right to declare dividends without the approval of the board of directors. Furthermore, under SwissCo's articles of association, shareholders whose "controlled shares" (as defined in the articles of association) represent 10% or more of the total voting shares of SwissCo will be limited to voting one vote less than 10% of the total voting rights of SwissCo's share capital as registered with the commercial register. This provision is intended to prevent the possibility of our company becoming a controlled foreign corporation for U.S. federal income tax purposes, which could have certain adverse U.S. federal income tax consequences to U.S. persons who own (directly, indirectly or under applicable constructive ownership rules) 10% or more of our voting shares. It may also have an anti-takeover effect by making it more difficult for a third party to acquire us without the consent of our board of directors. For a description of these and other differences, see "Comparison of Rights of Shareholders and Powers of the Board of Directors."

As a result of the higher par value of the SwissCo shares, SwissCo will have less flexibility than Foster Wheeler with respect to certain aspects of capital management.

        Upon the completion of the Redomestication, the par value of SwissCo's shares will be CHF 3.00 per share. The par value of Foster Wheeler's common shares is $0.01 per share. Under Swiss law, SwissCo may not issue its shares below par value. As of December 9, 2008, the closing price of Foster Wheeler's common shares on the NASDAQ Global Select Market was $23.53, and CHF 3.00 was equivalent to approximately $2.49 based on a foreign exchange rate of CHF 1.2051 to $1.00 on such date. In the event SwissCo needs to raise common equity capital at a time when the trading price of its shares is below the par value of the shares, SwissCo will be unable to issue shares. In addition, we will not be able to issue options under our benefits plans with an exercise price below the par value, which would limit the flexibility of our compensation arrangements.

As a result of increased shareholder approval requirements, SwissCo will have less flexibility than Foster Wheeler with respect to certain aspects of capital management.

        Under Bermuda law, Foster Wheeler's directors may issue, without shareholder approval, any common shares authorized in Foster Wheeler's memorandum of association that are not issued or reserved. Bermuda law also provides the board of directors with substantial flexibility in establishing the terms of preferred shares. In addition, Foster Wheeler's board of directors has the right, subject to statutory limitations, to declare and pay dividends on Foster Wheeler's common shares without a shareholder vote. Swiss law allows SwissCo's shareholders to authorize share capital that can be issued by the board of directors without shareholder approval, but this authorization is limited to 50% of the existing registered share capital and must be renewed by the shareholders every two years. Additionally, subject to specified exceptions, including the exceptions described in SwissCo's articles of association, Swiss law grants preemptive rights to existing shareholders to subscribe for new issuances of shares and other securities. Swiss law also does not provide as much flexibility in the various terms that can attach to different classes of shares. For example, while the board of directors of Foster Wheeler can authorize the issuance of preferred stock without shareholder approval, SwissCo will not be able to issue preferred stock without the approval of 66 2/3% of the votes cast and a majority of the par value of the registered shares represented at a general meeting of SwissCo shareholders. Swiss law also reserves for approval by shareholders many corporate actions over which Foster Wheeler's board of directors currently has authority. For example, dividends must be approved by shareholders. While we do not believe that the differences between Bermuda law and Swiss law relating to our capital management will have an adverse effect on us, we cannot assure you that situations will not arise where such flexibility would have provided substantial benefits to our shareholders.

The Redomestication will result in additional costs to us, some of which will be incurred whether or not the Redomestication is completed.

        The completion of the Redomestication will result in an increase in some of our ongoing expenses and require us to incur some new expenses. We also expect to incur new expenses, including, among other things, the addition of professional fees to comply with Swiss corporate and tax laws and increased rent and salary expense relating to our office in Switzerland. In addition, we will incur certain transaction costs in connection with the Redomestication whether or not the Redomestication is completed. The Redomestication may also result in indirect costs by diverting attention of management and employees from our business.

SwissCo may not be able to make distributions or repurchase shares without subjecting you to Swiss withholding tax.

        If SwissCo is not successful in its efforts to make distributions, if any, through a reduction of par value or, after January 1, 2011, pay dividends, if any, out of qualifying additional paid-in capital, then any dividends paid by SwissCo will generally be subject to a Swiss federal withholding tax at a rate of 35%. The withholding tax must be withheld from the gross distribution and paid to the Swiss Federal Tax Administration. Dividends, if any, paid on Foster Wheeler's shares are not currently subject to withholding tax in Bermuda. A U.S. holder that qualifies for benefits under the Convention between the United States of America and the Swiss Confederation for the Avoidance of Double Taxation with Respect to Taxes on Income, which we refer to as the "U.S.-Swiss Treaty," may apply for a refund of the tax withheld in excess of the 15% treaty rate (or in excess of the 5% reduced treaty rate for qualifying corporate shareholders with at least 10% participation in the voting stock of SwissCo, or for a full refund in case of qualified pension funds). Payment of a capital distribution in the form of a par value reduction is not subject to Swiss withholding tax. However, there can be no assurance that SwissCo's shareholders will approve a reduction in par value, that SwissCo will be able to meet the other legal requirements for a reduction in par value, or that Swiss withholding rules will not be changed in the future. In addition, over the long term, the amount of par value available for SwissCo to use for par value reductions will be limited. If SwissCo is unable to make a distribution through a reduction in par value or, after January 1, 2011, pay a dividend out of qualifying additional paid-in capital, SwissCo may not be able to make distributions without subjecting you to Swiss withholding taxes.

        Under present Swiss tax law, repurchases of shares for the purposes of capital reduction are treated as a partial liquidation subject to 35% Swiss withholding tax on the difference between the par value and the repurchase price. SwissCo may follow a share repurchase process for future share repurchases, if any, similar to a "second trading line" on the SWX in which Swiss institutional investors sell shares to us and are generally able to receive a refund of the Swiss withholding tax. However, if SwissCo is unable to use this process successfully, SwissCo may not be able to repurchase shares for the purposes of capital reduction without subjecting you to Swiss withholding taxes. Please see "Material Tax Considerations—Swiss Tax Considerations—Consequences to Shareholders of SwissCo Subsequent to the Redomestication—Repurchases of Shares for Cancellation."

The Redomestication may not allow us to maintain a competitive worldwide effective corporate tax rate.

        We believe that the Redomestication should improve our ability to maintain a competitive worldwide effective corporate tax rate. We cannot give any assurance as to what our effective tax rate will be after the Redomestication because of, among other things, uncertainty regarding the tax policies of the jurisdictions where we operate. Our actual effective tax rate may vary from the foregoing expectation and that variance may be material. Additionally, the tax laws of Switzerland and other jurisdictions could change in the future, and such changes could cause a material change in our effective tax rate.

We are required to declare dividends in Swiss francs and any currency fluctuations between the U.S. dollar and Swiss francs will affect the dollar value of the dividends we pay.

        Under Swiss corporate law, we are required to declare dividends, including distributions through a reduction in par value, in Swiss francs. Dividend payments will be made by our transfer agent in U.S. dollars converted at the applicable exchange rate shortly before the payment date. As a result, shareholders will be exposed to fluctuations in the exchange rate between the date used for purposes of calculating the CHF amount of any proposed dividend or par value reduction and the relevant payment date, which will not be shorter than two months and could be as long as a year.

 CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement and the documents incorporated by reference in this proxy statement contain both historical and forward-looking statements that are based on our assumptions, expectations and projections about Foster Wheeler and the various industries in which we operate. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements include information concerning possible or assumed future results of operations of Foster Wheeler, including statements about the following subjects:

  •
  benefits, effects or results of the Redomestication;

  •
  operations and results after the Redomestication;

  •
  business strategies;

  •
  revenues (including as expressed in our backlog);

  •
  expected financial position;

  •
  expected results of operations;

  •
  liquidity;

  •
  future cash flows;

  •
  dividends, share repurchases and other distributions;

  •
  plans and objectives of management;

  •
  timing of the Redomestication;

  •
  tax treatment of the Redomestication;

  •
  accounting treatment of the Redomestication;

  •
  expenses related to the Redomestication;

  •
  performance of contracts;

  •
  the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries;

  •
  compliance with applicable laws;

  •
  adequacy of insurance; and

  •
  any other statements regarding future growth, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

        Forward-looking statements in this proxy statement are identifiable by use of the words such as "anticipate," "believe," "budget," "could," "estimate," "expect," "forecast," "intend," "may," "might," "plan," "predict," "project," "schedule," and "should" and other similar expressions.

        The following factors could cause business conditions and our results to differ materially from those expressed in the forward-looking statements included or incorporated by reference in this proxy statement:

  •
  an inability to realize expected benefits from the Redomestication or the occurrence of difficulties in connection with the Redomestication;

  •
  any unanticipated costs in connection with the Redomestication;

  •
  changes in the rate of economic growth in the United States and other major international economies;

  •
  changes in investment by the oil and gas, oil refining, chemical/petrochemical and power industries;

  •
  changes in the financial condition of our customers;

  •
  changes in regulatory environments;

  •
  changes in project design or schedules;

  •
  contract cancellations;

  •
  changes in our estimates of costs to complete projects;

  •
  changes in trade, monetary and fiscal policies worldwide;

  •
  compliance with laws and regulations relating to our global operations;

  •
  currency fluctuations;

  •
  war and/or terrorist attacks on facilities either owned by us or where equipment or services are or may be provided by us;

  •
  interruptions to shipping lanes or other methods of transit;

  •
  outcomes of pending and future litigation, including litigation regarding our liability for damages and insurance coverage for asbestos exposure;

  •
  protection and validity of our patents and other intellectual property rights;

  •
  increasing competition by foreign and domestic companies;

  •
  compliance with our debt covenants;

  •
  the adequacy of sources of liquidity;

  •
  recoverability of claims against our customers and others by us and claims by third parties against us; and

  •
  changes in estimates used in our critical accounting policies.

        Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of those factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by us. The above factors are in addition to those factors discussed:

  •
  under "Risk Factors" and the "The Redomestication—Background and Reasons for the Redomestication" and elsewhere in this proxy statement; and

  •
  in the documents that we incorporate by reference into this proxy statement, including in Item 1A. "Risk Factors" of our Annual Report on Form 10-K for the year ended December 28, 2007, as such risk factors are updated from time to time by our subsequent reports and other filings under the Exchange Act.

        All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the SEC.

 THE REDOMESTICATION

        The Scheme of Arrangement will effectively change our place of incorporation from Bermuda to the Canton of Zug, Switzerland.

        The Scheme of Arrangement involves several steps. Foster Wheeler, the Bermuda company whose common shares you currently own, formed SwissCo, as a direct, wholly-owned subsidiary. On December , 2008, we petitioned the Supreme Court to order the calling of a meeting of Foster Wheeler common shareholders to approve the Scheme of Arrangement. On December             , 2008, the Supreme Court ordered us to seek your approval of the Scheme of Arrangement. We will hold the special court-ordered meeting to approve the Scheme of Arrangement on January 27, 2009. If we obtain the necessary shareholder approval, the Supreme Court will hold the Sanction Hearing scheduled to be held on or about January 30, 2009 to approve the Scheme of Arrangement. Assuming we receive the necessary approvals from the shareholders and the Supreme Court and the conditions to consummation of the Scheme of Arrangement are satisfied, we will file the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies, at which time the Scheme of Arrangement will be effective.

        Once the Scheme of Arrangement is effective, on the following business day, the following steps will occur:

  (1)
  all fractional common shares of Foster Wheeler will be cancelled and Foster Wheeler will pay to each holder of fractional shares that have been cancelled an amount based on the average of the high and low trading prices of Foster Wheeler common shares on the NASDAQ Global Select Market on the business day immediately preceding the effectiveness of the Scheme of Arrangement;

  (2)
  all previously outstanding whole common shares of Foster Wheeler will be cancelled;

  (3)
  pursuant to the Contribution-in-Kind Agreement, Foster Wheeler, acting on behalf of its Shareholders, will issue 1,000 common shares (which will constitute all of Foster Wheeler's common shares at such time) to SwissCo;

  (4)
  SwissCo will increase its share capital and file amended articles of association reflecting the share capital increase with the Swiss Commercial Register; and

  (5)
  SwissCo will issue registered shares to the holders of cancelled whole Foster Wheeler common shares that have been cancelled.

As a result of the Scheme of Arrangement, the common shareholders of Foster Wheeler will become common shareholders of SwissCo and Foster Wheeler will become a wholly-owned subsidiary of SwissCo.

        In connection with consummation of the Scheme of Arrangement and in accordance with the Transaction Agreement:

  •
  pursuant to the terms of the Certificate of Designation governing Foster Wheeler's Preferred Shares, concurrently with the issuance of registered shares to the holders of whole Foster Wheeler common shares, SwissCo will issue to the holders of the Preferred Shares the number of registered shares of SwissCo that such holders would have been entitled to receive had they converted their Preferred Shares into common shares of Foster Wheeler immediately prior to the effectiveness of the Scheme of Arrangement (with Foster Wheeler paying cash in lieu of any fractional common shares otherwise issuable);

  •
  pursuant to the terms of the Warrant Agreement governing the Warrants, SwissCo will execute a supplemental warrant agreement pursuant to which it will assume Foster Wheeler's obligations under the Warrant Agreement and will agree to issue registered shares of SwissCo upon exercise of such Warrants in accordance with their terms; and

  •
  SwissCo will assume Foster Wheeler's existing obligations in connection with awards granted under Foster Wheeler's incentive plans and other similar employee awards.

We refer to the foregoing transactions together with the steps of the Scheme of Arrangement as the "Redomestication."

        As of November 17, 2008, there were 133,756,147.4656 common shares of Foster Wheeler outstanding, 1,087.4046 Preferred Shares outstanding, which were convertible into 141,362.598 common shares of Foster Wheeler, and 180,974 Class A Warrants outstanding to purchase up to 609,557 common shares of Foster Wheeler. In addition, there were 4,121,209 common shares of Foster Wheeler reserved for issuance pursuant to outstanding equity awards and an additional 5,578,343 common shares available for issuance but unissued under Foster Wheeler's incentive plans.

        For a description of the shares of SwissCo, see "Description of SwissCo Shares."

Background and Reasons for the Redomestication

        Our business is primarily conducted outside of the United States. Our revenues from non-U.S. operations were 79% in 2007, 73% in 2006 and 79% in 2005.

	For the Year Ended
Geographic Concentration of Third-Party Revenues:	December 28, 2007	December 29, 2006	December 30, 2005
	(in thousands)
United States	$1,091,584	$931,701	$451,532
Europe	3,412,606	2,286,205	1,557,965
Canada	21,220	11,588	13,508
Asia	568,164	253,457	164,705
South America	13,669	12,097	12,262
Other, net of eliminations	—	—	(17)

Total	$5,107,243	$3,495,048	$2,199,955

        Our assets are primarily located outside of the United States. Our non-U.S. long-lived assets were 67% in 2007 and 61% in 2006. The location of our long-lived assets at December 28, 2007 and December 29, 2006 was:

Long-Lived Assets:	December 28, 2007	December 29, 2006
	(in thousands)
United States	$213,901	$225,373
Europe	306,631	235,781
Canada	25	433
Asia	30,945	28,141
South America	66,673	60,242
Other, net of eliminations	32,191	33,281

Total	$650,366	$583,251

        We also maintain offices outside the U.S. in Canada, Chile, China, Finland, France, Germany, India, Italy, Malaysia, Nigeria, the Philippines, Poland, Saudi Arabia, Singapore, South Africa, Spain, Sweden, Thailand, Turkey, the United Kingdom and Venezuela.

        We believe that it is in the best interests of Foster Wheeler and its shareholders to change our place of incorporation from Bermuda to Switzerland. We have chosen to redomesticate to Switzerland for many reasons, including but not limited to the following:

  •
  Europe has become our most profitable operations center and is home to our subsidiaries serving our primary European and Middle East markets. We have 26 operating companies in Europe with approximately 6,900 employees in 23 countries. European employees also account for approximately 50% of the company's total employees worldwide with a significant presence in Finland, France, Italy, Poland, Spain and the United Kingdom. Additionally, 67% of our 2007 worldwide revenues emanated from our European subsidiaries. Redomestication to Europe would also position us closer to our expanding Asian market where approximately 33% of our work force is located.

  •
  Switzerland is also a leading financial center and has an impeccable reputation for economic and political stability. The country is home to several of Europe's major multinational organizations spanning several industries, including power, banking, insurance, consumer products, and pharmaceuticals. We expect that redomestication to Switzerland will promote our stature and visibility by becoming a resident member of this robust economy.

  •
  Redomestication to Switzerland will place us in close proximity to the established tax environment of the European Union. Switzerland also has numerous tax treaties with many taxing jurisdictions as well as commercial embassies in numerous countries throughout the world. Switzerland has a well-developed and stable tax regime whereas Bermuda generally has no system of direct corporate taxation. We therefore expect that the Redomestication will improve our global tax position by lowering our risk to possible changes in tax legislation or tax treaties and disputes with tax authorities. As such, the Redomestication is expected to improve our ability to maintain a competitive worldwide effective corporate tax rate.

  •
  We believe we will benefit from relocating to a jurisdiction that offers a more sophisticated financial and commercial infrastructure in closer proximity to our major international markets. In particular, redomestication to a European location offers advantages, including better alignment of our legal structure with our primary operating centers and business markets, a more favorable structure from which to acquire or partner with European businesses and potential future operating company integration.

  •
  It is important to the effective execution of our global strategy to be regarded as a multinational company. Switzerland is considered one of the most multinational countries in the world, being the location of the headquarters or key offices of the United Nations and many international nongovernmental organizations.

  •
  Finally, Switzerland has a stable and well-developed infrastructure base and is a major transportation hub, providing a base for possible expansion of corporate functions in an optimal centralized European location.

        In addition to the potential benefits described above, the Redomestication will expose Foster Wheeler and its shareholders to some risks. Please see the discussion under "Risk Factors." Our board of directors has considered both the potential advantages of the Redomestication and these risks and has unanimously approved the Scheme of Arrangement and recommended that the shareholders vote for the Scheme of Arrangement. We cannot assure you, however, that the anticipated benefits of the Redomestication will be realized.

The Scheme of Arrangement

        The Scheme of Arrangement involves several steps. Foster Wheeler, the Bermuda company whose common shares you currently own, formed SwissCo, as a direct, wholly-owned subsidiary. On December , 2008, we petitioned the Supreme Court to order the calling of a meeting of Foster Wheeler common

shareholders to approve the Scheme of Arrangement. On December             , 2008, the Supreme Court ordered us to seek your approval of the Scheme of Arrangement. We will hold the special court-ordered meeting to approve the Scheme of Arrangement on January 27, 2009. If we obtain the necessary shareholder approval, the Supreme Court will hold the Sanction Hearing scheduled to be held on or about January 30, 2009 to approve the Scheme of Arrangement. Assuming we receive the necessary approvals from the shareholders and the Supreme Court and the conditions to consummation of the Scheme of Arrangement are satisfied, we will file the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies, at which time the Scheme of Arrangement will be effective.

        Once the Scheme of Arrangement is effective, on the following business day, the following steps will occur:

  (1)
  all fractional common shares of Foster Wheeler will be cancelled and Foster Wheeler will pay to each holder of fractional shares that have been cancelled an amount based on the average of the high and low trading prices of Foster Wheeler common shares on the NASDAQ Global Select Market on the business day immediately preceding the effectiveness of the Scheme of Arrangement;

  (2)
  all previously outstanding whole common shares of Foster Wheeler will be cancelled;

  (3)
  pursuant to the Contribution-in-Kind Agreement, Foster Wheeler, acting on behalf of its Shareholders, will issue 1,000 common shares (which will constitute all of Foster Wheeler's common shares at such time) to SwissCo;

  (4)
  SwissCo will increase its share capital and file amended articles of association reflecting the share capital increase with the Swiss Commercial Register; and

  (5)
  SwissCo will issue registered shares to the holders of whole Foster Wheeler common shares that have been cancelled.

        As a result of the Scheme of Arrangement, the common shareholders of Foster Wheeler will become common shareholders of SwissCo and Foster Wheeler will become a wholly-owned subsidiary of SwissCo.

        In connection with consummation of the Scheme of Arrangement and in accordance with the Transaction Agreement:

  •
  pursuant to the terms of the Certificate of Designation governing the Preferred Shares, concurrently with the issuance of registered shares to the holders of whole Foster Wheeler common shares, SwissCo will issue to the holders of the Preferred Shares the number of registered shares of SwissCo that such holders would have been entitled to receive had they converted their Preferred Shares into common shares of Foster Wheeler immediately prior to the effectiveness of the Scheme of Arrangement (with Foster Wheeler paying cash in lieu of any fractional registered shares otherwise issuable);

  •
  pursuant to the terms of the Warrant Agreement governing the Warrants, SwissCo will execute a supplemental warrant agreement pursuant to which it will assume Foster Wheeler's obligations under the Warrant Agreement and will agree to issue registered shares of SwissCo upon exercise of such Warrants in accordance with their terms; and

  •
  SwissCo will assume Foster Wheeler's existing obligations in connection with awards granted under Foster Wheeler's incentive plans and other similar employee awards.

Amendment or Termination of the Scheme of Arrangement

        The Scheme of Arrangement may be amended, modified or supplemented by Foster Wheeler and the Supreme Court. However, after adoption, no amendment, modification or supplement may be made or effected that requires further approval by Foster Wheeler shareholders without obtaining that approval.

        Under Bermuda law, the board of directors of Foster Wheeler may terminate and abandon the Scheme of Arrangement at any time prior to the Sanction Hearing. However, Foster Wheeler has determined that, subject to satisfaction of the conditions to the Scheme of Arrangement, it will not terminate and abandon the Scheme of Arrangement following the approval of the Scheme of Arrangement by the common shareholders. The board of directors may also terminate or abandon the Scheme of Arrangement if the conditions to the Scheme of Arrangement are not satisfied or waived, and if such conditions are not satisfied or waived on or before June 30, 2009 or such later date as agreed by Foster Wheeler and sanctioned by the Supreme Court, the Scheme of Arrangement will lapse by its terms. The Scheme of Arrangement will also terminate if registered shares of SwissCo are not issued to the holders of the previously outstanding whole common shares of Foster Wheeler whose shares have been cancelled.

Conditions to Consummation of the Scheme of Arrangement

        The Scheme of Arrangement will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

  •
  the SwissCo shares to be issued in connection with the Scheme of Arrangement are authorized for listing on the NASDAQ Global Select Market, subject to official notice of issuance;

  •
  neither Foster Wheeler nor SwissCo is subject to any governmental decree, order or injunction that prohibits the consummation of the Scheme of Arrangement; and

  •
  Foster Wheeler receives approval from the U.S. Nuclear Regulatory Commission (the "NRC") for the change in effective control of Foster Wheeler resulting from the Scheme of Arrangement in connection with an NRC license held by a subsidiary of Foster Wheeler (the "NRC Waiver");

        In addition, Foster Wheeler must obtain, prior to the consummation of the Scheme of Arrangement, (i) a waiver under its credit facilities; (ii) an opinion from King & Spalding LLP, in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Scheme of Arrangement, the matters of U.S. federal income tax law discussed under "Material Tax Considerations—U.S. Federal Income Tax Considerations"; and (iii) an opinion from PricewaterhouseCoopers AG, in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Scheme of Arrangement, the matters of Swiss tax law discussed under "Material Tax Considerations—Swiss Tax Considerations." See "—Credit Facilities" for additional information about the credit facility waiver.

Court Approval of the Scheme of Arrangement

        Pursuant to Section 99 of the Bermuda Companies Act 1991 (the "Companies Act"), the Scheme of Arrangement requires court approval in Bermuda. This requires Foster Wheeler to file a petition (the "Petition") for the Scheme of Arrangement with the Supreme Court of Bermuda. Prior to the mailing of this proxy statement, Foster Wheeler obtained directions from the Supreme Court providing for the convening of a Foster Wheeler shareholders meeting and other procedural matters regarding the meeting and the Supreme Court proceeding, including a date upon which the Supreme Court will hear the Petition. A copy of the Supreme Court's directions is attached as Annex B. Subject to shareholders of Foster Wheeler approving the Scheme of Arrangement with the vote required by the Companies Act, a Sanction Hearing will be required to hear the Petition and approve or sanction the Scheme of Arrangement. At the Sanction Hearing, the Supreme Court may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement but may not impose any material changes without the joint consent of Foster Wheeler and SwissCo. In determining whether to exercise its discretion and approve the Scheme of Arrangement, the Supreme Court will determine, among other things, whether the Scheme of Arrangement is fair to Foster Wheeler's common shareholders. If you are a common shareholder who wishes to appear or be represented and present evidence or arguments at the Sanction Hearing, you may do so. In addition, the Supreme Court has wide discretion to hear from interested parties. See "The Special Court-Ordered Meeting" for more information. In accordance with its terms, the Scheme of Arrangement will become effective as soon as a copy of the Order of the Supreme Court sanctioning the Scheme of Arrangement has been delivered to the Registrar of Companies in Bermuda as required by Section 99 of the Companies Act. See "—Conditions to Consummation of the Scheme of Arrangement" for more information on these conditions.

        The Scheme of Arrangement is attached as Annex A to this proxy statement. At the special court-ordered meeting, Foster Wheeler common shareholders will be asked to approve the Scheme of Arrangement. If the shareholders approve the Scheme of Arrangement, then Foster Wheeler will apply for sanction of the Scheme of Arrangement at the Sanction Hearing. We encourage you to read the Scheme of Arrangement in its entirety for a complete description of its terms and conditions.

        Once the Scheme of Arrangement is effective, the Supreme Court will have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or is connected with the terms of the Scheme of Arrangement or its implementation or out of any action taken or omitted to be taken under the Scheme of Arrangement or in connection with the administration of the Scheme of Arrangement. A shareholder who wishes to enforce any rights under the Scheme of Arrangement after such time must notify Foster Wheeler in writing of its intention at least five business days prior to commencing a new proceeding. After the effective time of the Scheme of Arrangement, no shareholder may commence a proceeding against SwissCo or Foster Wheeler in respect of or arising from the Scheme of Arrangement except to enforce its rights under the scheme where a party has failed to perform its obligations under the scheme.

        When under any provision of the Scheme of Arrangement after the effective time of the Scheme of Arrangement a matter is to be determined by Foster Wheeler, then Foster Wheeler will have discretion to interpret those matters under the Scheme of Arrangement in a manner that it considers fair and reasonable, and its decisions will be binding on all concerned.

        Foster Wheeler may, subject to U.S. securities law constraints, consent to any modification of the Scheme of Arrangement on behalf of the shareholders which the Supreme Court may think fit to approve or impose.

Federal Securities Law Consequences; Resale Restrictions

        The issuance of SwissCo shares to Foster Wheeler's common shareholders in connection with the Scheme of Arrangement will not be registered under the Securities Act. Section 3(a)(10) of the Securities Act exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have a right to appear and to whom adequate notice of the hearing has been given. In determining whether it is appropriate to sanction the Scheme of Arrangement, the Supreme Court will consider at the Sanction Hearing whether the terms and conditions of the Scheme of Arrangement are fair to Foster Wheeler's common shareholders. The Supreme Court has fixed the date for the Sanction Hearing on January 30, 2009, at the courthouse in Hamilton, Bermuda. The Supreme Court will not opine on the fairness of the terms and conditions of the issuance of SwissCo registered shares upon conversion of the Preferred Shares in accordance with their terms.

        The issuance of SwissCo registered shares to holders of the Preferred Shares does not require registration under the Securities Act because such issuance will not involve an "offer", "offer to sell", "offer for sale" or "sale" within the meaning of Section 2(3) of the Securities Act.

        The SwissCo shares issued to Foster Wheeler shareholders in connection with the Redomestication will be freely transferable, except for restrictions applicable to certain "affiliates" of Foster Wheeler under the Securities Act, as follows:

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  Persons who were not affiliates of Foster Wheeler on the date on which the Redomestication is consummated and have not been affiliates within 90 days prior to such date will be permitted to sell any SwissCo registered shares received in the Scheme of Arrangement without regard to Rule 144 under the Securities Act.

  •
  Persons who were affiliates of Foster Wheeler on the date on which the Redomestication is consummated or were affiliates within 90 days prior to such date will be permitted to resell any SwissCo shares they receive pursuant to the Scheme of Arrangement in the manner permitted by Rule 144. In computing the holding period of the SwissCo shares for the purposes of Rule 144(d), such persons will be permitted to "tack" the holding period of their Foster Wheeler shares held prior to the effective time of the Scheme of Arrangement.

        Persons who may be deemed to be affiliates of Foster Wheeler and SwissCo for these purposes generally include individuals or entities that control, are controlled by, or are under common control with, Foster Wheeler and SwissCo, and would not include shareholders who are not executive officers, directors or significant shareholders of Foster Wheeler and SwissCo.

        Foster Wheeler has not filed a registration statement with the SEC covering any resales of the SwissCo shares to be received by Foster Wheeler's shareholders in connection with the Scheme of Arrangement.

Effective Date and Transaction Time

        If the Scheme of Arrangement is approved by the requisite shareholder vote and the conditions to the consummation of the Scheme of Arrangement are satisfied, we anticipate that the Scheme of Arrangement will become effective as soon as practicable following approval of the Supreme Court at the Sanction Hearing scheduled for January 30, 2009, upon our filing of the court order sanctioning the Scheme of Arrangement with the Bermuda Registrar of Companies. We expect the issuance of SwissCo shares to occur prior to the opening of trading on the trading day immediately following effectiveness of the Scheme of Arrangement. We currently expect to complete the Scheme of Arrangement on February 2, 2009.

        In the event the conditions to the Scheme of Arrangement are not satisfied, the Scheme of Arrangement may be abandoned or delayed, even after approval by our shareholders and the Supreme Court at the Sanction Hearing. If conditions to the Scheme of Arrangement are not satisfied or waived on or before June 30, 2009, or such later date as agreed by Foster Wheeler and sanctioned by the Supreme Court, the Scheme of Arrangement will lapse by its terms. In addition, under Bermuda law, the Scheme of Arrangement may be abandoned or delayed for any reason by our board of directors at any time prior to the Sanction Hearing. However, Foster Wheeler has determined that, subject to satisfaction of the conditions to the Scheme of Arrangement, it will not terminate and abandon the Scheme of Arrangement following the approval of the Scheme of Arrangement by the common shareholders.

Management of SwissCo

        When the Redomestication is completed, the executive officers and directors of Foster Wheeler immediately prior to the completion of the Redomestication are expected to be the executive officers and directors of SwissCo. Following the Redomestication, the executive officers of SwissCo not residing in Switzerland will periodically hold meetings in Switzerland in order to operate SwissCo. SwissCo's articles of association provide for the same classified board of directors as Foster Wheeler currently has, and Foster Wheeler's directors will carry their terms of office over to the SwissCo board of directors.

 Required Vote; Board Recommendation

        The special court-ordered meeting will be conducted in accordance with the directions of the Supreme Court. The presence at the meeting, in person or by proxy, of shareholders holding at least 33 1/3% of our total issued and outstanding common shares will constitute a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals. Assuming the presence of a quorum at the meeting, the Scheme of Arrangement requires the affirmative vote of a majority in number of the holders of the Foster Wheeler common shares present and voting on the proposal at the meeting, whether in person or by proxy, representing 75% or more in value of the common shares present and voting on the proposal at the meeting, whether in person or by proxy. The adjournment proposal requires the affirmative vote of holders of at least a majority of the Foster Wheeler shares present in person or by proxy at the meeting and entitled to vote on the matter. See "The Special Court-Ordered Meeting—Record Date; Voting Rights; Vote Required for Approval." Our board of directors has unanimously approved the Scheme of Arrangement and recommends that shareholders vote "FOR" approval of both of the proposals.

Regulatory Matters

        We are not aware of any other governmental approvals or actions that are required to complete the Redomestication other than (i) compliance with U.S. federal and state securities laws and Bermuda and Swiss corporate law and (ii) the NRC Waiver.

No Appraisal Rights

        Under Bermuda law, none of the shareholders of Foster Wheeler has any right to an appraisal of the value of their shares or payment for them in connection with the Scheme of Arrangement.

No Action Required to Cancel Foster Wheeler Shares and Receive SwissCo Shares

        Assuming the Scheme of Arrangement becomes effective, your Foster Wheeler common shares will be cancelled and SwissCo shares will be issued without any action on your part. All of SwissCo's shares will be issued in uncertificated book-entry form. Consequently, if you currently hold Foster Wheeler shares in certificated form, following the Redomestication, your Foster Wheeler share certificates will cease to have effect as documents or evidence of title. The transfer agent will make an electronic book-entry in your name and will mail you a statement evidencing your ownership of SwissCo shares.

Dividend Policy

        Foster Wheeler has not declared or paid a cash dividend since July 2001, and we do not have any plans to declare or pay any cash dividends. Any future declaration and payment of any cash dividends by SwissCo following the completion of the Redomestication will:

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  depend upon its results of operations, financial condition, cash requirements and other relevant factors;

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  be subject to shareholder approval;

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  be subject to restrictions contained in our credit facilities and other debt covenants; and

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  be subject to other restrictions on dividends imposed by Swiss law.

        However, SwissCo shareholders will have the power to declare dividends without the agreement of the Board of Directors. Consequently, although we do not have any plans to declare or pay any cash dividends, following the Redomestication, dividends may be declared by resolution of the shareholders even if the Board of Directors and management of SwissCo do not believe it is in the best interest of shareholders.

        For a description of restrictions on dividends imposed by Swiss law, see "Description of SwissCo Shares—Dividends," "—Repurchases of Registered Shares" and "Material Tax Considerations—Swiss Tax Considerations—Consequences to Shareholders of SwissCo Subsequent to the Redomestication."

Share Compensation Plans

        If the Redomestication is completed, SwissCo will adopt and assume Foster Wheeler's long-term incentive plans and awards, and other employee benefit plans and arrangements, and those plans, awards, and arrangements will be amended as necessary to give effect to the Scheme of Arrangement, including to provide (1) that shares of SwissCo will be issued, held, made available, or used to measure benefits as appropriate under the plans, awards, and arrangements in lieu of shares of Foster Wheeler, including upon exercise of any options or share appreciation rights, and upon settlement of restricted stock and restricted stock unit awards, issued under those plans, awards, and arrangements; and (2) for the appropriate substitution of SwissCo for Foster Wheeler in those plans, awards, and arrangements. Shareholder approval of the Scheme of Arrangement will also constitute shareholder approval of these amendments and the adoption and assumption of the plans, awards, and arrangements by SwissCo. Similarly, SwissCo shares will be substituted for Foster Wheeler shares under any long-term incentive plans and awards, and other employee benefit plans and arrangements, maintained by subsidiaries of Foster Wheeler that presently provide for the issuance of Foster Wheeler shares, and shareholder approval of the Scheme of Arrangement will also constitute shareholder approval of the substitution of SwissCo shares.

Stock Exchange Listing

        Foster Wheeler's common shares are currently listed on the NASDAQ Global Select Market. There is currently no established public trading market for the shares of SwissCo. We intend to make application so that, immediately following the consummation of the Scheme of Arrangement, the shares of SwissCo will be listed on the NASDAQ Global Select Market under the symbol "FWLT," the same symbol under which the Foster Wheeler common shares are currently listed.

Accounting Treatment of the Scheme of Arrangement

        Under U.S. GAAP, the Scheme of Arrangement represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of SwissCo will be reflected at their carrying amounts in the accounts of Foster Wheeler at the Transaction Time.

Treatment of Preferred Shares

        As a consequence of the Scheme of Arrangement and pursuant to the Certificate of Designation governing the Preferred Shares, the holders of the Preferred Shares will receive registered shares of SwissCo (and cash in lieu of fractional shares of SwissCo) on an as-converted basis of 130 registered shares for each Preferred Share issued and outstanding as of the effectiveness of the Scheme of Arrangement and the Preferred Shares will otherwise cease to be outstanding.

Treatment of Warrants

        If the Scheme of Arrangement is consummated, SwissCo will execute a supplemental warrant agreement pursuant to which it will assume Foster Wheeler's obligations under the Warrant Agreement governing the Warrants and will agree to issue registered shares of SwissCo upon exercise of such Warrants in accordance with their terms.

Credit Facilities

        The credit agreement governing Foster Wheeler's existing credit facilities requires the consent of the lenders under the credit agreement for the Scheme of Arrangement. We are seeking a waiver under the credit facilities in connection with the Scheme of Arrangement. We will not consummate the Scheme of Arrangement unless we receive the appropriate waiver under the credit facilities. If the Scheme of Arrangement is consummated, we will amend the credit agreement to add SwissCo as a guarantor of the obligations under the credit agreement.

Effect of the Redomestication on Potential Future Status as a Foreign Private Issuer

        Upon completion of the Redomestication, we will remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and the corporate governance rules of the NASDAQ, and we will continue to report our financial results in U.S. dollars and under U.S. GAAP.

        We do not currently believe that SwissCo will qualify as a "foreign private issuer" within the meaning of the rules promulgated under the Exchange Act upon completion of the Redomestication. The definition of a "foreign private issuer" has two parts—one based on a company's percentage of U.S. resident shareholders and the other on its business contacts with the U.S. An organization incorporated under the laws of a foreign country qualifies as a foreign private issuer if either part of the definition is satisfied. We do not expect to qualify as a foreign private issuer under the shareholder test because we currently expect that more than 50% of SwissCo's outstanding voting securities will continue to be held by U.S. residents after the completion of the Redomestication. However, under the business contacts test, if it were the case after the Redomestication that (1) more than 50% of SwissCo's assets were located outside the United States, (2) SwissCo's business was not administered principally in the U.S. and (3) a majority of SwissCo's executive officers and directors were neither U.S. citizens nor U.S. residents, then SwissCo would qualify as a foreign private issuer. We do not expect that SwissCo will meet the requirements of clause (2) after the Redomestication as we believe SwissCo's business will continue to be administered principally in the United States. Additionally, we do not expect that SwissCo will meet the requirements of clause (3) of this test upon the completion of the Redomestication, as we believe a majority of SwissCo's executive officers and directors will continue to be U.S. citizens or U.S. residents. However, SwissCo may satisfy these elements of the test some time in the future and, as a result, qualify for status as a foreign private issuer at such later date. If and when that occurs, SwissCo would be exempt from certain requirements applicable to U.S. public companies, including:

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  the rules requiring the filing of Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the SEC;

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  the SEC's rules regulating proxy solicitations;

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  the provisions of Regulation FD;

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  the filing of reports of beneficial ownership under Section 16 of the Exchange Act (although beneficial ownership reports may be required under Section 13 of the Exchange Act); and

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  "short-swing" trading liability imposed on insiders who purchase and sell securities within a six-month period.

        In addition, SwissCo would then be allowed to:

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  file annual reports up to six months after the end of a fiscal year;

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  include more limited compensation disclosure in its filings with the SEC;

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  apply accounting principles other than U.S. GAAP to its financial statements, although reconciliation to U.S. GAAP would be required if International Financial Reporting Standards as adopted by the International Accounting Standards Board are not used; and

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  choose which reporting currency to use in presenting its financial statements.

MATERIAL TAX CONSIDERATIONS

        The information presented under the caption "U.S. Federal Income Tax Considerations" below is a discussion of the material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (as defined below) of the Redomestication and owning and disposing of SwissCo shares received pursuant to the Redomestication. The information presented under the caption "Swiss Tax Considerations" is a discussion of the material Swiss tax consequences (1) to shareholders resident for tax purposes in a country other than Switzerland of the Redomestication and of ownership and disposition of the SwissCo shares and (2) to SwissCo of the Redomestication and subsequent operations. The information presented under the caption "Bermuda Tax Considerations" is a discussion of the material Bermuda tax consequences of the Redomestication.

        You should consult your own tax advisor regarding the applicable tax consequences to you of the Redomestication and of ownership and disposition of the SwissCo shares under the laws of the United States (federal, state and local), Switzerland, Bermuda and any other applicable foreign jurisdiction.

U.S. Federal Income Tax Considerations

Scope of Discussion

        This discussion does not generally address any aspects of U.S. taxation other than U.S. federal income taxation, is not a complete analysis or description of all of the possible tax consequences of the Redomestication or of holding and disposing of SwissCo shares and does not address all tax considerations that may be relevant to you. Special rules that are not discussed in the general descriptions below may also apply to you. In particular, this discussion deals only with holders that hold their Foster Wheeler shares and will hold their SwissCo shares as capital assets and does not address the tax treatment of special classes of holders, such as:

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  a holder of Foster Wheeler shares who, at any time within the five-year period ending on the date of the Redomestication, has actually or constructively owned 10% or more of the total combined voting power of all classes of stock entitled to vote of Foster Wheeler or who, immediately before the Redomestication, actually or constructively owns at least 5% (by vote or value) of the outstanding stock of Foster Wheeler,

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  a holder of SwissCo shares who, immediately after the Redomestication, actually or constructively owns at least 5% of either the total voting power or the total value of the stock of SwissCo or who, at any time after the Redomestication, actually or constructively owns 10% or more of the total combined voting power of all classes of stock entitled to vote of SwissCo,

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  a bank or other financial institution,

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  a tax-exempt entity,

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  an insurance company,

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  a person holding shares as part of a "straddle," "hedge," "integrated transaction," or "conversion transaction,"

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  a person holding shares through a partnership or other pass-through entity,

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  a U.S. expatriate,

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  a person who is liable for alternative minimum tax,

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  a broker-dealer or trader in securities or currencies,

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  a U.S. holder whose "functional currency" is not the U.S. dollar,

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  a regulated investment company,

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  a real estate investment trust,

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  a trader in securities who has elected the mark-to-market method of accounting for its securities, or

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  a holder who received the Foster Wheeler shares through the exercise of employee stock options or otherwise as compensation or through a tax qualified retirement plan.

        This discussion is based on the laws of the United States, including the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the "U.S. Code," its legislative history, existing and proposed Treasury regulations promulgated thereunder, judicial decisions, published rulings, administrative pronouncements and income tax treaties to which the United States is a party, each as in effect on the date of this proxy statement. These laws may change, possibly with retroactive effect. There can be no assurance that the United States Internal Revenue Service, which we refer to as the "IRS," will not disagree with or will not successfully challenge any of the conclusions reached and described in this discussion.

        For purposes of this discussion, a "U.S. holder" is any beneficial owner of Foster Wheeler shares, or, after the completion of the Redomestication, SwissCo shares, that for U.S. federal income tax purposes is:

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  an individual citizen or resident alien of the United States,

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  a corporation (or other entity taxable as a corporation) organized under the laws of the United States or any state thereof including the District of Columbia,

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

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  a trust if (1) it validly elects to be treated as a United States person for U.S. federal income tax purposes or (2)(a) its administration is subject to the primary supervision of a court within the United States and (b) one or more United States persons have the authority to control all of its substantial decisions.

        A "non-U.S. holder" is any beneficial owner of Foster Wheeler shares, or, after the completion of the Redomestication, SwissCo shares, other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes, that is not a U.S. holder. For purposes of this summary, "holder" or "shareholder" means either a U.S. holder or a non-U.S. holder or both, as the context may require.

        If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Foster Wheeler shares or SwissCo shares, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Holders of Foster Wheeler shares or SwissCo shares that are partnerships and partners in these partnerships are urged to consult their tax advisers regarding the U.S. federal income tax consequences to them of the Redomestication and the ownership and disposition of the SwissCo shares.

        In the discussion that follows, except as otherwise indicated, it is assumed, as Foster Wheeler believes to be the case, that Foster Wheeler has not been and will not be a passive foreign investment company before the Redomestication and that SwissCo will not be a passive foreign investment company after the Redomestication. See "—Passive Foreign Investment Company Considerations." It is also assumed, as Foster Wheeler expects to be the case, that SwissCo will continue to be a foreign corporation in the future.

U.S. Holders

         Consequences of the Redomestication.    The Redomestication, together with the subsequent election by Foster Wheeler to be treated as an entity disregarded from its owner for U.S. federal tax purposes, will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the U.S. Code. The material U.S. federal income tax consequences of the Redomestication to U.S. holders are as follows:

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  U.S. holders will recognize no gain or loss in the Redomestication, except with respect to any cash received in lieu of fractional shares;

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  A U.S. holder who receives cash in lieu of fractional shares of SwissCo common stock will recognize gain or loss equal to the difference between the amount of cash received and the holder's tax basis in Foster Wheeler shares allocable to such fractional shares;

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  A U.S. holder's tax basis in the SwissCo shares received in the Redomestication will equal the U.S. holder's tax basis in its shares of Foster Wheeler common stock cancelled in the Redomestication, decreased by the amount of any tax basis allocable to any fractional shares for which cash is received; and

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  The holding period of the SwissCo shares received by a U.S. holder in the Redomestication will include the period during which the U.S. holder held its shares of Foster Wheeler common stock cancelled in the Redomestication.

        Shareholders who hold their Foster Wheeler shares with differing bases or holding periods are urged to consult their tax advisors with regard to identifying the bases and holding periods of the particular SwissCo shares received in the Scheme of Arrangement.

         Taxation of Distributions on the SwissCo Shares.    We have no intention of paying any cash dividends in the foreseeable future. If we were to pay cash dividends in the future on SwissCo shares, they would be subject to U.S. federal income tax in the manner described below. See "The Redomestication—Dividend Policy."

        The gross amount of a distribution paid with respect to SwissCo shares, including the full amount of any Swiss withholding tax on such amount (please refer to the discussion under "—Consequences to Shareholders of SwissCo Subsequent to the Redomestication—Swiss Withholding Tax—Distributions to Shareholders" below), will be a dividend for U.S. federal income tax purposes to the extent of SwissCo's current or accumulated earnings and profits (as determined for U.S. tax purposes).

        With respect to non-corporate U.S. holders, certain dividends received in taxable years beginning before January 1, 2011 from a "qualified foreign corporation" will be subject to U.S. federal income tax at a maximum rate of 15%. In general, SwissCo will be treated as a qualified foreign corporation if the SwissCo shares are listed on the NASDAQ Global Select Market or certain other exchanges or SwissCo qualifies for benefits under the income tax treaty between the United States and Switzerland. This reduced rate is subject to a U.S. holder's satisfaction of certain significant holding period and other applicable requirements, including that SwissCo cannot be a passive foreign investment company (as described below), and will not be available in all situations. Accordingly, U.S. holders should consult their own tax advisors regarding the application of the relevant rules to their particular circumstances. Dividends received by a corporate U.S. holder generally will not be eligible for the dividends received deduction, which is generally allowed to U.S. corporate shareholders on dividends received from a U.S. corporation.

        To the extent that a distribution exceeds SwissCo's current or accumulated earnings and profits (as determined for U.S. tax purposes), it will be treated as a nontaxable return of capital to the extent of the U.S. holder's basis in its SwissCo shares, and thereafter generally should be treated as a capital gain. We do not maintain calculations of earnings and profits for U.S. tax purposes. Special rules not here described may apply to shareholders who do not have a uniform basis and holding period in all of their SwissCo shares. These shareholders should consult their own tax advisors regarding the application of these special rules.

        Subject to complex limitations, Swiss withholding tax will be treated for U.S. tax purposes as a foreign tax that may be claimed as a foreign tax credit against the U.S. federal income tax liability of a U.S. holder. Subject to the succeeding sentence, any dividends paid to you with respect to SwissCo shares would generally be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation. However, it is also possible for a portion of the dividends paid to you by SwissCo to be treated as U.S. source income instead of foreign source income. A portion of the dividends would be treated as U.S. source income if: (1) 50 percent or more of the total vote or value of SwissCo were owned directly or constructively by U.S. holders; and (2) SwissCo had earnings and profits for the taxable year, and 10 percent or more of such earnings and profits were attributable to sources within the United States. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by SwissCo generally will constitute "passive category income" or, in the case of certain U.S. holders, "general category income." In the case of a non-corporate U.S. holder, special rules apply in determining the foreign tax credit limitation with respect to dividend income that is subject to the maximum 15% tax rate. The rules relating to the determination of the foreign tax credit are complex, and you should consult your own tax advisors to determine whether and to what extent a credit would be available. In lieu of claiming a credit, U.S. holders may claim a deduction of foreign taxes paid in the taxable year. Unlike a tax credit, a deduction generally does not reduce U.S. tax on a dollar-for-dollar basis.

         Dispositions of SwissCo Shares.    A U.S. holder of SwissCo shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of SwissCo shares in an amount equal to the difference between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on such sale, exchange or other disposition and the holder's adjusted tax basis in SwissCo shares. Such capital gain or loss will be long-term capital gain or loss if the holder's holding period for SwissCo shares exceeds one year at the time of the sale, exchange or other disposition. Under current law, long-term capital gain of non-corporate U.S. shareholders is subject to tax at a maximum rate of 15%. However, this reduced rate is scheduled to expire effective for taxable years beginning after December 31, 2010. The deductibility of capital losses is subject to limitations.

         Passive Foreign Investment Company Considerations.    The treatment of U.S. holders could be materially different from that described above if, at any time during the U.S. holder's holding period, Foster Wheeler or SwissCo were a passive foreign investment company. For U.S. tax purposes, a foreign corporation, such as Foster Wheeler or SwissCo, is classified as a passive foreign investment company, which we refer to as a "PFIC," for any taxable year in which either (1) 75% or more of its gross income is passive income (as defined for U.S. tax purposes) or (2) the average percentage of its assets which produce passive income or which are held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets, and to receive directly its proportionate share of the income, of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock.

        We believe that Foster Wheeler has not been a PFIC in any prior taxable year and will not be a PFIC for the taxable year that includes the Redomestication. In addition, we do not expect SwissCo to be or become a PFIC following the Redomestication. This conclusion, however, is a factual determination that is made annually and thus is uncertain and may be subject to change. If SwissCo were treated as a PFIC, gain realized on your sale or other disposition of SwissCo shares would in general not be treated as capital gain. Instead, you would be treated as if you had realized such gain, as well as certain "excess distributions" (if any) received on the shares, ratably over your holding period for the shares, as calculated for purposes of the PFIC rules, and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, and subject to an interest charge in respect of the tax attributable to each such year. In addition, dividends, if any, paid by SwissCo in any taxable year in which it is a PFIC would not be eligible to be taxed at the reduced rates for non-corporate shareholders described above under "—Taxation of Distributions on the SwissCo Shares."

        If SwissCo should determine in the future that it is a PFIC, it will endeavor to so notify U.S. holders of SwissCo shares, although there can be no assurance that it will be able to do so in a timely and complete manner. U.S. holders of SwissCo shares should consult their own tax advisors about the PFIC rules, including the availability of certain elections, which may mitigate certain adverse tax consequences of owning shares of a PFIC.

         Information Reporting and Backup Withholding.    Dividends on SwissCo shares paid within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding (currently at a 28% rate) unless the holder (1) is a corporation or other exempt recipient or (2) provides a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding may also apply to the cash proceeds of a sale of the SwissCo shares and to any cash received in the Redomestication in lieu of fractional shares.

        In addition to being subject to backup withholding, if a U.S. holder of SwissCo shares does not provide us (or our paying agent) with the holder's correct taxpayer identification number or other required information, the holder may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder's U.S. federal income tax liability, provided that the holder timely furnishes certain required information to the IRS.

Non-U.S. Holders

         Consequences of the Redomestication and Subsequent Disposition of the SwissCo Shares.    In general, a non-U.S. holder of Foster Wheeler shares will not be subject to U.S. federal income or withholding tax on any gain with respect to the Redomestication and will not be subject to U.S. federal income or withholding tax on any gain recognized on a subsequent disposition of the SwissCo shares received in the Redomestication, unless: (1) such gain is effectively connected with the conduct by the holder of a trade or business within the United States and, if a tax treaty applies, is attributable to a permanent establishment or fixed place of business maintained by such holder in the United States, (2) in the case of a holder who is an individual, such holder is present in the United States for 183 days or more during the taxable year in which the gain is recognized and certain other conditions are met, or (3) such holder is subject to backup withholding tax (as described below).

         Taxation of Distributions on the SwissCo Shares.    A non-U.S. holder generally will not be subject to U.S. federal income tax on dividends received on its SwissCo shares, unless the dividends are effectively connected with the holder's conduct of a trade or business in the United States and, if a tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by the holder in the United States, or such holder is subject to backup withholding tax (as described below).

        Except to the extent otherwise provided under an applicable tax treaty, a non-U.S. holder generally will be taxed in the same manner as a U.S. holder on dividends paid and gains recognized that are effectively connected with the holder's conduct of a trade or business in the United States. Effectively connected dividends received and gains recognized by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments.

         Information Reporting and Backup Withholding.    In order not to be subject to backup withholding tax on (i) the receipt of cash in lieu of fractional shares in the Redomestication, or (ii) distributions and disposition proceeds with respect to SwissCo shares, a non-U.S. holder may be required to provide a taxpayer identification number, certify the holder's foreign status, or otherwise establish an exemption. Non-U.S. holders of SwissCo shares should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of exemptions, and the procedure for obtaining such an exemption, if available. Any amount withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowable as a credit against the holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Swiss Tax Considerations

Scope of Discussion

        This discussion does not generally address any aspects of Swiss taxation other than federal, cantonal and communal income taxation, federal withholding taxation, and federal issuance stamp tax and transfer stamp tax. This discussion is not a complete analysis or listing of all of the possible tax consequences of the Redomestication or of holding and disposing of SwissCo shares and does not address all tax considerations that may be relevant to you. Special rules that are not discussed in the general descriptions below may also apply to you.

        This discussion is based on the laws of the Confederation of Switzerland, including the Federal Income Tax Act of 1990, the Federal Harmonization of Cantonal and Communal Income Tax Act of 1990, The Federal Withholding Tax Act of 1965, the Federal Stamp Duty Act of 1973, as amended, which we refer to as the "Swiss tax law," existing and proposed regulations promulgated thereunder, published judicial decisions and administrative pronouncements, each as in effect on the date of this proxy statement or with a known future effective date. These laws may change, possibly with retroactive effect.

        For purposes of this discussion, a "Swiss holder" is any beneficial owner of Foster Wheeler shares, or, after the completion of the Scheme of Arrangement, SwissCo shares, that for Swiss federal income tax purposes is:

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  an individual resident of Switzerland or otherwise subject to Swiss taxation under article 3, 4 or 5 of the Federal Income Tax Act of 1990, as amended, or article 3 or 4 of the Federal Harmonization of Cantonal and Communal Income Tax Act of 1990, as amended,

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  a corporation or other entity taxable as a corporation organized under the laws of Switzerland under article 50 or 51 of the Federal Income Tax Act of 1990, as amended, or article 20 or 21 of the Federal Harmonization of Cantonal and Communal Income Tax Act of 1990, as amended, or

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  an estate or trust, the income of which is subject to Swiss income taxation regardless of its source.

        A "non-Swiss holder" of Foster Wheeler shares, or, after the completion of the Scheme of Arrangement, SwissCo shares, is a holder that is not a Swiss holder. For purposes of this summary, "holder" or "shareholder" means either a Swiss holder or a non-Swiss holder or both, as the context may require.

Consequences of the Redomestication

  Shareholder Tax Consequences

        No Swiss tax is due for non-Swiss holders upon the receipt of SwissCo shares pursuant to the Scheme of Arrangement.

        If Swiss holders are beneficial owners of Foster Wheeler shares or SwissCo shares, they are urged to consult their tax advisers regarding the Swiss tax consequences to them of the Redomestication.

  Swiss Corporate Tax Consequences

        Under Swiss tax law as it applies to corporations, the Redomestication is considered to be a tax neutral restructuring for Foster Wheeler and SwissCo. Therefore, no Swiss income taxes will be due with respect to these companies as a result of the Redomestication. As a tax neutral restructuring, the Redomestication is also exempt from the Swiss withholding tax and issuance stamp tax and transfer stamp tax.

Taxation of SwissCo Subsequent to the Redomestication

  Income Tax

        A Swiss resident company is subject to income tax at federal, cantonal and communal levels on its worldwide income. However, a holding company, such as SwissCo, is generally exempt from cantonal and communal income tax (with the exception of income generated in relation to Swiss real estate and/or income for which taxation is a condition to rely on a withholding tax relief provided under the applicable double tax treaty or the applicable bilateral agreement with the respective source country) and therefore is only subject to Swiss federal income tax. At the federal level, qualifying net dividend income and qualifying net capital gains on the sale of qualifying investments in subsidiaries is exempt from federal income tax. Consequently, SwissCo expects dividends from its subsidiaries and capital gains from sales of investments in its subsidiaries to be exempt from federal income tax.

  Issuance Stamp Tax

        Swiss issuance stamp tax is a federal tax levied on the issuance of shares and increases in the equity of Swiss corporations. The applicable tax rate is 1% of the fair market value of the assets contributed to equity. Exemptions are available in tax neutral restructuring transactions, such as the Scheme of Arrangement. As a result, any future issuance of shares by SwissCo may be subject to the issuance stamp tax unless the shares are issued in the context of the Redomestication or other qualifying restructuring transaction.

        The issuance stamp tax is also levied on the issuance of certain debt instruments. In such case, the rate would amount to 0.06% to 0.12% of the nominal value of the debt issued per year of duration of the instrument (the rate depending on the type of debt instrument). No Swiss issuance stamp tax (at the rate described above) would be due on debt instruments issued by non-Swiss subsidiaries of SwissCo, if SwissCo does not guarantee the debt instruments, or if such a guarantee is provided, the proceeds from the issuance by the non-Swiss subsidiary are not used for financing activities in Switzerland. Although SwissCo intends to guarantee debt of its direct or indirect subsidiaries, none of the proceeds has been or is expected to be used for financing activities in Switzerland. Consequently, no issuance stamp tax should be due.

  Swiss Transfer Stamp Tax

        The transfer of taxable Swiss and foreign securities (e.g., shares) in which a Swiss bank or other Swiss securities dealers (as defined in the Swiss Federal Stamp Tax Act) participate as contracting parties or as intermediaries is typically subject to Swiss transfer tax at the rate of 0.15% (for securities issued by a resident of Switzerland) and 0.3% (for securities issued by a resident of a foreign country). However, the transfer of taxable securities, which is based on a merger or a transaction similar to a merger ("quasi-merger") is exempt from transfer stamp tax. Therefore, this exemption is applicable to current Foster Wheeler shareholders who receive SwissCo shares as a result of the Redomestication, should one of the contracting parties be regarded as a Swiss securities dealer according to Swiss stamp tax law. Based on the above, no Swiss transfer stamp tax is due upon the intended transaction.

  Swiss Withholding Tax on Certain Interest Payments

        A federal withholding tax is levied on the interest payments of certain debt instruments. In such case, the rate would amount to 35% of the gross interest payment to the debtholders. No Swiss withholding tax would be due on interest payments on debt instruments issued by non-Swiss subsidiaries of SwissCo, provided that SwissCo does not guarantee the debt instruments, or if such a guarantee is provided, the proceeds from the issuance by the non-Swiss subsidiary are not used for financing activities in Switzerland. Any such withholding tax may be fully or partially refundable to qualified debtholders either based on Swiss domestic tax law or based on existing double taxation treaties. Although SwissCo intends to guarantee certain debt of its direct or indirect subsidiaries, none of the proceeds has been or is expected to be used for financing activities in Switzerland. Consequently, no Swiss withholding tax should be due with respect to such obligations. In the event of the imposition of any such withholding tax, the respective subsidiary would be required under some of its debt obligations to gross up the interest payments to cover the tax.

Consequences to Shareholders of SwissCo Subsequent to the Redomestication

        The tax consequences discussed below are not a complete analysis or listing of all the possible tax consequences that may be relevant to you. You should consult your own tax advisor in respect of the tax consequences related to receipt, ownership, purchase or sale or other disposition of SwissCo shares and the procedures for claiming a refund of withholding tax.

  Swiss Income Tax on Dividends and Similar Distributions

        We have no intention of paying any cash dividends on SwissCo shares in the foreseeable future. See "The Redomestication—Dividend Policy." If we were to pay cash dividends in the future on SwissCo shares, they would be subject to Swiss income tax in the manner described below.

        A non-Swiss holder will not be subject to Swiss income taxes on dividend income and similar distributions in respect of SwissCo shares, unless the shares are attributable to a permanent establishment or a fixed place of business maintained in Switzerland by such non-Swiss holder. However, dividends and similar distributions are subject to Swiss withholding tax. See "—Swiss Withholding Tax—Distributions to Shareholders."

  Swiss Wealth Tax

        A non-Swiss holder will not be subject to Swiss wealth taxes unless the holder's SwissCo shares are attributable to a permanent establishment or a fixed place of business maintained in Switzerland by such non-Swiss holder.

  Swiss Capital Gains Tax upon Disposal of SwissCo Shares

        A non-Swiss holder will not be subject to Swiss income taxes for capital gains unless the holder's shares are attributable to a permanent establishment or a fixed place of business maintained in Switzerland by such non-Swiss holder. In such case, the non-Swiss holder is required to recognize capital gains or losses on the sale of such shares, which will be subject to cantonal, communal and federal income tax as required under the relevant tax laws.

  Swiss Withholding Tax—Distributions to Shareholders

        A Swiss withholding tax of 35% is due on dividends and similar distributions to SwissCo shareholders from SwissCo, regardless of the place of residency of the shareholder (subject to the exceptions discussed under "—Exemption from Swiss Withholding Tax—Distributions to Shareholders" below). SwissCo will be required to withhold at such rate and remit on a net basis any payments made to a holder of SwissCo shares and pay such withheld amounts to the Swiss federal tax authorities. Please see "—Refund of Swiss Withholding Tax on Dividends and Other Distributions."

  Exemption from Swiss Withholding Tax—Distributions to Shareholders

        Under present Swiss tax law, distributions to shareholders in relation to a reduction of par value are exempt from Swiss withholding tax. Beginning on January 1, 2011, distributions to shareholders out of qualifying additional paid-in capital for Swiss statutory purposes are as a matter of principle exempt from the Swiss withholding tax. The particulars of this general principle are, however, subject to regulations still to be promulgated by the competent Swiss authorities; it will further require that the current draft corporate law bill, which proposes an overhaul of certain aspects of Swiss corporate law, be modified in the upcoming legislative process to reflect the recent change in the tax law. SwissCo expects that its statutory qualifying additional paid in capital will be sufficient to allow a substantial amount of any potential future distributions to be exempt from Swiss withholding tax. For a description of how qualifying additional paid-in capital can be distributed under the Swiss Code of Obligations (the "Swiss Code"), as in effect as of the date of this proxy statement, see "Description of SwissCo Shares—Dividends."

  Repurchases of Shares for Cancellation

        Under present Swiss tax law, repurchases of shares for the purposes of capital reduction are treated as a partial liquidation subject to the 35% Swiss withholding tax. However, for shares repurchased for capital reduction, the portion of the repurchase price attributable to the par value of the shares repurchased will not be subject to the Swiss withholding tax. Beginning on January 1, 2011, subject to the adoption of implementing regulations, the portion of the repurchase price attributable to the qualifying additional paid-in capital for Swiss statutory reporting purposes of the shares repurchased will also not be subject to the Swiss withholding tax. SwissCo would be required to withhold at such rate the tax from the difference between the repurchase price and the related amount of par value and, beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss corporate law, the related amount of qualifying additional paid-in capital. SwissCo would be required to remit on a net basis the purchase price with the Swiss withholding tax deducted to a holder of SwissCo shares and pay the withholding tax to the Swiss federal tax authorities.

        With respect to the refund of Swiss withholding tax from the repurchase of shares, see "—Refund of Swiss Withholding Tax on Dividends and Other Distributions" below.

        In most instances, Swiss companies listed on the SWX Swiss Exchange, or SWX, carry out share repurchase programs through a "second trading line" on the SWX. Swiss institutional investors typically purchase shares from shareholders on the open market and then sell the shares on the second trading line back to the company. The Swiss institutional investors are generally able to receive a full refund of the withholding tax. Due to, among other things, the time delay between the sale to the company and the institutional investors' receipt of the refund, the price companies pay to repurchase their shares has historically been slightly higher (but less than 1.0% higher) than the price of such companies' shares in ordinary trading on the SWX first trading line.

        We will not be able to use the SWX second trading line process to repurchase our shares because we do not intend to list our shares on the SWX. We do, however, intend to follow an alternative process whereby we expect to be able to repurchase our shares in a manner that should allow Swiss institutional market participants selling the shares to us to receive a refund of the Swiss withholding tax and, therefore, accomplish the same purpose as share repurchases on the second trading line at substantially the same cost to us and such market participants as share repurchases on a second trading line.

        The repurchase of shares for purposes other than capital reduction, such as to retain as treasury shares for use in connection with stock incentive plans, convertible debt or other instruments within certain periods, will generally not be subject to Swiss withholding tax provided the threshold of 10% of the registered share capital as required by the Swiss Code is satisfied (see "Description of SwissCo Shares—Repurchases of Registered Shares" below) and the shares are resold within certain periods prescribed by Swiss law (either six years or, in certain cases, up to twelve years). In addition, see "Comparison of Rights of Shareholders and Powers of the Board of Directors" for a discussion on the limitations on the amount of repurchased shares that can be held as treasury shares.

  Refund of Swiss Withholding Tax on Dividends and Other Distributions

        Swiss Holders.    A Swiss tax resident, corporate or individual, can recover the withholding tax in full if such resident is the beneficial owner of the SwissCo shares at the time the dividend or other distribution becomes due and provided that such resident reports the gross distribution received on such resident's income tax return, or in the case of an entity, includes the taxable income in such resident's income statement.

         Non-Swiss Holders.    If the shareholder that receives a distribution from SwissCo is not a Swiss tax resident, does not hold the SwissCo shares in connection with a permanent establishment or a fixed place of business maintained in Switzerland, and resides in a country that has concluded a treaty for the avoidance of double taxation with Switzerland for which the conditions for the application and protection of and by the treaty are met (including residents of members of the European Union), then the shareholder may be entitled to a full or partial refund of the withholding tax described above. You should note that the procedures for claiming treaty refunds (and the time frame required for obtaining a refund) may differ from country to country.

        Switzerland has entered into bilateral treaties for the avoidance of double taxation with respect to income taxes with numerous countries, including the United States, whereby under certain circumstances all or part of the withholding tax may be refunded.

         U.S. Residents.    The Swiss-U.S. tax treaty provides that U.S. residents eligible for benefits under the treaty can seek a refund of the Swiss withholding tax on dividends for the portion exceeding 15% (leading to a refund of 20%), for the portion exceeding 5% (leading to a refund of 30% for qualifying corporate shareholders holding at least 10% of the voting stock of the dividend paying corporation) or a full refund in the case of qualified pension funds. Please refer to the discussion under "—U.S. Federal Income Tax Considerations—U.S. Holders—Taxation of Distributions on the SwissCo Shares" for applicability of U.S. foreign tax credits for any net withholding taxes paid.

        As a general rule, the refund will be granted under the treaty if the U.S. resident can show evidence of:

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  beneficial ownership,

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  U.S. residency, and

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  meeting the U.S.-Swiss tax treaty's limitation on benefits requirements.

        The claim for refund must be filed with the Swiss federal tax authorities (Eigerstrasse 65, 3003 Berne, Switzerland), not later than December 31 of the third year following the year in which the dividend payments became due. The relevant Swiss tax form is Form 82C for companies, 82E for other entities and 82I for individuals. These forms can be obtained from any Swiss Consulate General in the

United States or from the Swiss federal tax authorities at the address mentioned above. Each form needs to be filled out in triplicate, with each copy duly completed and signed before a notary public in the United States. You must also include evidence that the withholding tax was withheld at the source.

         Transfer Stamp Tax.    The purchase or sale of SwissCo shares may be subject to Swiss federal transfer stamp taxes on the transfer of taxable securities irrespective of the place of residency of the purchaser or seller if the transaction takes place through or with a Swiss bank or other Swiss securities dealer, as those terms are defined in the Swiss Federal Stamp Tax Act and no exemption applies in the specific case. If a purchase or sale is not entered into through or with a Swiss bank or other Swiss securities dealer, then no stamp tax will be due. The applicable stamp tax rate is 0.075% (for securities issued by a resident in Switzerland) or 0.15% (for securities issued by a resident in a foreign country) for each of the two parties to the transaction and is calculated on the purchase price or sales proceeds. If the transaction does not involve cash consideration, the transfer stamp duty is computed on the basis of the market value of the consideration.

Bermuda Tax Considerations

        The Redomestication will not result in any income tax consequences under Bermuda law to Foster Wheeler or SwissCo or their respective shareholders.

DESCRIPTION OF SWISSCO SHARES

        The following description of SwissCo's share capital is a summary. This summary is not complete and is subject to the complete text of SwissCo's form of proposed articles of association and organizational regulations attached as Annex E and Annex F, respectively, to this proxy statement as well as Swiss corporate law. Except where otherwise indicated, the description below reflects SwissCo's articles of association and organizational regulations as those documents will be in effect upon completion of the Redomestication. We encourage you to read those documents carefully.

Capital Structure

        Immediately after the consummation of the Scheme of Arrangement, SwissCo will only have one class of shares outstanding, so all references to "voting rights" in this "Description of SwissCo Shares" will mean the voting rights of SwissCo's registered shares, par value 3.00 Swiss francs per share, unless another class of shares is subsequently created. Likewise, a "majority of the par value of the registered shares" will mean a majority of the par value of SwissCo's registered shares, par value 3.00 Swiss francs per share.

         Issued Share Capital.    Immediately prior to the consummation of the Scheme of Arrangement, the registered share capital of SwissCo will amount to 100,002 Swiss francs, composed of 33,334 registered shares with a par value of 3.00 Swiss francs per share. Pursuant to the Scheme of Arrangement, SwissCo will issue one registered share for each whole Foster Wheeler common share. To achieve the foregoing, Foster Wheeler, acting on behalf of its shareholders, will enter into the Contribution-In-Kind Agreement with SwissCo under which it will contribute all of its outstanding common shares to SwissCo against the issuance of new shares in SwissCo to the common and preferred shareholders of Foster Wheeler and SwissCo will amend its articles of association to reflect this increase of its share capital. In addition, in accordance with the Transaction Agreement, SwissCo will assume Foster Wheeler's existing obligation to deliver shares under its incentive plans and agreements and the Warrants. The number of shares to be issued by SwissCo to holders of Preferred Shares will not exceed 141,348 registered shares (calculated as the 141,362.598 shares issuable upon conversion of the Preferred Shares as of November 17, 2008 less the approximately 14.598 fractional common shares issuable to holders of Preferred Shares that would have been cashed out in the Redomestication). Upon completion of the Redomestication, the registered share capital of SwissCo is expected to be approximately 402,000,000 Swiss francs, composed of approximately 134,000,000 registered shares with a par value of 3.00 Swiss francs per share, with the actual share capital to be determined based on the number of Foster Wheeler shares outstanding as of the effectiveness of the Scheme of Arrangement.

         Increases of Share Capital.    Under Swiss law, SwissCo may increase its share capital through an ordinary capital increase, an authorized capital increase or a conditional capital increase and the issue price for each share may not be less than the par value of the newly issued share. An ordinary capital increase is for a specific purpose and requires the approval of a majority of the shareholders; except that increases of capital out of equity against contribution in kind requires approval from shareholders holding at least two-thirds of the voting rights and a majority of the par value of the registered shares represented at a general meeting. The amount by which the capital can be increased in an ordinary capital increase is unlimited, under the condition that sufficient funds can be provided to cover the capital increase. An ordinary capital increase that has been approved by the shareholders must be executed within three months of shareholder approval.

        The shareholders can further authorize the board of directors to increase the share capital in an amount not to exceed 50% of the share capital registered in the commercial register for a period of two years without further shareholder approval. To create authorized capital, a resolution of the general meeting of the shareholders passed by at least two-thirds of the votes and a majority of the par value of the registered shares represented at a general meeting is required.

        The requirements for a conditional capital increase are set forth below under "—Conditional Share Capital."

         Authorized Share Capital.    Immediately prior to completion of the Redomestication, SwissCo will not have any share capital authorized for future issuance. Upon completion of the Redomestication, the board of directors will be authorized to issue new registered shares at any time during a two-year period and thereby increase the share capital, without shareholder approval, by a maximum amount of 50% of the share capital registered in the commercial register, which is expected to be approximately 201,000,000 Swiss francs, or approximately 67,000,000 registered shares. After the expiration of the initial two-year period, and each subsequent two-year period, authorized share capital will be available to the board of directors for issuance of additional registered shares only if the authorization is reapproved by shareholders.

        The board of directors determines the time of the issuance, the issuance price, the manner in which the new registered shares have to be paid in, the date from which the new registered shares carry the right to dividends and, subject to the provisions of SwissCo's articles of association, the conditions for the exercise of the preemptive rights with respect to the issuance and the allotment of preemptive rights that are not exercised. The board of directors may allow preemptive rights that are not exercised to expire, or it may place such rights or registered shares, the preemptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of SwissCo.

        In an authorized capital increase, SwissCo shareholders would have preemptive rights to obtain newly issued registered shares in an amount proportional to the par value of the registered shares they already hold. However, the board of directors may withdraw or limit these preemptive rights in certain circumstances as set forth in SwissCo's articles of association. For further details on these circumstances, see "—Preemptive Rights and Advance Subscription Rights."

         Conditional Share Capital.    Immediately prior to completion of the Redomestication, SwissCo will not have any conditional share capital. Upon completion of the Redomestication, SwissCo's articles of association will provide for conditional capital that, following the effectiveness of the Redomestication, will allow the board of directors to authorize the issuance of additional registered shares up to a maximum amount of 50% of the share capital registered in the commercial register (which is expected to be approximately 67,000,000 registered shares) without obtaining additional shareholder approval. These registered shares may be issued in connection with:

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  the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted to third parties or shareholders in connection with bonds, options, warrants or other securities newly or already issued by SwissCo or one of its subsidiaries, or any of their respective predecessors; or

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  the issuance of registered shares, options or other share-based awards to directors, employees, contractors, consultants or other persons providing services to SwissCo or one of its subsidiaries or affiliates.

        Shareholders' preemptive rights are excluded with respect to any new shares issued out of conditional share capital.

        In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for SwissCo registered shares to be issued out of conditional share capital, the board of directors is authorized to withdraw or limit the advance subscription rights of shareholders in certain circumstances. See "—Preemptive Rights and Advance Subscription Rights" below.

        The advance subscription rights of shareholders are excluded with respect to registered shares issued to directors, employees, contractors or other persons providing services to SwissCo or one of its subsidiaries or affiliates out of conditional share capital.

        Under Swiss law, SwissCo will not be able to issue warrants, options or other instruments convertible into SwissCo registered shares unless such instruments (i) are issued to directors, employees, contractors or other persons providing services to SwissCo or one of its subsidiaries or affiliates, (ii) are convertible debt instruments or are issued in conjunction with debt instruments or loans or (iii) are issued to shareholders of SwissCo.

        In addition, because under Swiss law, Swissco will not be able to issue shares below their par value, instruments convertible into SwissCo registered shares must have an exercise or conversion price that is greater than or equal to the par value of the registered shares.

         Other Classes or Series of Shares.    The board of directors may not create shares with increased voting powers. To create super-voting shares, the affirmative resolution adopted by shareholders holding at least 66 2/3% of the voting rights and a majority of the par value of the registered shares represented at a general meeting is needed. The board of directors may not create preferred stock without the approval of 66 2/3% of the votes cast and a majority of the par value of the registered shares represented at the general meeting of shareholders.

Preemptive Rights and Advance Subscription Rights

        Under the Swiss Code, the prior approval of a general meeting of shareholders is generally required to authorize, for later issuance, the issuance of registered shares, or rights to subscribe for, or convert into, registered shares (which rights may be connected to debt instruments or other obligations). In addition, the existing shareholders will have preemptive rights in relation to such registered shares or rights in proportion to the respective par values of their holdings. The shareholders may, with the affirmative vote of shareholders holding 66 2/3% of the voting rights and a majority of the par value of the registered shares represented at the general meeting, withdraw or limit the preemptive rights for valid reasons (such as a merger, an acquisition or any of the reasons authorizing the board of directors to withdraw or limit the preemptive rights of shareholders in the context of an authorized capital increase as described below).

        If the general meeting of shareholders approves the creation of authorized or conditional capital, it can thereby also delegate the decision whether to withdraw or limit the preemptive and advance subscription rights for valid reasons to the board of directors. SwissCo's articles of association provide for this delegation with respect to SwissCo's authorized and conditional share capital in the circumstances described below under "—Authorized Share Capital" and "—Conditional Share Capital."

         Authorized Share Capital.    The board of directors is authorized to withdraw or limit the preemptive rights with respect to the issuance of registered shares from authorized capital if the issuances are made in connection with:

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  the takeover of enterprises through the exchange of shares;

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  the financing of the takeover of enterprises or parts thereof, or of equity investments, or of new investment projects of SwissCo, or the refinancing of any of the foregoing;

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  a national or international private or public placement of shares to finance transactions described above;

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  broadening the shareholder constituency in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing of new shares on domestic or foreign stock exchanges;

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  national and international offerings of shares for the purpose of increasing the free float or to meet applicable listing requirements;

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  an over-allotment option being granted to one or more financial institutions in connection with an offering of shares;

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  the participation of members of the board of directors of SwissCo and employees, contractors, consultants or other person providing services to SwissCo or a group company;

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  raising capital in a fast and flexible manner, which would hardly be achieved without the exclusion of the preemptive rights of the existing shareholders; or

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  the issuance of registered shares, the issue price of which is determined by reference to the market price.

         Conditional Share Capital.    In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for SwissCo registered shares, the preemptive rights of shareholders are excluded and the board of directors is authorized to withdraw or limit the advance subscription rights of shareholders with respect to registered shares issued from SwissCo's conditional share capital if the issuance (1) is for purposes of financing or refinancing the acquisition of companies, parts of companies or holdings, or new investments, or (2) occurs on the international capital markets or through a private placement.

        If the advance subscription rights are to be excluded then:

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  the respective financial instruments or contractual obligations have to be placed at market conditions;

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  the instruments or obligations may be converted, exercised or exchanged during a maximum period of 20 years; and

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  the conversion or exercise price, if any, for the registered shares to be issued will be set with reference to the market conditions prevailing at the date on which the instruments or obligations are issued or entered into.

        The preemptive rights and the advance subscription rights of shareholders are excluded with respect to issuances of shares to directors, employees, contractors or other persons providing services to SwissCo or one of its subsidiaries or affiliates out of conditional share capital.

Dividends

        Under Swiss law, dividends may be paid out only if the corporation has sufficient distributable profits from previous fiscal years, or if the corporation has freely distributable reserves, each as will be presented on the audited annual stand-alone statutory balance sheet. Payments out of the registered share capital (in other words, the aggregate par value of SwissCo's registered share capital) in the form of dividends are not allowed; however, payments out of registered share capital may be made by way of a capital reduction to achieve a similar result as the payment of dividends. See "—Reduction of Share Capital" for more information. Qualifying additional paid-in capital may only be paid out as dividends to shareholders following approval by the shareholders of a reclassification of such qualifying additional paid-in capital as freely distributable reserves (to the extent permissible under the Swiss Code). The affirmative vote of shareholders holding a majority of the registered shares represented at a general meeting must approve reserve reclassifications and distributions of dividends. The board of directors may propose to shareholders that a dividend be paid but cannot itself authorize the dividend. In addition, a SwissCo shareholder may propose dividends without any dividend proposal by the board. To the extent that dividends are approved by the shareholders, they must be paid.

        Under the Swiss Code, if SwissCo's general capital reserves amount to less than 20% of the share capital recorded in the commercial register (i.e., 20% of the aggregate par value of SwissCo's registered capital), then at least 5% of SwissCo's annual profit must be retained as general reserves. The Swiss Code and SwissCo's articles of association permit SwissCo to accrue additional general reserves. In addition, SwissCo is required to create a special reserve on its stand-alone annual statutory balance sheet in the amount of the purchase price of registered shares it or any of its subsidiaries repurchases, which amount may not be used for dividends or subsequent repurchases.

        Swiss companies generally must maintain a separate company, stand-alone statutory balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. Amounts available for the return of capital as indicated on SwissCo's statutory balance sheet may be materially different from amounts reflected in the consolidated U.S. GAAP financial statements of SwissCo. SwissCo's auditor must confirm that a dividend proposal made to shareholders conforms with the requirements of the Swiss Code and SwissCo's articles of association. SwissCo's articles of association provide that dividends that have not been claimed within five years after the due date become the property of SwissCo and are allocated to the general reserves. For information about deduction of the withholding tax from dividend payments, see "Material Tax Considerations—Swiss Tax Considerations."

        SwissCo will be required under Swiss law to declare any dividends and other capital distributions in Swiss francs. SwissCo intends to make any dividend payments to holders of SwissCo shares in U.S. dollars. Mellon Investor Services, LLC will be responsible for paying the U.S. dollars to registered holders of shares, less amounts subject to withholding for taxes.

Repurchases of Registered Shares

        The Swiss Code limits a company's ability to hold or repurchase its own registered shares. SwissCo and its subsidiaries may only repurchase shares if and to the extent that sufficient freely distributable equity (including nominal share capital, legal reserves, reserves for SwissCo's own shares and special reserves) is available, as described above under "—Dividends." The aggregate par value of all SwissCo registered shares held by SwissCo and its subsidiaries may not exceed 10% of the registered share capital. However, SwissCo may repurchase its own registered shares beyond the statutory limit of 10%, and the requirement for sufficient freely distributable equity will not apply, if the shareholders have passed a resolution at a general meeting of shareholders authorizing the board of directors to repurchase registered shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation. Any registered shares repurchased pursuant to such an authorization will then be cancelled at the next general meeting upon the approval of shareholders holding a majority of the registered shares represented at the general meeting.

        Repurchased registered shares held by SwissCo or its subsidiaries do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares. For information about Swiss withholding tax and share repurchases, see "Material Tax Considerations—Swiss Tax Considerations."

Reduction of Share Capital

        Capital distributions may also take the form of a distribution of cash or property that is based upon a reduction of SwissCo's share capital recorded in the commercial register. Such a capital reduction requires the approval of shareholders holding a majority of the registered shares represented at the general meeting. A special audit report must confirm that creditors' claims remain fully covered despite the reduction in the share capital recorded in the commercial register. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Journal of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims.

General Meetings of Shareholders

        The general meeting of shareholders is SwissCo's supreme corporate body. Ordinary and extraordinary shareholders meetings may be held. The following powers will be vested exclusively in the shareholders meeting:

  •
  adoption and amendment of SwissCo's articles of association;

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  election of members of the board of directors and the auditor;

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  approval of the annual report, the stand-alone statutory financial statements and the consolidated financial statements;

  •
  payments of dividends and any other distributions of capital to shareholders;

  •
  discharge of the members of the board of directors from liability for business conduct during the previous fiscal year to the extent such conduct is known to the shareholders; and

  •
  any other resolutions that are submitted to a general meeting of shareholders pursuant to law, SwissCo's articles of association or by voluntary submission by the board of directors (unless a matter is within the exclusive competence of the board of directors pursuant to the Swiss Code).

        Under the Swiss Code and SwissCo's articles of association, SwissCo must hold an annual, ordinary general meeting of shareholders within six months after the end of its fiscal year for the purpose, among other things, of approving the annual financial statements and the annual report, the annual election of directors for the class whose term has expired and the annual election of auditors. The invitation to general meetings must be published in the Swiss Official Journal of Commerce at least 20 and no more than 60 calendar days prior to the relevant general meeting of shareholders. The notice of a meeting must state the items on the agenda and the proposals of the board of directors and of the shareholders who demanded that a shareholders meeting be held or that an item be included on the agenda and, in case of elections, the names of the nominated candidates. No resolutions may be passed at a shareholders meeting concerning agenda items for which proper notice was not given. This does not apply, however, to proposals made during a shareholders meeting to convene an extraordinary shareholders meeting or to initiate a special investigation. No previous notification will be required for proposals concerning items included on the agenda or for debates as to which no vote is taken. If provided for in the notice of meeting, a shareholder registered in the share register with voting rights may participate in such meeting either in person or by a third party appointed by way of a written proxy. Beneficial owners of shares who hold through a nominee exercise shareholders' rights through such nominee.

        Annual general meetings of shareholders may be convened by the board of directors or, under certain circumstances, by the auditor. A general meeting of shareholders can be held anywhere.

        SwissCo expects to set the record date for each general meeting of shareholders on a date not more than 60 and not less than 20 calendar days prior to the date of each general meeting and announce the date of the general meeting of shareholders prior to the record date.

        An extraordinary general meeting of SwissCo may be called upon the resolution of the board of directors or, under certain circumstances, by the auditor. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if so requested by the shareholders registered in the share register as holding an aggregate of at least 10% of the registered shares, specifying the items for the agenda and their proposals, or if it appears from the stand-alone annual statutory balance sheet that half of the company's share capital and reserves are not covered by the company's assets. In the latter case, the board of directors must immediately convene an extraordinary general meeting of shareholders and propose financial restructuring measures.

        Under SwissCo's articles of association, a shareholder may submit a proposal for consideration by the shareholders at any annual meeting by giving written notice of such intent in writing and received by SwissCo not less than 45 calendar days in advance of the anniversary date of the proxy statement related to shareholders in connection with the previous year's annual general meeting.

        The board of directors or chairman of the board of directors may postpone a shareholders meeting, provided that notice of postponement is given to each shareholder before the time for such meeting. A new notice is then required to hold the postponed meeting. Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published may not be adjourned without publishing a new notice of meeting.

        Shareholders registered with voting rights in the share register may, at a general meeting, raise counterproposals related to any item on the agenda. However, except as required by law, no resolution of the shareholders may be passed on items proposed without notice at a general meeting and having no bearing on any of the proposed items of the agenda.

        SwissCo's annual report and auditor's report must be made available for inspection by the shareholders at SwissCo's place of incorporation no later than 20 days prior to the meeting. The annual report will include SwissCo's financial statements (statutory and consolidated) and a description of its business and economic situation. Each shareholder is entitled to request immediate delivery of a copy of these documents free of charge. Shareholders of record will be notified of this in writing.

Voting

        Each SwissCo registered share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in SwissCo's share register with voting rights or by a duly appointed proxy of a shareholder registered in the share register with voting rights, which proxy need not be a shareholder. Except as described below, SwissCo's articles of association do not limit the number of registered shares that may be voted by a single shareholder. Beneficial owners of shares who hold shares through a nominee exercise shareholders' rights through the nominee.

        SwissCo's articles of association limit the voting rights of registered shares that are "controlled shares" of a shareholder to one vote less than 10% of the total voting rights of SwissCo's share capital as registered with the commercial register. Controlled shares of a shareholder consist of shares owned by the shareholder (i) directly, (ii) with respect to U.S. holders, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the U.S. Code or (iii) as a beneficial owner within the meaning of Section 13(d) of the Exchange Act. The board of directors may waive this restriction.

        To be able to exercise voting rights, holders of the shares must apply to us for enrollment in our share register as shareholders with voting rights. Registered holders of shares may obtain the form of application from our transfer agent. The form of application includes a representation that the holder is holding shares for his own account. Certain exceptions exist for nominees. The board of directors will register Cede & Co., as nominee of The Depository Trust Company, or DTC, with voting rights with respect to shares held in "street name" through DTC.

        No shareholder will be registered with voting rights for 10% or more of the share capital as recorded in the commercial register. In furtherance of this limitation, the board of directors is authorized at any time to request from any person which discloses publicly, including in any filing with the SEC, or to SwissCo that it beneficially owns 10% or more of the shares of the company, that such person provide information with respect to all of its shares that it beneficially owns which are being held by brokers, nominees or other persons on its behalf. The board of directors is authorized to exempt Cede & Co. and other nominees from these requirements.

        If the board of directors refuses to register a shareholder with voting rights, the board will notify the shareholder of such refusal within 20 days of the receipt of the application. Furthermore, the board may cancel, with retroactive application, the registration of a shareholder with voting rights if the initial registration was on the basis of false information in the shareholder's application. Shareholders registered without voting rights may not participate in or vote at SwissCo's shareholders' meetings, but will be entitled to dividends, preemptive rights and liquidation proceeds. Only shareholders that are registered as shareholders with voting rights on the relevant record date are permitted to participate in and vote at a general shareholders' meeting.

        Legal entities that are linked to one another through capital, voting rights, management or in any other manner, as well as all natural persons or legal entities achieving an understanding or forming a syndicate or otherwise acting in concert to circumvent the limitation on registration, are considered one shareholder or nominee.

        Treasury shares, whether owned by SwissCo or one of its majority-owned subsidiaries, will not be entitled to vote at general meetings of shareholders.

        With respect to the election of directors, each holder of registered shares entitled to vote at the election has, subject to the limitation for shareholders whose "controlled shares" represent 10% or more of SwissCo's voting shares, the right to vote, in person or by proxy, the number of registered shares held by him for as many persons as there are directors to be elected. SwissCo's articles of association do not provide for cumulative voting for the election of directors.

        Pursuant to SwissCo's articles of association, the shareholders generally pass resolutions by the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will be disregarded.

        The acting chair may direct that elections be held and resolutions be decided by use of an electronic voting system. Electronic resolutions and elections are considered equal to resolutions and elections taken by way of a written ballot.

        The Swiss Code and/or SwissCo's articles of association require the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at a general meeting to approve the following matters:

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  a change of the purpose of SwissCo;

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  the creation of shares with privileged voting rights;

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  the restriction on the transferability of registered shares and any amendment in relation thereto;

  •
  an increase of capital, authorized or subject to a condition;

  •
  an increase of capital out of equity against contributions in kind, or for the purpose of acquisition of assets or the granting of special benefits;

  •
  any change to the provisions relating to supermajority voting provisions in SwissCo's articles of association;

  •
  the restriction or withdrawal of preemptive rights;

  •
  a change in the place of incorporation of SwissCo;

  •
  the dissolution of SwissCo; and

  •
  any alteration or amendment of articles 8, 9 or 16 of the articles of association, which relate to the voting rights of shareholders of SwissCo.

        The same supermajority voting requirements apply to resolutions in relation to transactions among corporations based on Switzerland's Federal Act on Mergers, Demergers, Transformations and the

Transfer of Assets (the "Merger Act"), including a merger, demerger or conversion of a corporation (other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company—in such a merger, an affirmative vote of 90% of the outstanding registered shares is required). Swiss law may also impose this supermajority voting requirement in connection with the sale of "all or substantially all of its assets" by SwissCo. See "—Compulsory Acquisitions; Appraisal Rights."

        SwissCo's articles of association require the affirmative vote of at least two-thirds of the registered shares recorded in the commercial register and entitled to vote at a general meeting to approve the removal of a member of the board of directors.

Quorum for General Meetings

        Under Swiss law, there is no mandatory quorum requirement unless set forth in a company's articles of association (although certain actions by shareholders require the approval of a specified percentage of all registered shares, whether or not such shares are actually voted, which has the practical effect of a quorum requirement). SwissCo's articles of association provide that the presence of shareholders, in person or by proxy, holding at least a majority of the registered shares recorded in SwissCo's share register and generally entitled to vote at a meeting, is a quorum for the transaction of most business.

        Under the Swiss Code, the board of directors has no authority to waive quorum requirements stipulated in the articles of association.

Inspection of Books and Records

        Under the Swiss Code, a shareholder registered in SwissCo's share register has a right to inspect the share register with regard to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss company may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of the company's business secrets. At a general meeting of shareholders, any shareholder registered in SwissCo's share register is entitled to request information from the board of directors concerning the affairs of the company. Shareholders registered in SwissCo's share register may also ask the auditor questions regarding its audit of the company. The board of directors and the auditor must answer shareholders' questions to the extent necessary for the exercise of shareholders' rights and subject to prevailing business secrets or other material interests of SwissCo.

Special Investigation

        If the shareholders' inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, SwissCo or any shareholder may, within 30 calendar days after the general meeting of shareholders, request the court at SwissCo's registered office to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of the share capital or holders of registered shares in an aggregate par value of at least two million Swiss francs may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of the board or an officer of SwissCo infringed the law or SwissCo's articles of association and thereby damaged the company or the shareholders. The costs of the investigation would generally be allocated to SwissCo and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

        Business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least 66 2/3% of the registered shares and a majority of the par value of the registered shares represented at the general meeting of shareholders vote in favor of the transaction. Under the Merger Act, a "demerger" may take two forms:

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  a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

  •
  a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction. See "—Voting Rights."

        Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company. With respect to corporations limited by shares, such as SwissCo, the Merger Act provides for the possibility of a so-called "cash-out" or "squeeze-out" merger if the acquirer controls 90% of the outstanding registered shares. In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

        In addition, under Swiss law, the sale of "all or substantially all of its assets" by SwissCo may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at the general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

  •
  the company sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

  •
  the company's assets, after the divestment, are not invested in accordance with the company's statutory business purpose; and

  •
  the proceeds of the divestment are not earmarked for reinvestment in accordance with the company's business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the company's business.

        If all of the foregoing apply, a shareholder resolution would likely be required.

Anti-Takeover Provisions

        SwissCo's articles of association have provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors, and may have the effect of discouraging actual or threatened changes of control by limiting certain actions that may be taken by a potential acquirer prior to its having obtained sufficient control to adopt a special resolution amending SwissCo's articles of association.

        The articles of association provide that SwissCo's board of directors will be divided into three classes serving staggered three-year terms. Under the Swiss Code, directors may at any time, with or without cause, be removed from office by resolution of the shareholders at a general meeting of shareholders, provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of the Swiss Code and SwissCo's articles of association. SwissCo's articles of association provide that a decision of the shareholders at a general meeting to remove a director requires the vote of shareholders holding at least 66 2/3% of the registered shares outstanding and entitled to vote at that meeting.

        Upon completion of the Redomestication, SwissCo's articles of association will include an authorized share capital, according to which the board of directors is authorized, at any time during a maximum two-year period, to issue a number of registered shares up to 50% of the share capital registered in the commercial register and to limit or withdraw the preemptive rights of the existing shareholders in various circumstances.

        In addition, under SwissCo's articles of association, shareholders whose "controlled shares" (as defined in the articles of association) represent 10% or more of the total voting shares of SwissCo will be limited to voting one vote less than 10% of the total voting rights of SwissCo's share capital as registered with the commercial register, which could make it more difficult for a third party to acquire us without the consent of our board of directors.

        For other provisions that could be considered to have an anti-takeover effect, in addition to "—Preemptive Rights and Advance Subscription Rights" and "—General Meetings of Shareholders" above.

Legal Name; Formation; Fiscal Year; Registered Office

        The legal and commercial name of SwissCo is Foster Wheeler AG. SwissCo was initially formed on November 18, 2008 and registered with the commercial register of the Canton of Zug on November 25, 2008. SwissCo is incorporated and domiciled in Zug, Switzerland, and operates under the Swiss Code as a stock corporation (Aktiengesellschaft). SwissCo is recorded in the Commercial Register of the Canton of Zug with the registration number CH-170.3.032.880-7. SwissCo's fiscal year is the calendar year.

        SwissCo's registered office in Switzerland is c/o Bär & Karrer, Baarerstrasse 8, CH-6301 Zug, Switzerland.

Corporate Purpose

        Currently, SwissCo is a subsidiary of Foster Wheeler, and its business purpose is to acquire, hold, manage, exploit and sell, whether directly or indirectly, participations in businesses in Switzerland and abroad, including but not limited to businesses that are involved in engineering and construction services, the design, manufacture and ownership of power equipment and the ownership and operation of power production and power generation facilities as well as to provide financing for these purposes. Upon completion of the Redomestication, SwissCo will become the new holding company of Foster Wheeler and will continue to have the same business purpose.

Duration; Dissolution; Rights upon Liquidation

        SwissCo's duration is unlimited. SwissCo may be dissolved at any time with the approval of shareholders holding 66 2/3% of the voting rights and a majority of the par value of the registered shares represented at a general meeting. Dissolution by court order is possible if SwissCo becomes bankrupt, or for cause at the request of shareholders holding at least 10% of SwissCo's share capital. Under Swiss law, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of registered shares held, subject to Swiss withholding tax requirements.

Uncertificated Shares

        SwissCo is authorized to issue registered shares in certificated or uncertificated form. SwissCo currently issues registered shares in uncertificated, book-entry form.

Stock Exchange Listing

        Upon the completion of the Redomestication, the registered shares will be listed on the NASDAQ Global Select Market and trade under the symbol "FWLT."

No Sinking Fund

        The registered shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

        The registered shares to be issued in connection with the Scheme of Arrangement will be duly and validly issued, fully paid and nonassessable.

No Redemption and Conversion

        The registered shares are not convertible into shares of any other class or series or subject to redemption either by SwissCo or the holder of the shares.

Transfer and Registration of Ownership of Shares

        SwissCo has not imposed any restrictions applicable to the transfer of SwissCo registered shares. SwissCo's share register will initially be kept by Mellon Investor Services, LLC, which acts as transfer agent and registrar. The share register reflects only record owners of SwissCo shares. Swiss law does not recognize fractional share interests.

COMPARISON OF RIGHTS OF SHAREHOLDERS AND
POWERS OF THE BOARD OF DIRECTORS

        Your rights as a shareholder of Foster Wheeler and the relative powers of Foster Wheeler's board of directors are governed by Bermuda law and Foster Wheeler's memorandum of association and bye-laws. After the Redomestication, you will become a shareholder of SwissCo, and your rights and the relative powers of SwissCo's board of directors will be governed by Swiss law and SwissCo's articles of association and organizational regulations.

        Many of the principal attributes of Foster Wheeler's common shares and SwissCo's registered shares will be similar. However, there are differences between your rights under Swiss law and under the corporate statutory and common law of Bermuda, which is modeled on certain provisions of the corporate statutory law of England and Wales and in respect of which the common law of England and Wales is highly persuasive authority as to questions of Bermuda law. In addition, there are differences between Foster Wheeler's memorandum of association and bye-laws and SwissCo's articles of association and organizational regulations. Furthermore, the counterparts of some provisions that are included in Foster Wheeler's bye-laws are included in SwissCo's organizational regulations. As a result, SwissCo's board of directors will be able to amend these provisions without shareholder approval, which Foster Wheeler's board of directors is currently unable to do. The following discussion is a summary of material changes in your rights resulting from the Redomestication. This summary is not complete and does not cover all of the differences between Swiss law and Bermuda law affecting companies and their shareholders or all the differences between Foster Wheeler's memorandum of association and bye-laws and SwissCo's articles of association and organizational regulations. We believe this summary is accurate. It is, however, subject to the complete text of the relevant provisions of the Swiss Code of Obligations, in particular articles 620 through 763 of the Swiss Code, and the Merger Act, the Bermuda Companies Act 1981 (the "Companies Act"), Foster Wheeler's memorandum of association and bye-laws and SwissCo's articles of association and organizational regulations. We encourage you to read those laws and documents. SwissCo's form of proposed articles of association and organizational regulations are attached to this proxy statement as Annex E and Annex F, respectively. For information as to how you can obtain Foster Wheeler's memorandum of association, see "Where You Can Find More Information."

Capitalization

         Foster Wheeler.    As of November 17, 2008, the authorized share capital of Foster Wheeler was composed of 296,007,809.8928 common shares, par value $0.01 per share, and 901,143.4046 preferred shares, par value $0.01 per share, which may be designated and created as shares of any other class or series with such rights and powers as determined by the board of directors in accordance with Foster Wheeler's memorandum of association. The board of directors of Foster Wheeler may authorize the issuance of additional shares up to the amount of the authorized capital without obtaining additional shareholder approval. The board of directors of Foster Wheeler may also approve the issuance of partly paid and unpaid common shares, as well as fractional common shares.

         SwissCo.    Upon completion of the Redomestication, the registered share capital of SwissCo is expected to be approximately 402,000,000 Swiss francs, composed of approximately 134,000,000 registered shares with a par value of 3.00 Swiss francs per share. The board of directors may not create shares with increased voting powers without the affirmative resolution adopted by shareholders holding at least 66 2/3% of the voting rights and a majority of the par value of the registered shares represented at a general meeting. The board of directors may not create preferred stock without the vote of a majority of both the voting rights and the par value of the registered shares represented at a general meeting. Immediately after the Redomestication, SwissCo will only have one class of shares outstanding, so all references to "voting rights" in this "Comparison of Rights of Shareholders and Powers of the Board of Directors" will mean the voting rights of SwissCo's registered shares, par value

3.00 Swiss francs per share, unless another class of shares is subsequently created. Likewise, a "majority of the par value of the registered shares" will mean a majority of the par value of SwissCo's registered shares, par value 3.00 Swiss francs per share.

        Immediately prior to the Redomestication, SwissCo will not have any share capital authorized for future issuance. Upon completion of the Redomestication, the board of directors will be authorized to issue new registered shares at any time during a two-year period and thereby increase the share capital, without shareholder approval, by a maximum amount of 50% of the share capital registered in the commercial register, which is expected to be approximately 201,000,000 Swiss francs, or approximately 67,000,000 registered shares. After the expiration of the initial two-year period, and each subsequent two-year period, authorized share capital will be available to the board of directors for issuance of additional registered shares only if the authorization is reapproved by shareholders.

        In an authorized capital increase, as in an ordinary capital increase, SwissCo shareholders would have preemptive rights to obtain newly issued registered shares in an amount proportional to the par value of the registered shares they already hold. However, the board of directors may withdraw or limit these preemptive rights in certain circumstances as set forth in SwissCo's articles of association. For further details on these circumstances, see "—Preemptive Rights and Advance Subscription Rights."

        Immediately prior to the Redomestication, SwissCo will not have any conditional share capital. Upon completion of the Redomestication, SwissCo's articles of association will provide for a conditional share capital that, following the effectiveness of the Redomestication, will allow the board of directors to authorize the issuance of additional registered shares up to a maximum amount of 50% of the share capital registered in the commercial register (which is expected to be approximately 67,000,000 registered shares) without obtaining additional shareholder approval. These registered shares may be issued in connection with:

  •
  the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted to third parties or shareholders in connection with bonds, options, warrants or other securities newly or already issued by SwissCo or of one of its subsidiaries, or any of their respective predecessors; or

  •
  the issuance of registered shares, options or other share-based awards to directors, employees, contractors, consultants or other persons providing services to SwissCo or one of its subsidiaries or affiliates.

        Shareholders' preemptive rights are excluded with respect to any new shares issued out of conditional share capital.

        In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for SwissCo registered shares to be issued out of conditional share capital, the board of directors is authorized to withdraw or limit the advance subscription rights of shareholders in certain circumstances. See "—Preemptive Rights and Advance Subscription Rights" below.

        The advance subscription rights of shareholders are excluded with respect to registered shares issued to directors, employees, contractors or other persons providing services to SwissCo or one of its subsidiaries or affiliates out of conditional share capital.

Preemptive Rights and Advance Subscription Rights

         Foster Wheeler.    Holders of Foster Wheeler common shares have no preemptive or preferential right to purchase any securities of Foster Wheeler. As a result, as described below under "—Other Anti-Takeover Measures," the board of directors may authorize the issuance of securities that could discourage a takeover or other transaction without offering the securities to each holder of Foster Wheeler common shares.

         SwissCo.    Under the Swiss Code, the prior approval of a general meeting of shareholders is generally required to authorize, for later issuance, the issuance of registered shares, or rights to subscribe for, or convert into, registered shares (which rights may be connected to debt instruments or other obligations). In addition, the existing shareholders will have preemptive rights in relation to such registered shares or rights in proportion to the respective par values of their holdings. The shareholders may, with the affirmative vote of shareholders holding 66 2/3% of the voting rights and a majority of the par value of the registered shares represented at the general meeting, withdraw or limit the preemptive rights for valid reasons (such as an agreement or plan of merger, an acquisition or any of the reasons authorizing the board of directors to withdraw or limit the preemptive rights of shareholders in the context of an authorized capital increase as described below).

         Authorized Share Capital.    If the general meeting of shareholders has approved the creation of authorized or conditional capital, it thereby delegates the decision whether to withdraw or limit the preemptive and advance subscription rights for valid reasons to the board of directors. SwissCo's articles of association provide for this delegation with respect to SwissCo's authorized and conditional share capital in the circumstances described below.

        The board of directors is authorized to withdraw or limit the preemptive rights with respect to the issuance of registered shares from authorized capital if the issuances are made in connection with:

  •
  the takeover of enterprises through the exchange of shares;

  •
  the financing of the takeover of enterprises or parts thereof, or of participations, or of new investment projects of SwissCo, or the refinancing of any of the foregoing;

  •
  a national or international private or public placement of shares to finance transactions described above;

  •
  broadening the shareholder constituency in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing of new shares on domestic or foreign stock exchanges;

  •
  national and international offerings of shares for the purpose of increasing the free float or to meet applicable listing requirements;

  •
  an over-allotment option being granted to one or more financial institutions in connection with an offering of shares;

  •
  the participation of members of the board of directors of SwissCo and employees, contractors, consultants or other person providing services to SwissCo or a group company;

  •
  raising capital in a fast and flexible manner, which would hardly be achieved without the exclusion of the preemptive rights of the existing shareholders; or

  •
  the issuance of registered shares, the issue price of which is determined by reference to the market price.

         Conditional Share Capital.    In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for SwissCo registered shares, the preemptive rights of shareholders are excluded and the board of directors is authorized to withdraw or limit the advance subscription rights of shareholders with respect to registered shares issued from SwissCo's conditional share capital if the issuance is for purposes of the acquisition of an enterprise or business, the financing or refinancing of any such transactions, or if the issuance occurs in national or international capital markets or through a private placement.

        If the advance subscription rights are to be excluded then:

  •
  the respective financial instruments or contractual obligations will be placed at market conditions;

  •
  the instruments or obligations may be converted, exercised or exchanged during a maximum period of 20 years; and

  •
  the conversion or exercise price, if any, for the registered shares to be issued will be set with reference to the market conditions prevailing at the date on which the instruments or obligations are issued or entered into.

        The preemptive rights and the advance subscription rights of shareholders are excluded with respect to registered shares issued from SwissCo's conditional share capital to directors, employees, contractors, consultants or other persons providing services to SwissCo or any of its subsidiaries or affiliates. For more information on authorized and conditional capital, see "—Capitalization" above.

Distributions and Dividends; Repurchases and Redemptions

         Foster Wheeler.    Foster Wheeler is not required to present proposed dividends or distributions from contributed surplus to its shareholders for approval or adoption. Under the Companies Act, the board of directors of Foster Wheeler may not declare the payment of dividends or distributions from contributed surplus to the common shareholders if there are reasonable grounds for believing that:

  •
  Foster Wheeler is, or would after the payment be, unable to pay its liabilities as they become due; or

  •
  the realizable value of Foster Wheeler's assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts.

        Contributed surplus includes proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as a nominal capital and donations of cash and other assets of the company.

        Under the Companies Act, shares of a Bermuda company may be redeemed or repurchased if so authorized by its bye-laws and memorandum of association, provided that:

  •
  no such shares shall be repurchased or redeemed except out of the capital paid thereon, the funds of the company available for dividend or distribution, or out of the proceeds of a fresh issue of shares made for the purposes of redemption;

  •
  the premium, if any, payable on redemption, is provided for out of Foster Wheeler's funds which would be otherwise available for dividend or distribution or out of Foster Wheeler's share premium account before the shares are repurchased or redeemed; and

  •
  there are no reasonable grounds for believing that Foster Wheeler is, or after such redemption or repurchase would be, unable to repay its liabilities as they become due.

        Under Foster Wheeler's bye-laws, Foster Wheeler may, upon the agreement of a shareholder, repurchase all or part of the common shares of such shareholder, whether or not the company has made a similar offer to all or any of the other shareholders. Foster Wheeler's common shares are not redeemable.

        In addition, Foster Wheeler's bye-laws give the board the authority to exercise all of the powers of the Company to purchase all or any part of the outstanding shares in accordance with law and any designated stock exchange, provided that the board may not purchase or agree to purchase more than 10% of the shares from a shareholder for more than the market value of such shares without the affirmative vote of the board and a majority of the votes of all outstanding shares entitled to vote thereon at a meeting of the shareholders.

         SwissCo.    Under Swiss law, dividends may be paid out only if the corporation has sufficient distributable profits from previous fiscal years, or if the corporation has freely distributable reserves, each as will be presented on the audited annual stand-alone statutory balance sheet. Payments out of the registered share capital (in other words, the aggregate par value of SwissCo's registered share capital) in the form of dividends are not allowed; however, payments out of registered share capital may be made by way of a capital reduction to achieve a similar result as the payment of dividends, as described below. Qualifying additional paid-in capital may only be paid out as dividends to shareholders following approval by the shareholders of a reclassification of such qualifying additional paid-in capital as freely distributable reserves (to the extent permissible under the Swiss Code). SwissCo may seek to reclassify its qualifying additional paid-in capital to freely distributable reserves as early as its first general meeting following completion of the Scheme of Arrangement. The affirmative vote of shareholders holding a majority of the registered shares represented at a general meeting must approve reserve reclassifications and distributions of dividends. The board of directors may propose to shareholders that a dividend be paid but cannot itself authorize the dividend. However, the shareholders may approve a dividend without the approval of the board of directors.

        Under the Swiss Code, if SwissCo's general capital reserves amount to less than 20% of the share capital recorded in the commercial register (i.e., 20% of the aggregate par value of SwissCo's registered capital), then at least 5% of SwissCo's annual profit must be retained as general reserves. The Swiss Code and SwissCo's articles of association permit SwissCo to accrue additional general reserves. In addition, SwissCo is required to create a special reserve on its stand-alone annual statutory balance sheet in the amount of the purchase price of registered shares it or any of its subsidiaries repurchases, which amount may not be used for dividends or subsequent repurchases.

        Swiss companies generally must maintain a separate company, stand-alone statutory balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. SwissCo's auditor must confirm that a dividend proposal made to shareholders conforms with the requirements of the Swiss Code and SwissCo's articles of association. Dividends are usually due and payable shortly after the shareholders have passed a resolution approving the payment, and it may not be feasible, without separate shareholder approvals, to pay dividends on a quarterly basis instead of in a single payment. SwissCo's articles of association provide that dividends that have not been claimed within five years after the due date become the property of SwissCo and are allocated to the general reserves. For information about deduction of the withholding tax from dividend payments, see "Material Tax Considerations—Swiss Tax Considerations."

        The Swiss Code limits a company's ability to hold or repurchase its own registered shares. SwissCo and its subsidiaries may only repurchase shares if and to the extent that sufficient freely distributable reserves are available, as described above. The aggregate par value of all SwissCo registered shares held by SwissCo and its subsidiaries may not exceed 10% of the registered share capital. However, SwissCo may repurchase its own registered shares beyond the statutory limit of 10% if the shareholders have passed a resolution at a general meeting of shareholders authorizing the board of directors to repurchase registered shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation. Any registered shares repurchased pursuant to such an authorization will then be cancelled at the next general meeting upon the approval of shareholders holding a majority of the registered shares represented at the general meeting. Repurchased registered shares held by SwissCo or its subsidiaries do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares. For information about withholding tax and share repurchases, see "Material Tax Considerations—Swiss Tax Considerations."

        Capital distributions may also take the form of a distribution of cash or property that is based upon a reduction of SwissCo's share capital recorded in the commercial register. Such a capital reduction requires the approval of shareholders holding a majority of the registered shares represented at the general meeting. A special audit report must confirm that creditors' claims remain fully covered despite the reduction in the share capital recorded in the commercial register. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims.

        SwissCo will be required under Swiss law to declare any dividends and other capital distributions in Swiss francs. SwissCo intends to make any dividend payments to holders of SwissCo shares in U.S. dollars. Mellon Investor Services, LLC will be responsible for paying the U.S. dollars to registered holders of shares, less amounts subject to withholding for taxes.

Shareholder Approval of Business Combinations

         Foster Wheeler.    Bermuda law provides for a procedure known as a "scheme of arrangement" that allows for compromises or arrangements between a company and its creditors or any class of them or between a company and its shareholders or any class of them. A scheme of arrangement relating to the common shareholders of a company is effected by the relevant Bermuda company applying for the consent of the Bermuda court to seek, and subsequently obtaining, the approval of holders of the common shares (1) representing a majority in number of the holders of common shares present and voting on the scheme of arrangement, whether in person or by proxy, and (2) representing 75% or more in value of the common shares present and voting on the scheme of arrangement, whether in person or by proxy, in each case excluding any shares held by the acquiring party. If a scheme of arrangement relating to the common shares receives the approval of holders of common shares and is subsequently sanctioned by the Bermuda court, all holders of common shares of a company will be bound by the terms of the scheme of arrangement. Foster Wheeler's Bermuda counsel has advised that where the statutory procedures have been complied with, the Bermuda court is likely to sanction such a scheme of arrangement that has been approved by the requisite votes of shareholders in the absence of bad faith, fraud or unequal treatment of shareholders.

        Bermuda companies may also engage in a business combination through the direct acquisition by an acquirer of the share capital of the Bermuda company. The Companies Act provides that when an offer is made for common shares of a Bermuda company and, within four months of the offer, the holders of not less than 90% of those shares accept, the offeror may, for two months after that four-month period, require the remaining common shareholders to transfer their common shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares, unless within one month from the date on which the notice to compulsorily acquire was given to the nontendering shareholder, the nontendering shareholder is able to convince a Bermuda court to order otherwise.

        The Companies Act also allows the holders of not less than 95% of the shares of any class of a company (referred to as the "purchasers") to give notice to the remaining shareholders of such class of their intention to acquire the shares of the remaining shareholders on the terms set forth in the notice. When such notice is given, the purchasers are entitled to acquire the shares of the remaining shareholders and are bound by the terms set forth in the notice, unless a remaining shareholder applies to a Bermuda court for an appraisal of the value of the shares to be purchased from him or her within one month of receiving the notice. Within one month of the court appraising the value of the shares, which appraisal may not be appealed, the purchasers are entitled to acquire the remaining shares at the price fixed by the court or cancel the acquisition notice.

        Under Bermuda law, two or more companies can amalgamate and continue as one company. The Companies Act provides for a Bermuda exempt company to amalgamate with (a) a Bermuda local company, (ii) a Bermuda exempt company, or (iii) a foreign corporation. In each case, the surviving entity can take the form of either of the amalgamating entities. The statutory threshold for approval of an amalgamation is 75% of shareholders voting at a special general meeting or such lower majority as is stipulated in the bye-laws of the company.

        Foster Wheeler's bye-laws provide that any matter submitted to the shareholders at a general meeting for approval which relates to the amalgamation, merger or consolidation of the Company with another company, or the sale, lease or exchange of all or substantially all of the assets of the Company, must be approved by 66 2/3% of the votes cast.

        Although Foster Wheeler's bye-laws contain the provision described above, Bermuda law does not impose a separate shareholder approval requirement for a sale of substantially all of a company's assets.

         SwissCo.    Business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least 66 2/3% of the registered shares and a majority of the par value of the registered shares represented at the general meeting of shareholders vote in favor of the transaction. Under the Merger Act, a "demerger" may take two forms:

  •
  a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

  •
  a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction. See "—Voting Rights."

        Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company. With respect to corporations limited by shares, such as SwissCo, the Merger Act provides for the possibility of a so-called "cash-out" or "squeeze-out" merger if the acquirer controls 90% of the outstanding registered shares entitled to vote at a general meeting. In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company). Under the Merger Act, a shareholder has the right to request a court to review the adequacy of the compensation. For more information, see "—Appraisal Rights and Compulsory Acquisitions."

        In addition, under Swiss law, the sale of "all or substantially all of its assets" by SwissCo may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at the general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

  •
  the company sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

  •
  the company's assets, after the divestment, are not invested in accordance with the company's statutory business purpose; and

  •
  the proceeds of the divestment are not earmarked for reinvestment in accordance with the company's business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the company's business.

        If all of the foregoing apply, a shareholder resolution would likely be required.

Special Vote Required for Combinations with Interested Shareholders

         Foster Wheeler.    Foster Wheeler's bye-laws include a provision that is based upon the New York law regarding business combinations. This provision provides that, in general, Foster Wheeler may not engage in a business combination with an interested shareholder for a period of five years after the time of the transaction in which the person became an interested shareholder.

        The prohibition on business combinations with interested shareholders does not apply in some cases, including if:

  •
  Foster Wheeler's board of directors, prior to the time of the transaction in which the person became an interested shareholder, approves (1) the business combination or (2) the transaction in which the shareholder becomes an interested shareholder; or

  •
  the holders of a majority of the outstanding voting shares of Foster Wheeler, excluding shares owned by the interested shareholder, approve the business combination no earlier than five years after the time of the transaction in which the person became an interested shareholder.

        As defined in Foster Wheeler's bye-laws, an interested shareholder generally includes any person who, together with any affiliates and/or associates, beneficially owns (or within five years, did own), directly or indirectly, 20% or more of the corporation's voting stock.

        Although Foster Wheeler's bye-laws contain the provisions described above, under Bermuda law there is generally no prohibition on business combinations with interested shareholders.

         SwissCo.    SwissCo will not be governed by any law or any provision of its articles of association that is analogous to the limitations described above and applicable to Foster Wheeler with respect to combinations with interested shareholders.

Other Anti-Takeover Measures

         Foster Wheeler.    Bermuda law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan. However, there is little case law on the enforceability of such plans under Bermuda law. In the adoption of such a plan, the following principles should be observed: (1) the directors take bona fide actions in the best interest of the company as a whole, (2) the powers of the directors are used for a proper purpose, (3) the directors exercise their powers fairly between shareholders and (4) the plan does not penalize any existing shareholders. Under Foster Wheeler's bye-laws, Foster Wheeler's board of directors could authorize, without shareholder approval, the issuance of a preferred share purchase right to be attached to each issued common share with such terms and for such purposes, including the influencing of takeovers, as determined by the board of directors.

        The board of directors of Foster Wheeler is also authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of a class or series, to issue from time to time any other classes or series of shares with the designations and relative powers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or terms or conditions of redemption as it considers fit. The board of directors could authorize the issuance of preference shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

        For other provisions that could be considered to have an anti-takeover effect, in addition to "—Preemptive Rights and Advance Subscription Rights" above, see "—Special Meetings of

Shareholders," "—Election of Directors; Staggered Terms of Directors," "—Removal of Directors," "—Amendment of Governing Documents" and "—Director Nominations; Proposals of Shareholders" below.

         SwissCo.    SwissCo does not have a shareholder rights plan. Rights plans generally discriminate in the treatment of shareholders by imposing restrictions on any shareholder who exceeds a level of ownership interest without the approval of the board of directors. Anti-takeover measures such as rights plans that are implemented by the board of directors would be restricted under Swiss corporate law by the principle of equal treatment of shareholders and the general rule that new shares may only be issued based on a shareholders' resolution. However, upon completion of the Redomestication, SwissCo's articles of association will include an authorized share capital, according to which the board of directors is authorized, at any time during a maximum two-year period, to issue a number of registered shares of up to 50% of the share capital registered in the commercial register and to limit or withdraw the preemptive rights of the existing shareholders in various circumstances.

        In addition, under SwissCo's articles of association, shareholders whose "controlled shares" (as defined in the articles of association) represent 10% or more of the total voting shares of SwissCo will be limited to voting one vote less than 10% of the total voting rights of SwissCo's share capital as registered with the commercial register, which could make it more difficult for a third party to acquire us without the consent of our board of directors. See "—Voting Rights."

        For other provisions that could be considered to have an anti-takeover effect, in addition to "—Preemptive Rights and Advance Subscription Rights" above, see "—Special Meetings of Shareholders," "—Election of Directors; Staggered Terms of Directors," "—Removal of Directors," "—Amendment of Governing Documents" and "—Director Nominations; Proposals of Shareholders" below.

Appraisal Rights and Compulsory Acquisitions

         Foster Wheeler.    Under the Companies Act, a dissenting shareholder of a company participating in an amalgamation (other than an amalgamation between a company and its wholly-owned subsidiary or between two or more subsidiaries of the same holding company) may apply to the court to appraise the fair value of his or her shares. In connection with the compulsory transfer of shares to a 90% shareholder of a Bermuda company as described under "—Shareholder Approval of Business Combinations," a minority shareholder may apply to the court within one month of receiving notice of the compulsory transfer objecting to that transfer. In connection with the compulsory transfer of shares to a 95% shareholder of a Bermuda company, a minority shareholder may apply to the court within one month of receiving notice of the compulsory transfer to have the value of his or her shares appraised by the court.

         SwissCo.    For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request a competent court to determine a reasonable amount of compensation.

Election of Directors; Staggered Terms of Directors

         Foster Wheeler.    Foster Wheeler's bye-laws provide that the number of directors of Foster Wheeler shall be not less than three or more than twenty. The board has the exclusive power to set the exact number of directors within that range. The board currently has nine directors. The Companies Act does not contain provisions specifically related to classified boards of directors. However, Foster Wheeler's bye-laws provide for a classified board of directors.

        Foster Wheeler's bye-laws provide that directors may be elected at a general meeting by a majority of the votes cast by the shareholders present in person or by proxy at the meeting. Cumulative voting for the election of directors is prohibited by Foster Wheeler's bye-laws.

         SwissCo.    SwissCo's articles of association provide for the same range in the number of directors as Foster Wheeler. Upon completion of the Redomestication, SwissCo will have the same directors as Foster Wheeler.

        SwissCo's articles of association provide for a classified board of directors. At each annual general meeting, each class of the directors whose term then expires shall be elected to hold office for a three-year term.

        With respect to the election of directors, each holder of registered shares entitled to vote at the general meeting has, subject to the limitation for shareholders whose "controlled shares" represent 10% or more of SwissCo's voting shares, the right to vote, in person or by proxy, the number of registered shares held by him for as many persons as there are directors to be elected. SwissCo's articles of association do not provide for cumulative voting for directors.

        SwissCo's articles of association further provide that directors may be elected at a general meeting of shareholders by a majority of the votes cast by the shareholders present in person or by proxy at the meeting.

        Under the Swiss Code, board members may at any time, with or without cause and with immediate effect, resign from office.

Vacancies on Board of Directors

         Foster Wheeler.    Foster Wheeler's bye-laws provide that a vacancy or a newly created directorship shall be filled by the decision of a majority of the remaining directors.

         SwissCo.    The Swiss Code provides that a vacancy or a newly created directorship as proposed by SwissCo's board of directors may only be filled upon approval by shareholders at a shareholders meeting.

Removal of Directors

         Foster Wheeler.    Foster Wheeler's bye-laws provide that directors may only be removed for "cause," and such removal requires the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote on the election of directors.

         SwissCo.    Under the Swiss Code, directors may at any time, with or without cause, be removed from office by resolution of the shareholders at a general meeting of shareholders, provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of the Swiss Code and SwissCo's articles of association. SwissCo's articles of association provide that a decision of the shareholders at a general meeting to remove a director requires the vote of shareholders holding at least 66 2/3% of the registered shares outstanding and entitled to vote at that meeting.

Alternate Directors

         Foster Wheeler.    Foster Wheeler's bye-laws provide that shareholders may appoint alternate directors to serve as a director in place of a director who is not present at meetings of the board of directors or its committees. In addition, under the Companies Act, a director may, subject to the bye-laws of the company, appoint another director of the company to represent him or her and to vote on his or her behalf at any meeting of the directors of the company. The representative director may vote at any such meeting on his or her own behalf, as well as on behalf of the director who appointed him or her.

         SwissCo.    SwissCo's articles of association do not allow for the election or appointment of alternate directors.

Duties of the Board of Directors

         Foster Wheeler.    The Companies Act includes a statutory duty of care, requiring directors to act honestly and in good faith with a view to the best interests of the company and to exercise the care, diligence, and skill that a reasonably prudent person would exercise in comparable circumstances. In addition to the statutory duty of care, judicial precedent in Bermuda has defined the duties of a director as being the exercise of reasonable skill, care and diligence, to take actions in the bona fide best interests of the company, to exercise powers for proper purposes and to observe general standards of loyalty, good faith, and the avoidance of a conflict of duty and self-interest. In the absence of a developed body of Bermuda law in this regard, the principles outlined by English common law are highly persuasive in Bermuda courts. The standard of skill and care expected of a director of a Bermuda company may be summarized as follows:

        Historically, the standard of care expected of directors in Bermuda was entirely subjective. In recent years the English and Commonwealth common law authorities have moved towards an objective test for the standard of skill and care that should be exercised by directors. It is likely that Bermuda courts will follow these authorities. In consequence, it is probable that the standard of care required to be met by the director of a Bermuda company is that of a reasonably diligent person having both (1) the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to that company, and (2) the specific knowledge, skill and experience that such director actually has. In consequence, there is a minimum objective standard based upon the functions given to the director in question but the standard may be raised where the director in question has more knowledge, skill and experience than would normally be expected. In addition, and based on a growing body of judicial precedent in England and the Commonwealth, the responsibilities of directors require that they take reasonable steps to place themselves in a position to guide and monitor the management of the company without relying blindly on the judgment of others. The foregoing notwithstanding, the duty of care is not absolute and it is still proper for directors to delegate management functions, especially in large companies such as Foster Wheeler.

        Under the Companies Act, a director must observe the statutory duty of care, which requires such director to act honestly and in good faith with a view to the best interests of the company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Directors are also subject to common law fiduciary duties which require directors to act in good faith in the best interests of the company and to exercise the powers and fulfill the duties of the office honestly and within the powers set forth in the company's memorandum and bye-laws. Further, directors must not put themselves in a position of conflict with the company.

         SwissCo.    A director of a Swiss company is bound to performance standards as specified in the Swiss Code. Under these standards, a director must act in accordance with the duties imposed by statutory law, in accordance with the company's articles of association and in the best interest of the company. A director is generally disqualified from participating in a decision that directly affects him. A director must generally safeguard the interest of the company in good faith, adhere to a duty of loyalty and a duty of care and, absent special circumstances, extend equal treatment to all shareholders in like circumstances. The test for the duty of care is primarily objective: a director is required to apply the care a reasonable person would apply under the same circumstances. To some extent, particular skills and functions of a board member may be taken into consideration. The members of the board of directors of SwissCo are liable to SwissCo, its shareholders and, in bankruptcy, its creditors for damage caused by the violation of their duties.

        To the extent that the Swiss Code allows the delegation by the board of directors of the day-to-day management to executive management, and such delegation is actually made by virtue of SwissCo's organizational regulations, the responsibility of the board of directors is reduced with regard to the delegated task to the due election, instruction and supervision of the executive management.

Indemnification of Directors and Officers; Insurance

         Foster Wheeler.    Under the Companies Act, a company may indemnify its directors and officers against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director or officer may be guilty in relation to the company or any of its subsidiaries. The bye-laws of Foster Wheeler Ltd. provide for the indemnity by Foster Wheeler Ltd. of the officers and directors of Foster Wheeler Ltd. to the fullest extent permitted by law.

        The Companies Act permits a company to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not the company may otherwise indemnify such officer or director.

         SwissCo.    Although this area of law is unsettled in Switzerland, we believe, based on the interpretation of certain leading Swiss legal scholars (the opinions of which are persuasive authority in Switzerland), that under Swiss law, the company may indemnify its directors and officers unless the indemnification results from a breach of their duties, which breach constitutes gross negligence or intentional breach of duty. SwissCo's articles of association make indemnification of directors and officers and advancement of expenses (except in cases where SwissCo is proceeding against an officer or director) to defend claims against directors and officers mandatory on the part of SwissCo to the fullest extent allowed by law. Under SwissCo's articles of association, a director or officer may not be indemnified if such person is found, in a final judgment or decree not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a director or officer. Swiss law permits the company, or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers. SwissCo may obtain such insurance from one or more third party insurers or captive insurance companies. SwissCo also plans to enter into indemnification agreements with each of its directors and executive officers, upon the completion of the Redomestication, that will provide for indemnification and expense advancement (except in cases where SwissCo is proceeding against an officer or director) and include related provisions meant to facilitate the indemnitee's receipt of such benefits. We expect the agreements to provide that SwissCo will indemnify each director and executive officer against claims arising out of such director or executive officer's service to the company, except (i) in respect of any claim as to which the director or executive officer is adjudged in a final and non-appealable judgment to have committed an intentional or grossly negligent breach of his duties or (ii) in the case of fraud or dishonesty by the director or executive officer. We expect the agreements to provide that expense advancement is provided subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he is not entitled to indemnification. The board of directors of SwissCo (if a majority of the board is disinterested in the claim under which the officer or director is seeking indemnification) or an independent counsel will determine whether an indemnification payment or expense advance should be made in any particular instance and the executive officer or director seeking indemnification may challenge such determination. Indemnification and advancement of expenses generally will not be made in connection with proceedings brought by the indemnitee against SwissCo.

Limitation on Director Liability

         Foster Wheeler.    Under the Companies Act, a company may exempt its directors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director may be guilty in relation to the company or any of its subsidiaries.

        The Companies Act renders void any provision in the bye-laws or any contract between a company and any such director exempting him or her from or indemnifying him or her against any liability in respect of any fraud or dishonesty of which he or she may be guilty in relation to the company. Further, a Bermuda court may not enforce a provision purporting to limit a director's liability if to do so was contrary to public policy, such as, if the provision attempted to relieve a director of criminal liability. Foster Wheeler's bye-laws provide that the company and its members waive any claim or right of action against directors for breach of their duties as directors, except for any matter involving fraud or dishonesty on the part of such director.

         SwissCo.    Swiss law does not permit a company to exempt any member of its board of directors from any liability for damages suffered by the company, the shareholders or the company's creditors caused by intentional or negligent violation of that director's duties. However, the general meeting of shareholders may pass a resolution discharging the members of the board of directors from liability for certain limited actions. Such release is effective only for facts that have been disclosed to the shareholders and only vis-à-vis the company and those shareholders who have consented to the resolution or who acquired shares subsequently with knowledge of the resolution. Swiss law does not allow prospective waivers of liability of directors.

Directors' Conflicts of Interest

         Foster Wheeler.    As a matter of the common law applied in Bermuda, the director of a Bermuda company should seek to avoid placing himself in a position where there is a conflict, or a possible conflict, between the duties he owes to the company and either his personal interest or other duties that he owes to a third party, and if a director is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the company, he must declare the nature and extent of that interest to the other directors at the first opportunity. The duty extends to not making personal profit from opportunities that result from directorship.

        This common law duty of a director to avoid conflicts of interest generally is not breached in respect of matters that have been declared by the company at the appropriate time and (i) authorized by the directors generally or (ii) authorized by the provisions of the company's memorandum of association and bye-laws. Foster Wheeler's bye-laws specifically provide that no person is disqualified from the office of director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise. Foster Wheeler's bye-laws further provide that a director shall be at liberty to vote in respect of any contract or transaction in which he is so interested; provided, however, that the nature of the interest of any director in any such contract or transaction must be disclosed by him at or prior to its consideration and any vote on the matter.

         SwissCo.    Swiss law does not have a general provision on conflicts of interest. However, under the Swiss Code a director is required to safeguard the interests of the company and to adhere to a duty of loyalty and a duty of care. This requirement generally disqualifies a director from participating in decisions directly affecting him. Further, each director must disclose to the chairman of the board of directors any conflict of interest arising generally or relating to any matter to be discussed at a meeting of the board of director and/or the subject matter of a resolution of the board of directors as well as any contract or proposed contract or arrangement with SwissCo or any of its subsidiaries in which such director has, directly or indirectly, an interest, as soon as he becomes aware of its existence. Following a declaration of a conflict of interest being made pursuant to the organizational regulations, and unless disqualified by the chairman of the relevant meeting of the board of directors, a director may participate in discussions and decision-making involving the interest at stake. Accordingly the interested director may vote and may be counted in the quorums at such meeting. Breach of these principles may also entail personal liability of the directors to the company. In addition, the Swiss Code requires a director to return to the company payments made to a director if such payments are not made on an arm's length basis or if the recipient of the payment was acting in bad faith.

Shareholders' Suits

         Foster Wheeler.    Under Bermuda law, a court will generally refuse to interfere with the management of a company on behalf of minority shareholders who are dissatisfied with the conduct of a company's affairs by its board of directors. However, each shareholder is entitled to have the affairs of the company properly conducted in accordance with law. Therefore, if those who control the company persistently disregard the requirements of law or of the company's memorandum of association or bye-laws, the court may grant relief. Bermuda courts ordinarily would be expected to follow English precedent, which would permit the court to intervene in any of the following circumstances: (i) where the act complained of is alleged to be beyond the corporate power of the company or illegal; (ii) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company; provided that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (iii) where an act requires approval by a greater percentage of the company's shareholders than actually approved it; or (iv) where such an action is necessary in order that there not be a violation of the company's memorandum of association or bye-laws.

        Under the Companies Act, a shareholder is entitled to complain to the court that the affairs of the company are being conducted in a manner which is oppressive or unfairly prejudicial to the shareholders, or some of them, and seek a winding-up of the company or an alternative remedy.

        An individual shareholder may seek to bring an action on behalf of the company to enforce the company's rights, and judgment in such a case would be in favor of the company.

        An individual shareholder may be permitted to bring an action on behalf of himself and his fellow shareholders to remedy a wrong done to the company or to compel the company to conduct its affairs in accordance with the rules governing it.

        A shareholder also may be permitted to bring an action in his own name on his own behalf against a Bermuda company or another shareholder. In any such action, however, a loss suffered by the company will not be regarded as a direct loss suffered by the individual shareholder. Remedies for such an action are generally limited to declarations or injunctions.

         SwissCo.    Under Swiss law, each shareholder is entitled to file an action for damage caused to the company. The claim of the shareholder is for performance to the company. If the shareholder, based upon the factual and legal situation, had sufficient cause to file an action, the judge has discretion to impose all costs the plaintiff incurred in prosecuting the action on the company.

        Shareholders who suffer a direct loss due to an intentional or negligent breach of a director's or senior officer's duties may sue in their personal capacity for monetary compensation.

        Under Swiss law, any shareholder may challenge actions by the general meeting of shareholders that violate the law or the articles of association, including, for example, actions that withdraw or limit shareholders' rights without a valid reason, discriminate against or disadvantage shareholders in a manner not justified by the Company purpose or withdraw the profit orientation of the Company without the consent of all shareholders.

 Shareholder Consent to Action Without Meeting

         Foster Wheeler.    The Companies Act provides that anything which may be done by resolution of a company at a general meeting or a meeting of any class of members may also be done by resolution in writing and that such resolution should be signed by members representing the majority that would have been required had such resolution been adopted at a general meeting, or such other majority stipulated in the company's bye-laws. Foster Wheeler's bye-laws provide that anything which may be done by resolution of a company in a general meeting or by resolution of a meeting of any class of members may be done by resolution in writing signed by or on behalf of all of the members entitled to attend and vote on the relevant resolution.

         SwissCo.    Under Swiss corporate law, shareholders are not permitted to act by written consent in lieu of a general meeting of shareholders.

Annual Meetings of Shareholders

         Foster Wheeler.    The Companies Act and Foster Wheeler's bye-laws require that a general meeting of shareholders be held at least annually. Foster Wheeler's bye-laws provide that the annual meeting can be held at any location as specified in the notice of the meeting. At such meeting, elections will be held for directors whose terms have expired and such other business may be transacted as may properly be brought before such meeting. The shareholders are also required to appoint an auditor at the annual general meeting (or, if necessary, at a subsequent special general meeting). In addition, the Companies Act and Foster Wheeler's bye-laws require, subject to waiver by all of the members and directors of a company, that the financial statements required by the Companies Act be laid before the company at the general meeting.

         SwissCo.    Under the Swiss Code and SwissCo's articles of association, SwissCo must hold an annual, ordinary general meeting of shareholders within six months after the end of its fiscal year for the purpose, among other things, of approving the annual financial statements and the annual business report, and the annual election of directors for the class whose term has expired. The invitation to general meetings must be published in the Swiss Official Journal of Commerce at least 20 but not more than 60 calendar days prior to the relevant general meeting of shareholders. Annual general meetings of shareholders may be convened by the board of directors or, under certain circumstances, by the auditor. A general meeting of shareholders may be held anywhere.

        The annual business report and the auditors' report must be submitted for examination by the shareholders at the registered office of the Company at least 20 days prior to the ordinary general meeting of shareholders. The business report must include (among other things): (1) the total amount of remuneration to directors, management and related parties; (2) names of all shareholders with voting power of 5% or more; and (3) shares, stock options and conversion rights in the Company held by directors and related persons. The Company must send a written notice to shareholders of their right to request and receive by mail a copy of the annual business report and auditors' report.

Special Meetings of Shareholders

         Foster Wheeler.    The Companies Act and Foster Wheeler's bye-laws provide that an extraordinary general meeting of Foster Wheeler may be called by the chairman, or if the chairman is incapacitated, by the majority of the board of directors of Foster Wheeler. In addition, the board of directors must convene a special general meeting upon request by one or more shareholders holding at least 10% of the registered shares having the right to vote at general meetings at the time of the request.

         SwissCo.    An extraordinary general meeting of SwissCo may be called upon the resolution of the board of directors or, under certain circumstances, by the auditor. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders holding an aggregate of at least 10% of the registered shares, specifying the items for the agenda and their proposals, or if it appears from the stand-alone annual statutory balance sheet that half of the company's share capital and reserves are not covered by the company's assets. In the latter case, the board of directors must immediately convene an extraordinary general meeting of shareholders and propose financial restructuring measures. Any shareholder may request that an item be included on the agenda of a general meeting of shareholders. See "—Director Nominations; Proposals of Shareholders" for more information.

Record Dates for Shareholder Meetings

         Foster Wheeler.    Foster Wheeler's bye-laws provide that the record date for any general shareholder meeting may be at most 60 days prior to that meeting.

         SwissCo.    SwissCo expects to set the record date for each general meeting of shareholders on a date not more than 60 and not less than 20 calendar days prior to the date of each general meeting and announce the date of the general meeting of shareholders prior to the record date.

Director Nominations; Proposals of Shareholders

         Foster Wheeler.    Foster Wheeler's bye-laws require that a shareholder desiring to nominate directors or submit a proposal for consideration by the shareholders at any annual general meeting must give written notice of such intent, which notice must be received by the secretary of Foster Wheeler no later than 120 calendar days in advance of the anniversary date of the proxy statement released to shareholders in connection with the previous year's annual general meeting in order for such nomination or proposal to be included in the proxy statement issued to shareholders in connection with the current year's annual general meeting. A shareholder may otherwise nominate a director or submit a proposal for consideration by the shareholders at any annual meeting by giving written notice of such intent in the manner provided for above not less than 45 calendar days in advance of the anniversary date of the proxy statement related to shareholders in connection with the previous year's annual general meeting, provided that the company is not required to include such notice in the proxy issued to shareholders in connection with the current year's annual general meeting.

         SwissCo.    Under SwissCo's articles of association, any shareholder may request that an item be included on the agenda of a general meeting of shareholders. A request for inclusion of an item on the agenda must be in writing and received by SwissCo at least 45 calendar days prior to the anniversary date of the proxy statement in connection with Foster Wheeler's last general meeting of shareholders. The request must specify the relevant agenda items and motions, together with evidence of the required shares recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC. In addition, if the agenda for a general meeting includes the election of directors, shareholders may, without any advance notice, nominate directors other than those recommended by the board pursuant to a shareholder's right to make counterproposals relating to items on the meeting agenda.

Adjournment of Shareholder Meetings

         Foster Wheeler.    Foster Wheeler's bye-laws provide that the presiding officer of any shareholder meeting may, with the consent of a majority of the shareholders present and entitled to vote at the meeting, adjourn the meeting. New notice of the date, time, and place for the resumption of the meeting must be given if the meeting is not adjourned to a specific date and time.

         SwissCo.    Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published may not be adjourned without publishing a new notice of meeting.

 Voting Rights

         Foster Wheeler.    The holders of common shares of Foster Wheeler are entitled to one vote per share. Any matter submitted to shareholders at a general meeting requires the affirmative vote of a majority of the votes cast unless otherwise required by the Companies Act or the bye-laws. Foster Wheeler's bye-laws provide that any matter submitted to the shareholders at a general meeting for approval which relates to (i) the amalgamation, merger or consolidation of the Company with another company, or the sale, lease or exchange of all or substantially all of the assets of the Company or (ii) the removal of the auditor prior to termination of its term, must be approved by 66 2/3% of the votes cast. Foster Wheeler's bye-laws also provide that any matter submitted to the shareholders at a general meeting for approval which relates to the removal of a director for cause must be approved by 66 2/3% of the holders of shares entitled to vote for the election of directors.

        There are no limitations imposed by Bermuda law or Foster Wheeler's memorandum of association or bye-laws on the right of nonresident shareholders to hold or vote their common shares.

        The rights attached to any separate class or series of shares, unless otherwise provided by the terms of the shares of that class or series, may be varied only with the consent in writing of the holders of all of the issued shares of that class or series or by a resolution passed at a separate general meeting of holders of shares equal to 75% of the issued shares of that class or series. The necessary quorum for that meeting is the presence of at least two persons, in person or by proxy, of holders of at least one-third of the shares of that class or series. Each holder of shares of the class or series present, in person or by proxy, will have one vote for each share of the class or series of which he is the holder. Outstanding shares will not be deemed to be varied by the creation or issuance of additional shares that rank in any respect prior to or equivalent with those shares.

         SwissCo.    Each SwissCo registered share carries one vote at a general meeting of shareholders. Voting rights and all other related rights may be exercised by shareholders registered in SwissCo's share register or by a duly appointed proxy of a registered shareholder, which proxy need not be a shareholder. Except as described below, SwissCo's articles of association do not limit the number of registered shares that may be voted by a single shareholder. Beneficial owners of shares who hold shares though a nominee exercise shareholders' rights through the nominee.

        SwissCo's articles of association limit the voting rights of registered shares that are "controlled shares" of a shareholder to one vote less than 10% of the total voting rights of SwissCo's share capital as registered with the commercial register. Controlled shares of a shareholder consist of shares owned by the shareholder (i) directly, (ii) with respect to U.S. holders, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the U.S. Code or (iii) as a beneficial owner within the meaning of Section 13(d) of the Exchange Act. The board of directors may waive this restriction.

        To be able to exercise voting rights, holders of the shares must apply to us for enrollment in our share register as shareholders with voting rights. Registered holders of shares may obtain the form of application from our transfer agent. The form of application includes a representation that the holder is holding shares for his own account. Certain exceptions exist for nominees. The board of directors will register Cede & Co., as nominee of The Depository Trust Company, or DTC, with voting rights with respect to shares held in "street name" through DTC.

        No shareholder will be registered with voting rights for 10% or more of the share capital as recorded in the commercial register. In furtherance of this limitation, the board of directors is authorized at any time to request from any person which discloses publicly, including in any filing with the SEC, or to SwissCo that it beneficially owns 10% or more of the shares of the company, that such person provide information with respect to all of its shares that it beneficially owns which are being held by brokers, nominees or other persons on its behalf. The board of directors is authorized to exempt Cede & Co. and other nominees from these requirements.

        If the board of directors refuses to register a shareholder with voting rights, the board will notify the shareholder of such refusal within 20 days of the receipt of the application. Furthermore, the board may cancel, with retroactive application, the registration of a shareholder with voting rights if the initial registration was on the basis of false information in the shareholder's application. Shareholders registered without voting rights may not participate in or vote at SwissCo's shareholders' meetings, but will be entitled to dividends, preemptive rights and liquidation proceeds. Only shareholders that are registered as shareholders with voting rights on the relevant record date are permitted to participate in and vote at a general shareholders' meeting.

        Legal entities that are linked to one another through capital, voting rights, management or in any other manner, as well as all natural persons or legal entities achieving an understanding or forming a syndicate or otherwise acting in concert to circumvent the limitation on registration, are considered one shareholder or nominee.

        Treasury shares, whether owned by SwissCo or one of its majority-owned subsidiaries, will not be entitled to vote at general meetings of shareholders.

        Pursuant to the Swiss Code, registered shareholders have the exclusive right to determine the following matters:

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  adoption and amendment of SwissCo's articles of association;

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  election of members of the board of directors and the auditor;

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  approval of the annual business report, the stand-alone statutory financial statements and the consolidated financial statements;

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  payments of dividends and any other distributions of capital to shareholders;

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  discharge of the members of the board of directors from liability for previous business conduct to the extent such conduct is known to the shareholders; and

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  any other resolutions that are submitted to a general meeting of shareholders pursuant to law, SwissCo's articles of association or by voluntary submission by the board of directors (unless a matter is within the exclusive competence of the board of directors pursuant to the Swiss Code).

        Pursuant to SwissCo's articles of association, the shareholders generally pass resolutions by the affirmative vote of a majority of the registered shares represented and voting at the general meeting of shareholders (broker nonvotes, abstentions and blank and invalid ballots shall be disregarded), unless otherwise provided by law or SwissCo's articles of association. SwissCo's articles of association provide that directors may be elected at a general meeting of shareholders by a majority of the votes cast by the shareholders present in person or by proxy at the meeting. See "Election of Directors; Staggered Terms of Directors" for a discussion of voting for the election of directors.

        The Swiss Code and/or SwissCo's articles of association require the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at a general meeting to approve the following matters:

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  a change of the purpose of SwissCo;

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  the creation of shares with privileged voting rights;

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  the restriction on the transferability of registered shares and any amendment in relation thereto;

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  an increase of capital, authorized or subject to a condition;

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  an increase of capital out of equity against contributions in kind, or for the purpose of acquisition of assets or the granting of special benefits;

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  any change to the provisions relating to supermajority voting provisions in SwissCo's articles of association;

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  the restriction or withdrawal of preemptive rights;

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  a change in the place of incorporation of SwissCo;

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  the dissolution of SwissCo; and

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  any alteration or amendment of articles 8, 9 or 16 of the articles of association, which relate to the voting rights of shareholders of SwissCo.

        The same supermajority voting requirements apply to resolutions in relation to transactions among corporations based on the Merger Act, including a merger, demerger or conversion of a corporation (other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company—in such a merger, an affirmative vote of 90% of the outstanding registered shares is required). Swiss law may also impose this supermajority voting requirement in connection with the sale of "all or substantially all of its assets" by SwissCo. See "—Compulsory Acquisitions; Appraisal Rights" and "—Shareholder Approval of Business Combinations."

        SwissCo's articles of association require the affirmative vote of at least two-thirds of the registered shares recorded in the commercial register and entitled to vote at a general meeting to approve the removal of a member of the board of directors.

Amendment of Governing Documents

         Foster Wheeler.    Under the Companies Act, amendments to the memorandum of association of a Bermuda company must be approved by a majority of the shareholders voting on the amendments and amendments to the company's objects (i.e., business purposes) may require approval by the Bermuda Minister of Finance. Usually, the memorandum of association of a Bermuda company contains only the name, type of company, objects and powers and authorized share capital of a company. Under the Companies Act, the bye-laws may be amended by a resolution of the board of directors and a resolution of the shareholders approved by a majority of the shareholders voting on the amendment, unless a greater shareholder vote is required under the bye-laws. The Foster Wheeler bye-laws require a unanimous vote to approve any amendments to the bye-laws which have not been approved by the board of directors.

         SwissCo.    Under the Swiss Code and SwissCo's articles of association, SwissCo's articles of association may only be amended by a resolution of its shareholders at a general meeting of shareholders. See "—Voting Rights." Other than on the basis of an authorization of the general meeting of shareholders, SwissCo's board of directors may not effect amendments to SwissCo's articles of association on its own. Under SwissCo's articles of association, the board of directors may pass and amend organizational regulations. Under Swiss law, shareholders may not pass or amend organizational regulations but may pass resolutions amending the articles of association to effectively supersede certain provisions in the organizational regulations.

Quorum Requirements

         Foster Wheeler.    The presence of shareholders, in person or by proxy, holding at least a majority of the issued shares generally entitled to vote at a meeting, is a quorum for the transaction of business (including the approval of an amalgamation) except as otherwise provided by the Companies Act.

         SwissCo.    The presence of shareholders, in person or by proxy, holding at least a majority of the registered shares recorded in SwissCo's share register and generally entitled to vote at a meeting, is a quorum for the transaction of most business.

        Under the Swiss Code, the board of directors has no authority to waive quorum requirements stipulated in the articles of association.

Inspection of Books and Records; Special Investigation

         Foster Wheeler.    Shareholders of a Bermuda company have the right to inspect or obtain copies of the minutes of general meetings of the company. Foster Wheeler's bye-laws provide that no shareholder, other than a director, has any right to inspect any accounting record of the company except as provided by law or authorized by the board of directors or company at a general meeting. However, subject to waiver by the shareholders, the company is required to lay the financial statements required by the Companies Act before the company at a general meeting. Shareholders may also inspect the share register on any business day, subject to reasonable restrictions imposed by the board of directors.

         SwissCo.    Under the Swiss Code, a shareholder has a right to inspect the share register with regard to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss company may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of the company's business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from the board of directors concerning the affairs of the company. Shareholders may also ask the auditor questions regarding its audit of the company. The board of directors and the auditor must answer shareholders' questions to the extent necessary for the exercise of shareholders' rights and subject to prevailing business secrets or other material interests of SwissCo.

        In addition, if the shareholders' inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, SwissCo or any shareholder may, within 30 calendar days after the general meeting of shareholders, request the court at SwissCo's registered office to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of the share capital or holders of registered shares in an aggregate par value of at least two million Swiss francs may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of the board or an officer of SwissCo infringed the law or SwissCo's articles of association and thereby damaged the company or the shareholders. The costs of the investigation would generally be allocated to SwissCo and only in exceptional cases to the petitioners.

Transfer and Registration of Ownership of Shares

         Foster Wheeler.    Foster Wheeler's board of directors may, in its discretion, decline to register or otherwise restrict any transfer of any share (subject to any NASDAQ rules governing share transfers) where the Board believes such transfer would cause the company to be in violation of the laws of a jurisdiction having legal authority over any part of the company's affairs. Foster Wheeler's bye-laws expressly provide for the issuance of fractional shares. The memorandum also provides that the board may take any action it sees fit with respect to fractions of shares, including the sale or transfer of fractions of a share.

         SwissCo.    No restrictions apply to the transfer of SwissCo registered shares. SwissCo's share register will initially be kept by Mellon Investor Services, LLC, which acts as transfer agent and registrar. The share register reflects only record owners of SwissCo shares. Swiss law does not recognize fractional share interests.

Rights upon Liquidation

         Foster Wheeler.    Upon the liquidation of Foster Wheeler, after creditors have been paid the full amounts owing to them and the holders of any issued shares ranking senior to the common shares as to distribution on liquidation or winding-up are entitled to receive have been paid or set aside for payment, then the holders of Foster Wheeler's common shares are entitled to receive, pro rata, any remaining assets available for distribution to the holders of common shares. The liquidator may deduct from the amount payable in respect of those common shares any liabilities the holder has to or with Foster Wheeler. The assets received by the holders of Foster Wheeler common shares in liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders. The shareholders may resolve that the Company be wound up by the court, or be wound up voluntarily, with the vote of holders of at least 75% of the voting shares of the Company. The board may also present a petition to the court for the Company to be wound up.

         SwissCo.    SwissCo's duration is unlimited. SwissCo may be dissolved at any time with the approval of shareholders holding two-thirds of the voting rights and a majority of the par value of the registered shares represented at a general meeting. Dissolution by court order is possible if SwissCo becomes bankrupt, or for cause at the request of shareholders holding at least 10% of SwissCo's share capital. Under Swiss law, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of registered shares held, subject to Swiss withholding tax requirements.

Enforcement of Civil Liabilities Against Foreign Persons

         Foster Wheeler.    Foster Wheeler Ltd. has been advised by its Bermuda counsel, Conyers Dill & Pearman, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. There is no treaty between Bermuda and the United States providing for the reciprocal enforcement of foreign judgments. Foster Wheeler Ltd. has also been advised by Conyers Dill & Pearman that a final and conclusive judgment obtained in a court in the United States under which a sum of money is payable as compensatory damages may be the subject of an action in the Supreme Court of Bermuda under the common law doctrine of obligation. Such an action should be successful upon proof that the sum of money is due and payable, and without having to prove the facts supporting the underlying judgment, as long as: (i) the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda; and (ii) the judgment is not contrary to public policy in Bermuda, was not obtained by fraud or in proceedings contrary to natural justice of Bermuda and is not based on an error in Bermuda law.

         SwissCo.    Switzerland and the United States do not have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

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  the foreign court had jurisdiction pursuant to the Swiss Federal Act on Private International Law;

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  the judgment of such foreign court has become final and non-appealable;

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  no reason for refusal in the sense of Article 27 Swiss Federal Act on Private International Law is given (in particular, but not limited to, the decision does not contravene Swiss public policy); and

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  the court procedures and the service of documents leading to the judgment were in accordance with the due process of law, legal precedent and similar requirements.

 THE SPECIAL COURT-ORDERED MEETING

        We are furnishing this proxy statement to our common shareholders in connection with the solicitation of proxies by Foster Wheeler's board of directors for use at a meeting of Foster Wheeler common shareholders to approve the Scheme of Arrangement and any adjournment or postponement of the meeting. We are first mailing this proxy statement and accompanying form of proxy to common shareholders beginning on or about                        , 2008.

General

        The special court-ordered meeting will be conducted in accordance with the directions of the Supreme Court.

Time, Place and Date

        The meeting will be held on January 27, 2009 at 9:00 a.m. EST at our offices, located at Perryville Corporate Park, Clinton, New Jersey.

Purpose of the Meeting

        At the meeting, Foster Wheeler's board of directors will ask the shareholders to vote to approve:

  •
  the Scheme of Arrangement, pursuant to which the holders of Foster Wheeler common shares will receive registered shares, par value CHF 3.00 per share, of SwissCo on a one-for-one basis in respect of such outstanding Foster Wheeler common shares (or, in the case of fractional common shares of Foster Wheeler, cash for such fractional shares in lieu of registered shares of SwissCo);

  •
  a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Scheme of Arrangement; and

  •
  any other matters that properly come before the meeting and any adjournments or postponements of the meeting.

        Foster Wheeler's board of directors has unanimously approved the Scheme of Arrangement and the adjournment proposal and unanimously recommends that you vote "FOR" both of the proposals.

 Record Date; Voting Rights; Vote Required for Approval

        The board has fixed the close of business on December 15, 2008 as the record date for the special court-ordered meeting.

        Only holders of record of Foster Wheeler common shares on the record date are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. You will not be the holder of record of shares that you hold in "street name." Instead, the depository (for example, Cede & Co.) or other nominee will be the holder of record of such shares.

        On the record date of the special court-ordered meeting, approximately                                    Foster Wheeler common shares were issued and entitled to be voted at the meeting. Each Foster Wheeler common share entitles the holder to one vote.

        The presence at the meeting, in person or by proxy, of shareholders holding at least 33 1/3% of our total issued and outstanding common shares will constitute a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

        Assuming the presence of a quorum, the Scheme of Arrangement must be approved by a majority in number of the holders of Foster Wheeler common shares present and voting on the proposal, whether in person or by proxy, representing 75% or more in value of the Foster Wheeler common shares present and voting on the proposal, whether in person or by proxy. For the purpose of calculating the "majority in number" requirement for the approval of the proposal, each registered shareholder, present and voting in person or by proxy, will be counted as a single shareholder, regardless of the number of shares voted by that shareholder. If a registered shareholder elects to vote a portion of such holder's Foster Wheeler common shares in favor of the proposal, and a portion against the proposal, then, subject to any reasonable objection that it may raise, that registered shareholder will be counted as one shareholder voting in favor of the proposal and as one shareholder voting against the proposal, thereby effectively canceling out that registered shareholder's vote for the purposes of the "majority in number" calculation.

        Assuming the presence of a quorum, the adjournment proposal requires the affirmative vote of holders of Foster Wheeler common shares representing at least a majority of the Foster Wheeler shares present in person or by proxy at the meeting and entitled to vote on the matter.

        Under Bermuda law, shareholders are not entitled to dissenters' or appraisal rights with respect to the matters to be considered and voted on at the special court-ordered meeting.

        Our directors and executive officers have indicated that they intend to vote their shares in favor of both of the proposals. On the record date, our directors and executive officers and their affiliates beneficially owned       percent of the outstanding Foster Wheeler common shares.

Proxies

        A proxy card is being sent to each shareholder as of the record date. If you properly received a proxy card, you may grant a proxy to vote on the proposals presented in one of the three ways which are explained under "—How You Can Vote."

        If you have timely submitted a properly executed proxy card or provided your voting instructions by telephone or on the Internet and clearly indicated your votes, your shares will be voted as indicated.

        If you have timely submitted a properly executed proxy card or provided your voting instructions by telephone or on the Internet and have not clearly indicated your votes, the persons named in the proxy card will vote your shares in their discretion. If any other matters properly come before the meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.

        You may abstain on either the Scheme of Arrangement proposal or the adjournment proposal (or both) by marking "ABSTAIN" with respect to either or both of the proposals.

        Brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for "non-routine" matters. Proxies submitted by brokers without instructions from customers for these non-routine matters are referred to as broker non-votes. We believe the Scheme of Arrangement proposal is a non-routine matter.

        An abstention or broker non-vote on the Scheme of Arrangement proposal has the effect of a vote not being cast with respect to the relevant shares in relation to the proposal. As a consequence, such shares will not be considered when determining whether the Scheme of Arrangement proposal has received the required approval by a majority in number of the holders of the Foster Wheeler common shares present and voting on the proposal, whether in person or by proxy, representing 75% or more in value of the common shares present and voting on the proposal, whether in person or by proxy.

        Abstentions and "broker non-votes" on the adjournment proposal have the effect of a vote against the proposal.

        You may revoke your proxy at any time prior to its exercise by:

  •
  giving written notice of the revocation to the Corporate Secretary of Foster Wheeler;

  •
  appearing at the meeting, notifying the Corporate Secretary of Foster Wheeler and voting in person;

  •
  revoking the proxy by telephone or the Internet in the manner and prior to the deadline set forth below under "—How You Can Vote—By Telephone" or "—How You Can Vote—By Internet"; or

  •
  properly completing and executing a later-dated proxy and delivering it to the Corporate Secretary of Foster Wheeler at or before the meeting.

        Your presence without voting at the meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

        If you do not appoint a proxy and you do not vote at the meeting, you will still be bound by the outcome. You are therefore strongly urged to attend and vote at the meeting in person or by proxy.

        The accompanying proxy is being solicited on behalf of the board of directors of Foster Wheeler. The expenses of preparing, printing and mailing the proxy and the materials used in the solicitation will be borne by Foster Wheeler. In addition to solicitation by mail, Foster Wheeler will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and Foster Wheeler will, upon request, reimburse those brokerage houses and custodians for their reasonable related expenses. Foster Wheeler has retained Morrow & Co., LLC for a fee of $10,000, plus expenses, to aid in the solicitation of proxies from its shareholders and to verify certain records related to the solicitations. To the extent necessary in order to ensure sufficient representation at its meeting, Foster Wheeler or its proxy solicitor may solicit the return of proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxies are returned. We urge you to send in your proxy without delay.

How You Can Vote

        Each outstanding common share is entitled to one vote at the special court-ordered meeting. Pursuant to the rules of the SEC, boxes are provided on the proxy card for shareholders to mark if they wish to vote "for," "against" or "abstain" on each proposal. We may accept your proxy by any form of communication permitted by Bermuda law and Foster Wheeler's bye-laws. Accordingly, you may vote by proxy or in person at the meeting. If your shares are held in your name rather than through a bank, broker or nominee, you can vote by proxy in three convenient ways:

  By Telephone:

          Please refer to your proxy card for instructions. Voting by telephone is available 24 hours a day, seven days a week. Have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to direct the vote of your shares and confirm that your instructions have been properly recorded. In order for your shares to be represented at the special court-ordered meeting, your telephone proxy must be received by 11:59 p.m. Eastern Time on January 26, 2009. You also can consent to viewing future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you use this telephone service, you do NOT need to return your proxy card. If you plan to attend the special court-ordered meeting, please retain the bottom portion of the proxy card as your admission ticket. When voting by telephone, please respond to the question asking whether you plan to attend the special court-ordered meeting.

  By Internet:

          Please refer to your proxy card for instructions. The web site for voting by proxy is available at http://www.proxyvoting.com/fwlt and is available 24 hours a day, seven days a week. Have your proxy card in hand when accessing the web site. In order for your shares to be represented at the special court-ordered meeting, your vote must be received by 11:59 p.m. Eastern Time on January 26, 2009. You will be given the opportunity to confirm that your instructions have been properly recorded, and you can consent to viewing future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you use this Internet service, you do NOT need to return your proxy card. If you plan to attend the special court-ordered meeting, please retain the bottom portion of the proxy card as your admission ticket. When voting on the Internet, please respond to the question asking whether you plan to attend the special court-ordered meeting.

  By Mail:

          If you choose to return your executed proxy card by mail, please mark your proxy card, date and sign it, and return it in the enclosed postage-paid envelope. If you misplaced your business reply envelope and are a record holder of common shares, you should mail your proxy card to Mellon Investor Services, LLC, Proxy Processing, P.O. Box 3510, So. Hackensack, New Jersey 07606-9310. If you hold shares through someone else, such as a stock broker, in the name of a bank, or other nominee, you should follow the mailing instructions from that firm. If you plan to attend the court-ordered general meeting, please retain the bottom portion of the proxy card as your admission ticket. If you hold common shares and/or fractions of common shares, please date, sign and return all proxy cards that have been mailed to you to ensure that all of your shares are represented at the special court-ordered meeting.

        If you hold your shares in the name of a bank, broker or other nominee (collectively referred to as a "broker"), the broker may generally vote the shares it holds in accordance with instructions received. Therefore, please follow the instructions provided by your broker when voting your shares.

Validity

        The chairman of the meeting will determine all questions at to the validity, form, eligibility, including time of receipt and acceptance of proxies. His determination will be final and binding. The chairman of the meeting has the right to waive any irregularities or conditions at to the manner of voting. The chairman of the meeting may accept your proxy by any form of written or electronic communication so long as it is reasonably assured that the communication is authorized by you.

        Foster Wheeler common shareholders (including any beneficial owners of such shares that give voting instructions to a custodian or clearing house that subsequently votes on the proposal) who vote either for or against the proposal or who the Supreme Court is satisfied have a substantial economic interest in the Scheme of Arrangement should note that they are entitled to appear in person or by counsel at the Supreme Court hearing on January 30, 2009 at which Foster Wheeler will seek the sanction of the Scheme of Arrangement. In addition, the Supreme Court has wide discretion to hear from interested parties. Foster Wheeler has agreed that it will not object to the participation by any shareholder in the Supreme Court hearing on the grounds that such person does not have a substantial economic interest in the relevant shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        Based upon our review of Schedule 13G and Schedule 13D filings with the SEC through November 17, 2008 and other publicly available information, the following entities are known to our management to be beneficial owners of more than five percent of our outstanding common shares, as indicated. As of November 17, 2008, there were 133,756,147.4656 common shares outstanding.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class
T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, Maryland 21202	13,506,622	(1)	10.1%
Ziff Asset Management, L.P. 283 Greenwich Avenue, Greenwich, Connecticut 06830	9,523,233	(2)	7.1%

(1)
T. Rowe Price Associates, Inc. reported on Schedule 13G, filed with the SEC on February 12, 2008, that it held 6,753,311 common shares as of December 31, 2007. For purposes of disclosure in the table above, we have converted such number to reflect the two-for-one share split effective January 22, 2008. T. Rowe Price Associates, Inc. has subsequently reported on Form 13F, not filed with the SEC, that it holds 4,161,527 common shares, representing less than five percent of our outstanding common shares as of November 17, 2008.

T. Rowe Price Associates, Inc., a registered investment advisor, reported on a pre-split basis that 2,165,800 shares were subject to sole voting power, 6,730,511 shares were subject to sole dispositive power, and 6,753,311 shares represented its aggregate total holdings. T. Rowe Price Associates, Inc. reported that it did not serve as a custodian of the assets of any of its clients and that each of its clients or the client's custodian or trustee bank had the right to receive dividends paid with respect to and proceeds from the sale of such securities. T. Rowe Price Associates, Inc. also reported that the power to direct the receipt of dividends paid and the proceeds from the sale of such security was vested in individual and institutional clients and that any and all discretionary authority which was delegated to T. Rowe Price Associates, Inc. may be revoked in whole or part at any time. T. Rowe Price Associates, Inc. declared that it disclaims beneficial ownership of the securities noted above.

(2)
Ziff Asset Management, L.P. reported on Schedule 13G, which was filed with the SEC on September 22, 2008, that it held 9,523,233 common shares. Ziff Asset Management, L.P. reported that it is the owner of record of the common shares reported and that PBK Holdings, Inc., Philip B. Korsant and ZBI Equities, L.L.C. may be deemed to beneficially own the common shares reported as a result of their direct or indirect power to vote or dispose of such shares.

 SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth, as of November 17, 2008, beneficial ownership of our common shares by each of our directors, each of the named executive officers included in the summary compensation section in the proxy statement for Foster Wheeler's 2008 annual general meeting of shareholders and all directors and executive officers as a group. As of November 17, 2008, there were 133,756,147.4656 shares outstanding.

Name of Beneficial Owner	Shares Held(1)		Shares Subject to Options(2)	Share Units(3)	Shares Beneficially Held	Percent of Class(4)
Eugene D. Atkinson	25,313		7,416	1,007	33,736	*
Steven J. Demetriou	1,000		2,088	743	3,831	*
Robert C. Flexon	4,914		7,394	748	13,056	*
Jack A. Fusco	—		2,088	743	2,831	*
Edward G. Galante	3,000		2,088	743	5,831	*
Stephanie Hanbury-Brown	10,035		8,808	748	19,591	*
Raymond J. Milchovich	249,190	(5)	503,387	—	752,577	*
Maureen B. Tart-Bezer	—		1,403	508	1,911	*
James D. Woods	17,030		9,108	908	27,046	*
Franco Baseotto	1,163		13,952	3,954	19,069	*
Umberto della Sala	4,284		79,387	28,015	111,686	*
Peter J. Ganz	5,432		26,535	6,776	38,743	*
David Wardlaw	636		6,758	1,546	8,940	*
All directors and executive officers as a group (19 persons)	323,248		695,184	53,960	1,072,392	*

(1)
The number of shares indicated as being held by each person listed in this table (including each person comprising the group of all our directors and executive officers) includes shares that are individually or jointly owned, as well as shares over which such person has either sole or shared investment or voting authority. Fractions of shares have been rounded to the nearest whole share.

(2)
Represents shares that may be acquired currently or within 60 days after November 17, 2008 through the exercise of stock options to purchase our common shares.

(3)
Includes restricted share units issued to directors under the Foster Wheeler Ltd. Omnibus Incentive Plan, which we refer to as the LTI Plan, which may be acquired or converted into common shares currently or within 60 days after November 17, 2008 due to vesting rights. Also, includes 259 share units for Mr. Atkinson and 160 share units for Mr. Woods issued under the Foster Wheeler Inc. Directors Deferred Compensation and Stock Award Plan, a legacy plan for non-employee directors. Share units do not have any voting or dividend rights.

(4)
The percentages for each person and the group are calculated based on (A)(i) the number of common shares held by such person or group, as the case may be, plus (ii) the number of common shares that may be acquired currently or within 60 days after November 17, 2008 by such person or group, as the case may be, divided by (B)(i) the number of our outstanding common shares as of November 17, 2008, plus (ii) the number of common shares that may be acquired currently or within 60 days after November 17, 2008 by such person or group, as the case may be.

(5)
Includes 82,980 restricted common shares approved and granted under the LTI Plan to Mr. Milchovich on August 11, 2006 in accordance with his restricted stock award and employment agreement. The restricted shares, which have both voting and dividend rights the same as our common shares, will vest on August 11, 2009.

*
Less than 1%.

MARKET PRICE AND DIVIDEND INFORMATION

        The following table presents the high and low sales prices of Foster Wheeler common shares for the periods indicated, as reported on the NASDAQ Global Select Market. No cash dividends were declared on Foster Wheeler common shares during the periods presented in the table.

        Foster Wheeler's common shares are listed on the NASDAQ Global Select Market under the symbol "FWLT." As of December 15, 2008, the record date for determining holders of Foster Wheeler common shares, there were                                    holders of record of Foster Wheeler common shares.

	Price of Foster Wheeler Common shares(1)
Calendar Year	High	Low
2006
First quarter	$26.85	$17.99
Second quarter	26.44	17.43
Third quarter	22.43	16.01
Fourth quarter	28.47	19.03
2007
First quarter	$29.80	$23.25
Second quarter	55.19	28.97
Third quarter	68.40	42.17
Fourth quarter	84.24	63.24
2008
First quarter	$85.65	$46.05
Second quarter	79.97	55.86
Third quarter	75.00	33.10
Fourth quarter (through December 9)	36.57	13.86

    (1)
    On January 8, 2008, our shareholders approved an increase in our authorized share capital at a special general meeting of common shareholders. The increase in authorized share capital was necessary in order to effect a two-for-one stock split of our common shares which was approved by our Board of Directors on November 6, 2007. The stock split was effected on January 22, 2008 in the form of a stock dividend to common shareholders of record at the close of business on January 8, 2008 in the ratio of one additional Foster Wheeler Ltd. common share in respect of each common share outstanding. As a result, all share prices above have been adjusted to reflect the stock split on a retroactive basis.

        On December 9, 2008, the last full trading day before we announced the Scheme of Arrangement, Foster Wheeler common shares closed at $23.53 per share. Shareholders are encouraged to obtain recent stock quotes for Foster Wheeler common shares.

        We intend to file an application with NASDAQ Global Select Market to list the SwissCo shares that holders of Foster Wheeler common shares will receive pursuant to the Scheme of Arrangement. Following completion of the Redomestication, SwissCo shares will trade on the NASDAQ Global Select Market under the symbol "FWLT."

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The consolidated financial statements of Foster Wheeler Ltd. as of December 28, 2007 and December 29, 2006, and for each of the three years in the period ended December 28, 2007, incorporated by reference in this proxy statement from Foster Wheeler Ltd.'s Annual Report (on Form 10-K) for the year ended December 28, 2007 and the effectiveness of Foster Wheeler Ltd.'s internal control over financial reporting as of December 28, 2007, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report incorporated herein by reference.

LEGAL AND TAX MATTERS

        King & Spalding LLP will pass upon certain U.S. federal income tax consequences of the Redomestication. PricewaterhouseCoopers AG, Zurich, Switzerland, will pass upon certain Swiss tax consequences of the Redomestication.

 FUTURE SHAREHOLDER PROPOSALS

        If the Redomestication is not completed, the rules applicable to shareholder nominations and proposals under Bermuda law and Foster Wheeler's bye-laws will govern proposals and nominations for the annual general meeting to be held in 2009. If the Redomestication is completed, the rules applicable to shareholder nominations and proposals under Swiss law and SwissCo's articles of association will govern proposals and nominations for the ordinary general meeting to be held in 2009.

Foster Wheeler

        Under Foster Wheeler's bye-laws, shareholders who wish to nominate persons for election to the board of directors must submit their nominations not less than 120 calendar days in advance of the date that is one year after the company's proxy statement for the previous year's annual general meeting to be considered at the company's next annual general meeting of shareholders. Nominations must include certain information concerning the nominee and the proponent's ownership of the company's common shares. SEC rules provide that if the company changes the date of its annual general meeting of shareholders to be held in 2009 more than 30 days from the date of the annual general meeting held in 2008, this deadline will instead be a reasonable time before the company begins to print and mail its proxy materials. Nominations not meeting these requirements will not be entertained at the annual general meeting. The Secretary should be contacted in writing at Perryville Corporate Park, Clinton, New Jersey 08809-4000 to submit a nomination or to obtain additional information as to the proper form of a nomination.

        For business to be properly brought before the company's annual general meeting of shareholders to be held in 2009, a shareholder must give timely notice thereof in proper written form to the Secretary. To be timely, a shareholder's notice must have been received by the Secretary at the company's principal executive offices not later than December 2, 2008. A shareholder's notice to the Secretary must contain the matters specified in Foster Wheeler's bye-laws. In addition, Bermuda law provides that shareholders holding at least 5% of the total voting rights or 100 or more registered shareholders together may require a proposal to be submitted to an annual general meeting if the proposal is deposited at the company's registered office not less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited. If timely notice is not given of a shareholder proposal, then the proxies named on the proxy cards distributed by Foster Wheeler for the annual general meeting may use the discretionary voting authority granted them by the proxy cards if the proposal is raised at the meeting, whether or not there is any discussion of the matter in the proxy statement.

        A shareholder may otherwise propose business for consideration without seeking to have the proposal included in the company's proxy statement. To be timely for consideration at an annual general meeting, a shareholder must submit a notice of such proposal to be received by the Secretary at the company's principal executive offices not less than 45 calendar days, or such greater length of time as required by the rules of the SEC, in advance of the date that is one year after the company's proxy statement for the previous year's annual general meeting. Such notice must contain the matters specified in Foster Wheeler's bye-laws.

        The chairman of the meeting may refuse to transact any business or to acknowledge the nomination of any person if you fail to comply with the foregoing procedures.

SwissCo

        SwissCo's articles of association provide generally that, if a registered shareholder desires to propose any business at an annual meeting, the registered shareholder must give us written notice at least 45 calendar days prior to the anniversary date of the proxy statement (as filed with the SEC) in connection with SwissCo's last general meeting of shareholders (for purposes of the 2009 deadline,

February 15, 2009, which is 45 days prior to the anniversary date of the proxy statement in connection with Foster Wheeler's last annual general meeting of shareholders). The request must specify the relevant agenda items and motions, together with evidence of the required shareholdings recorded in the share register, as well as any other information as set forth in SwissCo's articles of association and as would be required to be included in a proxy statement pursuant to the rules of the SEC.

        You may obtain a copy of the bye-laws of Foster Wheeler or the articles of association of SwissCo, in which these procedures are set forth, upon written request to Office of the Secretary, Foster Wheeler Ltd., Perryville Corporate Park, Clinton, New Jersey, 08809-4000.

WHERE YOU CAN FIND MORE INFORMATION

        Foster Wheeler files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Foster Wheeler files at the SEC's public reference rooms located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public on the SEC's web site at: http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the NASDAQ at One Liberty Plaza, 165 Broadway, New York, N.Y. 10006.

        Foster Wheeler's web site is located at http://www.fwc.com. Foster Wheeler's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through its web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on Foster Wheeler's web site or any other web site is not incorporated by reference in this proxy statement and does not constitute a part of this proxy statement.

        SEC rules and regulations permit Foster Wheeler to "incorporate by reference" the information Foster Wheeler files with the SEC. This means that Foster Wheeler can disclose important information to you by referring you to those documents. Some documents or information, such as that called for by Item 7.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement. The information incorporated by reference is considered to be part of this proxy statement. Information that Foster Wheeler files later with the SEC will automatically update and supersede this information.

        Foster Wheeler incorporates by reference the documents listed below and any filings Foster Wheeler will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information "furnished" but not "filed") following the date of this document, but prior to the date of the special court-ordered meeting. The documents incorporated by reference are:

  •
  Foster Wheeler's Annual Report on Form 10-K for the fiscal year ended December 28, 2007;

  •
  Foster Wheeler's Quarterly Reports on Form 10-Q for the quarters ended March 28, 2008, June 27, 2008 and September 26, 2008; and

  •
  Foster Wheeler's Current Reports on Form 8-K filed with the SEC on January 8, 2008, February 4, 2008, February 28, 2008, May 12, 2008, June 20, 2008, August 7, 2008, September 16, 2008, October 14, 2008, November 5, 2008 and December 5, 2008.

        You can request a free copy of the above filings or any filings subsequently incorporated by reference into this proxy statement (other than any exhibits to such filings not specifically incorporated by reference) by writing or calling:

  Foster Wheeler Ltd.
  Perryville Corporate Park
  Clinton, New Jersey 08809-4000
  Attn: Investor Relations

  Telephone requests may be directed to (908) 730-4000.

        In order to ensure timely delivery of these documents, you should make such request by January 20, 2009.

        We have not authorized anyone to give any information or make any representation about the Redomestication or the Scheme of Arrangement or about us that differs from or adds to the information in this proxy statement or in the documents incorporated by reference. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this proxy statement or in the documents incorporated by reference.

        The information contained in this proxy statement speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

Annex A

IN THE SUPREME COURT OF BERMUDA
CIVIL JURISDICTION
(COMMERCIAL COURT)
2008: No.

IN THE MATTER OF FOSTER WHEELER LTD.
and
IN THE MATTER OF THE COMPANIES ACT 1981

SCHEME OF ARRANGEMENT
(under section 99 of the Companies Act 1981)

Between

 FOSTER WHEELER LTD.

        (an exempted company incorporated with limited liability
        and registered under the laws of Bermuda with registered
        number 29761)

and

THE SCHEME SHAREHOLDERS
(as hereinafter defined)

 PART I

PRELIMINARY

Recitals

DEFINITIONS

A
In this Scheme, unless the context otherwise requires or unless otherwise expressly provided for, the following expressions shall bear the following meanings:

Allowed Proceeding	Any proceeding by a Scheme Shareholder to enforce its rights under this Scheme where any party fails to perform its obligations under this Scheme.
Business Day	Any day on which banks are open for business in New York, Zurich and Bermuda.
Companies Act	The Companies Act 1981 of Bermuda.
Company	Foster Wheeler Ltd., an exempted company incorporated with limited liability under the laws of Bermuda with registered number 29761.
Contribution Agreement	The Contribution in Kind Agreement to be executed among Foster Wheeler and Foster Wheeler Swissco prior to the Effective Date.
Effective Date
The date on which an office copy of the Order of the Supreme Court sanctioning this Scheme and making such facilitating orders as are appropriate pursuant to Section 99 of the Companies Act shall have been delivered to the Registrar of Companies in Bermuda for registration, at which time this Scheme shall become effective.
Foster Wheeler	The Company, Foster Wheeler Ltd.
Foster Wheeler Common Share	One Common Share of US$0.01 par value in the capital of Foster Wheeler.
Foster Wheeler Preferred Share	One Series B Convertible Preferred Share of US$0.01 par value in the capital of Foster Wheeler.
Foster Wheeler Swissco	Foster Wheeler AG, a corporation incorporated under the laws of Switzerland, with its registered office in Zug, Canton of Zug, Switzerland, and with registered number CH-170.3.032.880-7.
Proceeding
Any process, suit, action, legal or other proceeding including without limitation any arbitration, mediation, alternative dispute resolution, judicial review, adjudication, demand, execution, restraint, forfeiture, reentry, seizure, lien, enforcement of judgment, enforcement of any security or enforcement of any letters of credit.
Prohibited Proceeding	Any proceeding against Foster Wheeler or Foster Wheeler Swissco or their property in any jurisdiction whatsoever other than an Allowed Proceeding.

Proxy Statement	The Proxy Statement of Foster Wheeler on Schedule 14A initially deemed filed on 10 December 2008 with the U.S. Securities and Exchange Commission pursuant to Section 14(a) of the U.S. Securities Exchange Act of 1934 and in connection with this Scheme representing the Explanatory Statement issued pursuant to section 100 of the Companies Act and including a notice of the Scheme Meeting.
Record Date	The close of business (New York time) on 15 December 2008.
Register of Members	Foster Wheeler's register of members or any branch register kept in accordance with section 65 of the Companies Act.
Registered Share	One Registered Share of 3.00 Swiss Francs par value in the capital of Foster Wheeler Swissco.
Scheme
This scheme of arrangement in respect of Foster Wheeler under section 99 of the Companies Act in its present form or with or subject to any modifications, additions or conditions that are consented to by Foster Wheeler and that the Supreme Court may approve or impose.
Scheme Consideration
One Foster Wheeler Swissco Registered Share to be issued and allotted by Foster Wheeler Swissco in exchange for each whole Scheme Share held immediately prior to the Transaction Time by a Scheme Shareholder; plus (in respect of any fraction of a Foster Wheeler Common Share issued and outstanding) a cash payment for that fraction of a share determined by taking the appropriate fraction of the average of the high and low trading prices of a Foster Wheeler Common Share on the NASDAQ Global Select Market on the business day prior to the Effective Date.
Scheme Meeting
The meeting of the holders of Foster Wheeler Common Shares proposed to be convened at the direction of the Supreme Court at which the Scheme will be voted upon or any postponement or adjournment thereof.
Scheme Shareholders	The holders of Foster Wheeler Common Shares (or any fractional part thereof) appearing on the Register of Members immediately prior to close of business on the Effective Date.
Scheme Shares	All the Foster Wheeler Common Shares (or any fractional part thereof) in issue immediately prior to close of business on the Effective Date.
Supreme Court	The Supreme Court of Bermuda.
Transaction Agreement	The Transaction Agreement to be executed between Foster Wheeler and Foster Wheeler Swissco prior to the Effective Date.
Transaction Time	2am Bermuda time (Atlantic Standard time) on Monday 2 February 2009 or such other later time as resolved by the Board of Directors of Foster Wheeler.

Transfer Agent	Mellon Investor Services LLC or such other party reasonably satisfactory to Foster Wheeler.
US$	United States dollars, the lawful currency of the United States of America.

INTERPRETATION

B
In this Scheme, unless the context otherwise requires or otherwise expressly provides:

(1)
references to Recitals, Parts, clauses and sub-clauses are references to the Recitals, Parts, clauses and sub-clauses respectively of this Scheme;

(2)
references to a "person" include references to an individual, firm, partnership, company, corporation, other legal entity, unincorporated body of persons or any state or state agency;

(3)
references to a statute or a statutory provision include the same as subsequently modified, amended or re-enacted from time to time;

(4)
references to an agreement, deed or document shall be deemed also to refer to such agreement, deed or document as amended, supplemented, restated, verified, replaced and/or novated (in whole or in part) from time to time and to any agreement, deed or document executed pursuant thereto;

(5)
the singular includes the plural and vice versa and words importing one gender shall include all genders;

(6)
headings to Recitals, Parts, clauses and sub-clauses are for ease of reference only and shall not affect the interpretation of this Scheme; and

(7)
to the extent that there shall be any conflict or inconsistency between the terms of this Scheme and the Proxy Statement then the terms of this Scheme shall prevail.

FOSTER WHEELER

C
Foster Wheeler was incorporated with limited liability in Bermuda on 20 December 2000 as an exempted limited liability company with registered number 29761.

D
On 17 November 2008 Foster Wheeler had an authorised share capital of US$2,969,089.532974 comprising (1) 296,007,809.8928 common shares of US$0.01 nominal or par value each in the capital of Foster Wheeler (Foster Wheeler Common Shares), of which 133,756,147.4656 were issued and are fully paid up or credited as fully paid up (the Scheme Shares), and the remainder remain unissued, and (2) 901,143.4046 Series B Convertible Preference Shares of US$0.01 nominal or par value each in the capital of Foster Wheeler (the Foster Wheeler Preference Shares), of which 1,087.4046 were issued and are fully paid up or credited as fully paid up, and the remainder unissued.

E
The common shares of Foster Wheeler are listed on the NASDAQ Global Select Market.

THE PURPOSE OF THIS SCHEME

F
(1)   The purpose of this Scheme is to effect the exchange of each whole non-fractional issued Scheme Share for one issued, fully paid and non-assessable Foster Wheeler Swissco Registered Share. The Scheme and the exchange of shares will be effected in consecutive stages.

  (2)   First, Swissco has already been established as a subsidiary of Foster Wheeler.

  (3)   Second, at the Transaction Time each fractional part of a Scheme Share will be cancelled and shall cease to exist. Each Scheme Shareholder holding a fractional part of a Scheme Share will be entitled to receive a cash payment for that fraction of a share determined by taking the appropriate fraction of the average of the high and low trading prices for a Foster Wheeler Common Share on the NASDAQ Global Select Market on the business day prior to the Effective Date.

  (4)   Third, immediately after the Transaction Time, each whole non-fractional Scheme Share shall be cancelled and shall cease to exist. In consideration of this cancellation, (a) Foster Wheeler will issue and allot to Foster Wheeler Swissco 1,000 Foster Wheeler Common Shares (which will comprise all the issued common shares of Foster Wheeler) in exchange for all of the whole non-fractional Scheme Shares that have been cancelled; and (b) Foster Wheeler Swissco shall issue and allot through the Transfer Agent to each Scheme Shareholder, who previously held a whole non-fractional Scheme Share, one new Foster Wheeler Swissco Registered Share as consideration for and in exchange for each whole Scheme Share previously held by such Scheme Shareholder.

  (5)   After the Scheme is carried out Foster Wheeler will be a wholly owned subsidiary of Foster Wheeler Swissco and the Scheme Shareholders (other than those Scheme Shareholders who previously held only a fractional part of a Foster Wheeler Common Share) will be shareholders of Foster Wheeler Swissco holding an identical number of shares in Foster Wheeler Swissco (except for the fractional parts of shares that have been cancelled). Foster Wheeler will then elect to be treated as a disregarded entity for U.S. Federal tax purposes.

G
Foster Wheeler Swissco has agreed to appear at the hearing of the petition to sanction this Scheme and undertake to be bound by its terms and to issue and allot the new fully paid Foster Wheeler Swissco Registered Shares.

PART II

THE SCHEME

Application and effectiveness of this Scheme

1.
The compromise and arrangement effected by this Scheme shall apply to all Scheme Shares and shall be binding on the Scheme Shareholders.

Effect of this Scheme

2.
From the Effective Date all of the right, title and interest of the Scheme Shareholders in the Scheme Shares shall be subject to the arrangement implemented by the mechanism set out in Part II.

Exchange of shares and consideration

3.
Firstly, at the Transaction Time, the following shall occur:

a.
Any fractional part of a Scheme Share issued shall be cancelled and shall cease to exist;

b.
Foster Wheeler will direct the Transfer Agent to pay (out of funds previously provided by Foster Wheeler) to each Scheme Shareholder holding a fractional part of a Scheme Share a cash payment for that fraction of a share determined by taking the appropriate fraction of the average of the high and low trading prices for a Foster Wheeler Common Share on the NASDAQ Global Select Market on the business day prior to the Effective Date).

4.
Secondly, and immediately following the Transaction Time, the following shall occur:

a.
All issued and outstanding whole non-fractional Scheme Shares shall be cancelled and shall cease to exist.

b.
In exchange for and in consideration of the cancellation of the issued and outstanding whole non-fractional Scheme Shares and in accordance with the Contribution in Kind Agreement, Foster Wheeler will issue and allot 1,000 fully paid Foster Wheeler Common Shares to Foster Wheeler Swissco (which will comprise all the issued Foster Wheeler Common Shares).

c.
In exchange for and in consideration of each issued and outstanding whole non-fractional Scheme Share cancelled and the 1000 Foster Wheeler Common Shares issued to Foster Wheeler Swissco as set out above, and in accordance with the Transaction Agreement and the Contribution in Kind Agreement, Foster Wheeler Swissco shall increase its share capital and issue and allot and/or Foster Wheeler will cause to be transferred, through the Transfer Agent, to each of the Scheme Shareholders who previously held whole non-fractional Scheme Shares such number of Swissco Registered Shares as is equal to the number of whole non-fractional Scheme Shares previously held by the Scheme Shareholder.

PART III

IDENTIFICATION OF SCHEME SHAREHOLDER

Record Date

5.
The holders of Foster Wheeler Common Shares and the number of Foster Wheeler Common Shares that they hold for the purposes of voting at the Scheme Meeting shall be determined as those recorded on the Register of Members as at the Record Date.

 PART IV

DISTRIBUTIONS

Distribution To Scheme Shareholders

6.
At the Transaction Time, Foster Wheeler will direct the Transfer Agent to hold the cash part of the Scheme Consideration in respect of any fractional part of a Scheme Share for the account of the relevant Scheme Shareholders. Foster Wheeler shall procure payment by the Transfer Agent of the cash part of the Scheme Consideration to the relevant Scheme Shareholders promptly thereafter.

7.
Promptly following the Transaction Time, in accordance with the Transaction Agreement and the Contribution in Kind Agreement Foster Wheeler will cause to be transferred and/or Foster Wheeler Swissco shall increase its share capital and issue and allot the Foster Wheeler Swissco Registered Shares comprising part of the Scheme Consideration to the Scheme Shareholders through Transfer Agent.

Rights of Scheme Shareholders

8.
With effect from the cancellation of the Scheme Shares, each holder of Scheme Shares shall in accordance with the Scheme cease to have any rights with respect to Scheme Shares, except the right to receive the Scheme Consideration. Upon the cancellation of the Scheme Shares the Register of Members shall be updated to reflect such cancellation.

PART V

GENERAL SCHEME PROVISIONS

Transaction Time and Notification to Scheme Shareholder

9.
Subject to the provisions of clause 27 below, this Scheme shall become binding and effective on the Effective Date, but the transactions contemplated by the Scheme shall not occur until the Transaction Time and in the order designated above.

10.
Foster Wheeler Swissco shall give notification of this Scheme having become effective by issuing a press release and by filing a Current Report on Form 8-K with the United States Securities and Exchange Commission.

Stay of Prohibited Proceedings

11.
None of the Scheme Shareholders shall commence a Prohibited Proceeding in respect of or arising from this Scheme after the Transaction Time.

12.
A Scheme Shareholder may commence an Allowed Proceeding against Foster Wheeler or Foster Wheeler Swissco after the Transaction Time provided that it has first given Foster Wheeler or Foster Wheeler Swissco five Business Days' prior notice in writing of its intention to do so.

Dividends

13.
All mandates and other instructions in force at the Effective Date in relation to the Scheme Shares (including elections for payment of dividends (if any)) shall cease to be valid as effective mandates or instructions.

14.
Foster Wheeler shall pay in full all costs, charges, expenses and disbursements reasonably incurred by Foster Wheeler in connection with the negotiation, preparation and implementation of this Scheme as and when they arise, including the costs of holding the Scheme Meeting and the costs of obtaining the sanction of the Supreme Court and the costs of placing the notices required by this Scheme.

Existing Instruments of Transfer and certificates

15.
As from the Transaction Time, all instruments of transfer and certificates validly existing at the Effective Date in respect of a transfer or holding of any Scheme Shares shall cease to have effect as documents or evidence of transfer or title and every holder thereof shall be bound on the request of Foster Wheeler to deliver up to Foster Wheeler the certificates(s) in respect of its, his or her entire holding of Scheme Shares.

Modifications of this Scheme

16.
Foster Wheeler may, subject to US securities law constraints, at any hearing before the Supreme Court to sanction this Scheme, consent on behalf of all Scheme Shareholders to any modification of this Scheme or any terms or conditions which the Supreme Court may think fit to approve or impose.

Notice

17.
Any notice or other written communication to be given under or in relation to this Scheme other than pursuant to clauses 10 and 22 shall be given in writing and shall be deemed to have been duly given if it is delivered by hand or sent by post, to:

a.
in the case of the Foster Wheeler, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, marked for the attention of Foster Wheeler Secretary;

b.
in the case of the Scheme Shareholder, its last known address according to Foster Wheeler; and

c.
in the case of any other person, any address set forth for that person in any agreement entered into in connection with this Scheme or the last known address according to Foster Wheeler, or by fax to its last known fax number according to Foster Wheeler.

18.
Any notice or other written communication to be given under this Scheme shall be deemed to have been served in accordance with the provisions of Bye-law 73(2) of the Foster Wheeler Bye-laws.

19.
In proving service, it shall be sufficient proof, in the case of a notice sent by post, that the envelope was properly stamped, addressed and placed in the post.

20.
Save in the case of the notice, written communication or document required to be filed pursuant to clause 10, the accidental omission to send any notice, written communication or other document in accordance with clauses 17 to 18 above or the non-receipt of any such notice by the Scheme Shareholder, shall not affect the provisions of this Scheme.

21.
Foster Wheeler shall not be responsible for any loss or delay in the transmission of any notices, other documents or payments posted by or to the Scheme Shareholder which shall be posted at the risk of the Scheme Shareholder.

22.
Any notice or other written communication that is required to be given to all or substantially all Scheme Shareholders shall be effective by filing a Current Report on Form 8-K with the United States Securities and Exchange Commission and shall be deemed to be served upon acceptance by the EDGAR system thereof.

 Exercise of Discretion

23.
When under any provision of this Scheme a matter is to be determined by Foster Wheeler, then it will have discretion to interpret such matter under the Scheme in a manner that it considers fair and reasonable, and its decisions will be binding on all concerned. Foster Wheeler may consent to any modification of this Scheme on behalf of the Scheme Shareholders which the Supreme Court may think fit to approve or impose.

Authorisation

24.
The Scheme Shareholders authorise Foster Wheeler to enter into the Contribution in Kind Agreement and to subscribe for the Registered Shares on their behalf.

Governing Law and Jurisdiction

25.
At and with effect from the Effective Date, the operative terms of this Scheme shall be governed by, and construed in accordance with, the laws of Bermuda and the Scheme Shareholders hereby agree that the Courts of Bermuda shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or connected with the terms of this Scheme or their implementation or out of any action taken or omitted to be taken under this Scheme or in connection with the administration of this Scheme and for such purposes, the Scheme Shareholders irrevocably submit to the jurisdiction of the Courts of Bermuda, provided, however, that nothing in this clause shall affect the validity of other provisions determining governing law and jurisdiction as between Foster Wheeler and the Scheme Shareholders, whether contained in any contract or otherwise.

26.
The terms of this Scheme and the obligations imposed on Foster Wheeler hereunder shall take effect subject to any prohibition or condition imposed by any applicable law.

Pre-Conditions to the Scheme and the Transaction Time

27.
The effectiveness of this Scheme and the occurrence of the Transaction Time is conditional upon each of the following:

a.
The Registered Shares to be issued by Foster Wheeler Swissco pursuant to the Scheme are authorized for listing on the NASDAQ Global Select Market, subject to official notice of issuance.

b.
Neither Foster Wheeler nor Foster Wheeler Swissco is subject to any governmental decree, order or injunction that prohibits the consummation of the Scheme.

c.
Receipt of approval from the US Nuclear Regulatory Commission for the change in effective control of the Company resulting from the Scheme in connection with a Nuclear Regulatory Commission licence held by a subsidiary of the Company.

  The Effective Date and the Transaction Time shall not occur unless and until these pre-conditions are satisfied.

Expiry of the Scheme

28.
Unless the Transaction Time shall have occurred on or before 5pm Bermuda time on 30 June 2009 or such later date, if any, as Foster Wheeler may agree and the Supreme Court may allow, this Scheme shall lapse.

29.
If the Registered Shares are not issued to the Scheme Shareholders for any reason, the Scheme will terminate and all actions taken under the Scheme will be reversed or voided, as if they had never occurred, and all parties will revert to their respective positions existing before the Transaction Time.

Annex B

IN THE SUPREME COURT OF BERMUDA
CIVIL JURISDICTION
(COMMERCIAL COURT)
2008: NO.

IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT 1981

AND IN THE MATTER OF FOSTER WHEELER LTD.

 ORDER FOR DIRECTIONS

UPON READING the Originating Summons filed herein

AND UPON HEARING Counsel for Foster Wheeler Ltd. (the "Company")

AND UPON READING the First Affidavit of Peter J. Ganz made on 9 December 2008 and the exhibit thereto

IT IS HEREBY ORDERED as follows:

1.
Foster Wheeler do convene a meeting (the "Foster Wheeler Scheme Meeting") of the Scheme Shareholders as at the Record Date, such Foster Wheeler Scheme Meeting to be held at Perryville Corporate Park, Clinton, New Jersey 08809-4000, at 9 a.m. EST on 27 January 2009 or at such other time and date within three months from the date of the Order as may be determined by the board of directors of the Company, for the purpose of considering and if thought fit approving (with or without modification) the Foster Wheeler Scheme.

2.
This Honourable Court appoints Peter J. Ganz being General Counsel of Foster Wheeler, or failing him Raymond J. Milchovich being Chairman, Chief Executive Officer and a director of Foster Wheeler, or failing him, any other director of Foster Wheeler to act as Chairman of the Foster Wheeler Scheme Meeting.

3.
The Foster Wheeler Scheme Meeting may be adjourned by simple majority vote of the Scheme Shareholders to a later date to solicit additional votes if there are insufficient proxies to approve the scheme of arrangement, alternatively at the discretion of the Chairman, provided that notice of the date and time of the holding of any adjourned meeting be given to Scheme Shareholders as set out below.

4.
The Petition herein be set down to be heard on 30 January 2009.

AND IT IS DIRECTED that:

5.
At least 21 days before the day appointed for the Foster Wheeler Scheme Meeting a Notice convening the Foster Wheeler Scheme Meeting and advertising the date of the hearing of the Petition in the form or substantially in the form of the notice initialed by this Court for the purposes of identification be inserted once each in The Royal Gazette or The Bermuda Sun and the US and international editions of The Wall Street Journal.

6.
At least 30 days before the day appointed for the Foster Wheeler Scheme Meeting a Notice convening the same and enclosing:

a.
a copy of the Foster Wheeler Scheme and a copy of the Proxy Statement/ Explanatory Statement as is required to be furnished pursuant to section 100 of the Companies Act 1981, in the form or substantially in the form of the document produced to the Court; and

b.
a form of proxy for use at the Foster Wheeler Scheme Meeting in the form or substantially in the form produced to the Court,

  (1) be sent by hand, courier or pre-paid post (or by air mail, as appropriate) addressed to each of the Scheme Shareholders holding such shares at the address shown on the Register of Members of Foster Wheeler as at the Record Date, and (2) be available by Internet at www.fwc.com2009SMmaterials and by filing a current report on Form 8-K with the United States Securities and Exchange Commission provided that (i) the accidental omission to serve any Scheme Shareholder with notice of the Foster Wheeler Scheme Meeting, or the non-receipt by any Scheme Shareholder of notice of the Foster Wheeler Scheme Meeting, shall not invalidate the proceedings at the Foster Wheeler Scheme Meeting and (ii) notwithstanding any of the foregoing it shall be sufficient to prove that, in the case of delivery by courier, such documents were delivered to a courier and in envelopes addressed to the person or persons concerned at their said addresses respectively.

7.
The quorum for the Scheme Meeting will be 33 1/3% of the Scheme Shareholders present in person or by proxy.

8.
Any Scheme Shareholder will be able to vote any number of his shares "for" the Scheme and vote the balance of his shares "against" the Scheme, or to abstain from voting. The vote(s) (or abstention(s)) represent the instruction to the trustee or nominee from his underlying beneficiary(ies) or investor(s). Subject to any reasonable objections as they might raise, Scheme Shareholders voting in this manner would, for the purpose of the "majority in number" count, be counted as one shareholder "for" the Scheme (as to the number of his Foster Wheeler Common Shares being voted "for" the Scheme), and one shareholder "against" the Scheme (as to the number of his Foster Wheeler Common Shares being voted "against" the Scheme).

9.
The form of proxy in the form or substantially in the form produced to the Court and the provisions to be made permitting Scheme Shareholders to vote, including by mail, telephone, electronically or otherwise, be approved for use at the Foster Wheeler Scheme Meeting.

10.
The Chairman of the Foster Wheeler Scheme Meeting (the "Chairman") is to be entitled to accept the warranty on the said forms of proxy as to the authority of the signatory to cast the votes thereby cast without further investigation.

11.
The Chairman is to be at liberty to accept a faxed or electronic copy of a form of proxy but may require production of the original if he considers this to be necessary or desirable for the purpose of verification.

12.
Foster Wheeler be at liberty to set a record date (the "Record Date") for determining the holders of Scheme Shares entitled to receive notice of, and to vote at, the Foster Wheeler Scheme Meeting, namely 15 December 2008.

13.
In the case of joint registered holders of Scheme Shares, the vote of either holder whether in person or by Proxy will be accepted with or without a corresponding vote of the other holder.

14.
In the case of a Scheme Shareholder which is a corporation, the Scheme Shareholder may by written instrument authorize such person as it thinks fit to act as its representative at the Scheme Meeting and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation as that corporation could exercise if it was an individual. The Chairman may accept such assurances as he thinks fit as to the right of any person to attend and vote at the Scheme Meeting on behalf of a Scheme Shareholder who is a corporation.

15.
The Chairman is to be at liberty to accept a form of proxy and the figure for which any Scheme Shareholder seeks to vote, notwithstanding that the form of proxy has not been completed in accordance with the instructions contained therein, provided that the Chairman considers that the information contained therein is sufficient to establish the entitlement of the Scheme Shareholder to vote. Should the form of proxy be returned duly signed but without a specific direction as to how the Scheme Shareholder wishes to vote, the persons appointed as proxies are authorized to vote or abstain at the proxies' discretion.

16.
The Chairman is to be at liberty to appoint inspectors or scrutineers to count and tally the votes cast at the Scheme Meeting.

17.
Within 3 days of the Foster Wheeler Scheme Meeting the said Chairman do report the result of the Foster Wheeler Scheme Meeting to the Court.

DATED this        day of December 2008

Chief Justice/Puisne Judge

Annex C

NOTICE OF COURT MEETING OF
SHAREHOLDERS
IN THE SUPREME COURT OF BERMUDA
CIVIL JURISDICTION
(COMMERCIAL COURT)
2008: NO.

IN THE MATTER OF FOSTER WHEELER LTD.

AND IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT 1981

 NOTICE OF MEETING

        NOTICE IS HEREBY GIVEN that, by an order dated 15 December 2008 (the "Order") made in the above matter, the Supreme Court of Bermuda (the "Supreme Court") has directed a meeting (the "Foster Wheeler Scheme Meeting") to be convened of the holders of common shares of Foster Wheeler Ltd.. ("Foster Wheeler") for the purpose of considering and, if thought fit, approving, with or without modification, a scheme of arrangement (the "Foster Wheeler Scheme") proposed to be made between Foster Wheeler and its Scheme Shareholders (as defined in the Foster Wheeler Scheme) and that the Foster Wheeler Scheme Meeting will be held on 27 January, 2009 at 9 am EST, at Perryville Corporate Park, Clinton, New Jersey 08809-4000 at which place and time all such holders of common shares of Foster Wheeler are requested to attend.

        Copies of the Foster Wheeler Scheme (the "Scheme") and a copy of an explanatory statement explaining the effect of the Scheme is incorporated in the proxy statement of which this Notice forms part. A copy of the said proxy statement can also be obtained by the above-mentioned holders of common shares of Foster Wheeler from Scott Lamb, Vice President, Investor Relations, Perryville Corporate Park, Clinton, New Jersey, 08809-4000. A copy of the proxy statement is also available at http://www.fwc.com/2009SMmaterials and on the SEC's EDGAR website.

        The above-mentioned holders of common shares of Foster Wheeler as at the record date set by Foster Wheeler for the Foster Wheeler Scheme Meeting, being 15 December 2008 may vote in person at the Foster Wheeler Scheme Meeting or they may appoint one or more proxies, whether a member of Foster Wheeler or not, to attend and vote in their stead. A form of proxy for use at the Foster Wheeler Scheme Meeting is enclosed with the proxy statement of which this Notice forms part.

        If shares are held in joint names, then either the holder may sign. If signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your title as such. If the signer is a corporation, please sign in the full corporate name by a duly authorized officer.

        It is requested that forms appointing proxies be lodged, by post, with Foster Wheeler Ltd., c/o Mellon Investor Services LLC, Proxy Processing, P.O. Box 3510, So. Hackensack, New Jersey 07606-9310 in accordance with the instructions set out in the form of proxy, no later than the time appointed for the Foster Wheeler Scheme Meeting, but if forms are not so lodged they may be handed to the chairman of the Foster Wheeler Scheme Meeting at the meeting.

        By the Order, the Supreme Court has appointed Peter J. Ganz the General Counsel of Foster Wheeler, or failing him Raymond J. Milchovich also a director of Foster Wheeler, or failing him any other person who is a director of Foster Wheeler as at the date of the Order to act as the chairman of

C-1

the Foster Wheeler Scheme Meeting and has directed the chairman of the Foster Wheeler Scheme Meeting to report the results thereof to the Supreme Court.

        The Foster Wheeler Scheme will be subject to a subsequent application seeking the sanction of the Supreme Court which shall be heard on or about 30 January 2009.

Dated the        day of December 2008.

CONYERS DILL & PEARMAN
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
Attorneys for Foster Wheeler Ltd.

C-2

Annex D

EXPECTED TIMETABLE

Description	Proposed Date
Preliminary filing of Proxy statement	10 December 2008
Record Date for determining the Foster Wheeler shareholders eligible to vote at the shareholder meeting	15 December 2008
Proxy statement and proxy first mailed to Foster Wheeler shareholders	On or about 22 December 2008
Latest time for submitting forms of proxy:
via Internet or telephone	11:59 p.m. EST on 26 January 2008
via proxy card	Must be received at any time prior to the commencement of the shareholder meeting
Shareholder meeting	9 a.m. EST on 27 January 2009
Court hearing to sanction the scheme of arrangement	30 January 2009
Anticipated Transaction Time of the scheme of arrangement	2 a.m. Bermuda (Atlantic) time on 2 February 2009
Issuance of the Foster Wheeler Swissco shares to the Foster Wheeler shareholders	Promptly after the Transaction Time of the scheme of arrangement

D-1

Annex E

Articles of Association

of

Foster Wheeler AG

domiciled in Zug

I.     Company Name, Domicile, Purpose and Duration of the Company

Art. 1

Name and Domicile

        Under the company name of

Foster Wheeler AG
(Foster Wheeler Ltd.)
(Foster Wheeler SA)

a corporation exists according to the provisions of the Swiss Code of Obligations (the "CO") having its seat in Zug.

Art. 2

Purpose

        1      The purpose of the Company is to acquire, hold, manage, exploit and sell, whether directly or indirectly, participations in businesses in Switzerland and abroad, including but not limited to businesses which are involved in engineering and construction services, the design, manufacture and ownership of power equipment and the ownership and operation of power production and power generation facilities as well as to provide financing for these purposes.

        2      The Company is empowered to open and maintain domestic and foreign branch offices, to participate in other domestic or foreign enterprises, to take over agencies, to engage in business and to enter into agreements, and to take all other measures or engage in any other activities which are appropriate to promote the purpose of the Company or are directly or indirectly within the scope of its activities. It may also undertake financing for its own account or for the account of third parties, as well as enter into promise agreements and provide guarantees in favour of associated companies and third parties. The Company may acquire, hold, manage, mortgage and sell real estate as well as acquire, exploit, encumbrance and sell patents, licenses and other intangible assets.

Art. 3

Duration

        The duration of the Company is unlimited.

II.    Share Capital

Art. 4

Shares

        1      The Company's share capital is CHF                    . It is divided into                   registered shares of CHF 3.— par value each.

        2      The share capital is fully paid up.

 Art. 5

Conditional Share Capital

        1      The share capital of the Company shall be increased by an amount not exceeding CHF                    through the issue of a maximum of                   registered shares, payable in full, each with a par value of CHF 3.—

(a)
in connection with the exercise of option rights granted to members of the Board of Directors of the Company and employees, contractors, consultants or other persons providing services to the Company, a group company or an affiliate.

(b)
through the exercise of conversion, option, exchange, warrant or similar rights granted to third parties or shareholders in connection with bonds (including convertible bonds), bonds with options, options, warrants, notes or other securities newly or already issued (including rights granted to the holders of outstanding class A warrants issued by Foster Wheeler Ltd., Hamilton, Bermuda) by the Company, by one of its group companies or any of their respective predecessors.

        2      The Board of Directors shall determine the issue conditions for the securities including the conditions for the conversion, option, exchange, warrant or similar rights.

        3      Shareholders' pre-emptive rights are excluded with respect to new shares issued in accordance with this article. Holders of the conversion, option, exchange, warrant or similar rights according to article 5 lit. b and the persons listed in article 5 lit. a above, respectively, are entitled to the new shares to be issued upon conversion, exercise or exchange.

        4      Shareholders' advance subscription rights with regard to the issuance of the Company or one of its group companies of any new bonds, option, warrants, notes or other securities granting conversion, option, exchange, warrant or similar rights may be restricted or excluded by decision of the Board of Directors if the issuance (i) is for purposes of financing or refinancing the acquisition of companies, parts of companies or holdings, or new investments, or (ii) occurs on the national or international capital markets or through a private placement.

        If advance subscription rights are excluded and not granted indirectly then

(1)
the bonds, option, warrants, notes or other securities granting conversion, option, exchange, warrant or similar rights are to be placed at market conditions;

(2)
the conversion, exchange or exercise period is not to exceed twenty years from the date of the issuance of the securities granting the respective conversion, option, exchange, warrant or similar rights; and

(3)
the conversion, exchange or exercise price for the subscription of new shares is to be set at least in line with the market conditions prevailing at the date on which the securities granting these rights are issued.

        5      Any new shares issued in accordance with article 5 lit. a may be issued at a price below the then-current market price. The Board of Directors shall specify the precise conditions of issue including the issue price of the shares.

        6      The acquisition of common registered shares through the exercise of conversion rights or warrants and any further transfers of registered shares shall be subject to the restrictions specified in article 8 of the Articles of Association.

 Art. 6

Authorized Capital

        1      The Board of Directors is authorized to increase the share capital from time to time and at any time until           by an amount not exceeding CHF                    through the issuance of up to                   fully paid up registered shares with a nominal value of CHF                         each.

        2      Increases through firm underwriting or in partial amounts are permitted. The issue price, the period of entitlement to dividends and the type of consideration or the contribution or underwriting in kind shall be determined by the Board of Directors.

        3      The Board of Directors may allow the pre-emptive rights that have not been exercised to expire, or it may place the preemptive rights which have not been exercised or shares the preemptive rights of which have not been exercised at market conditions or use them otherwise in the interest of the Company.

        4      The Board of Directors is authorized to withdraw or limit the pre-emptive rights of the shareholders and to allocate them to third parties in the event of the use of these shares for the purpose of

a)
issuing the new shares, if the issue price of the new shares is determined by reference to the market price;

b)
takeover of enterprises through the exchange of shares;

c)
financing of the takeover of enterprises or parts thereof, or of participations, or of new investment projects of the Company, or the refinancing of any of the foregoing;

d)
a national or international private or public placement of shares to finance transactions mentioned in lit. c above;

e)
broadening the shareholder constituency in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing of new shares on domestic or foreign stock exchanges;

f)
national and international offerings of shares for the purpose of increasing the free float or to meet applicable listing requirements;

g)
an over-allotment option ("greenshoe") being granted to one or more financial institutions in connection with an offering of shares;

h)
participation of members of the Board of Directors of the Company and employees, contractors, consultants or other person providing services to the Company, a group company or an affiliate;

i)
raising capital in a fast and flexible manner, which would hardly be achieved without the exclusion of the pre-emptive rights of the existing shareholders.

        5      The acquisition of registered shares out of authorized share capital for general purposes and any further transfers of registered shares shall be subject to the restrictions specified in Art. 8 of the Articles of Association.

Art. 7

Share Certificates

        1      A shareholder may at any time request from the Company an attestation of the number of registered shares held by it. The shareholder is not entitled, however, to request that certificates representing the shares be printed and delivered.

        2      The Company may at any time issue and deliver certificates for the shares, and may, with the consent of the shareholder, cancel issued certificates that are delivered to it without replacement.

        3      Shares not represented by certificates may be transferred only by written assignment, which assignment must encompass all appurtenant rights connected with the transferred shares. For the assignment to be valid against the Company, notification to the Company shall be required. If shares not represented by certificates are administered on behalf of a shareholder by a transfer agent, trust company, bank or similar entity handling the book entries of such shares (the "Transfer Agent"), such shares and the appurtenant rights associated therewith may be transferred only with the cooperation of the Transfer Agent.

        4      If shares not represented by certificates are pledged in favor of any person other than the Transfer Agent, notification to such Transfer Agent shall be required for the pledge to be effective. A notice to the Company is not necessary.

        5      If the Company decides to issue and deliver share certificates, the share certificates shall bear the signatures of two duly authorized signatories of the Company, at least one of which shall be a member of the Board of Directors. These signatures may be facsimile signatures.

        6      The Company may in any event issue share certificates representing more than one share.

        7      In case the Company is listed on any foreign stock exchange the Company is permitted to comply with the relevant rules and regulations that are applied in that foreign jurisdiction with regard to the subject of this article.

Art. 8

Shareholders Register

        1      The Company shall maintain, itself or through a third party, a share register. The share register shall list the surname, first name, address and citizenship (in the case of legal entities, the company name and company seat) of the holders and usufructuaries of the shares as well as the Nominees, the number and description of the shares held, the date on which each person was entered in the register and the date on which any person ceased to be a shareholder.

        2      Any person recorded in the share register shall notify the share registrar of any change in address. Until such notification shall have occurred, all written communication from the Company to persons of record shall be deemed to have validly been made if sent to the address recorded in the share register. The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

        3      Holders of shares shall be recorded upon request in the share register as shareholders with voting rights, provided that the Board of Directors approves the entry. Registration may be refused on the grounds listed in this article 8.

        4      The entry of shares as shares with voting rights may be refused by the Board of Directors, if a shareholder who acquired the shares does not expressly declare upon request that such shareholder has acquired the shares in its own name and for its own account, provided that, subject to article 8 section 5, the Board of Directors may register Nominees in the share register as shareholders entitled to vote if they undertake in particular the obligation to disclose to the Company at its written request at any time the names, addresses and the share holdings of each person for whom such Nominee is holding shares. If the Clearing Nominee grants proxies to its Participants, the Participants must disclose to the Company at its written request the names, addresses and share holdings of each of the Persons on whose behalf it holds. The Board of Directors may, in its discretion, refuse to give effect to any such proxy if a Participant fails to make the required disclosure. The Board of Directors is authorized to exempt Clearing Nominees from these requirements.

        5      No Person shall be registered with voting rights for 10% or more of the share capital as recorded in the commercial register. This limitation on registration also applies to Persons who hold some or all of their shares through Nominees pursuant to this article. The Board is authorized to grant exceptions to the limitation on registration set forth in this section, including to register in particular Clearing Nominees in excess of 10% and more. The shares exceeding the limit set forth in this section 5 shall be entered in the share register as shares without voting rights. In furtherance of the provisions of this section, the Board of Directors is authorized at any time to request from any Person which discloses publicly, including in any filing with the SEC, or to the Company that it Beneficially Owns 10% or more of the shares of the Company, that such Person provide information with respect to all of its shares that it Beneficially Owns which are being held by Nominees or other Persons on its behalf.

        6      Legal entities that are linked to one another through capital, voting rights, management or in any other manner, as well as all natural persons or legal entities achieving an understanding or forming a syndicate or otherwise acting in concert to circumvent the regulations concerning the limitation on registration, shall be counted as one Person within the meaning of this article.

        7      If the Board of Directors refuses to register a shareholder as a shareholder with voting rights, it shall notify the shareholder of such refusal within 20 days upon receipt of the application. Non-recognized shareholders shall be entered in the share register as shareholders without voting rights.

        8      After hearing the shareholder or Nominee, the Board of Directors may cancel, with retroactive effect as of the date of the registration, the registration of shareholders if the registration was effected based on false information. The respective shareholder or Nominee shall be informed immediately of the cancellation of the registration.

        9      The Board of Directors shall specify the details and issue regulations concerning the registration of shareholders, Nominees and Clearing Nominees to ensure the application of and compliance with this article 8. In justified cases, including (but not limited to) in connection with the take-over of enterprises or parts of enterprises, the Board of Directors or a committee designated by the Board of Directors may allow exemptions from the limitation for registration in the share register or the procedures applicable in connection therewith.

        10    The limitation for registration provided for in this article 8 shall also apply to shares acquired or subscribed by the exercise of pre-emptive, advance subscription, option, exchange or conversion rights.

        11    In case the Company is listed on any foreign stock exchange the Company is permitted to comply with the relevant rules and regulations that are applied in that foreign jurisdiction with regard to the subject of this article.

Art 9

Exercise of Rights

        1      Voting rights and appurtenant rights associated therewith may be exercised in relation to the Company by a shareholder, usufructuary of shares or Nominee only to the extent that such person is recorded in the share register as a shareholder entitled to vote. Article 16 remains reserved.

        2      The Company recognizes only one representative per share.

III.  Organization of the Company

A.    Shareholders' Meeting

Art. 10

Authority

        1      The General Meeting of Shareholders is the supreme corporate body of the Company. It has the following inalienable rights:

  (a)
  The adoption and amendment of the Articles of Association;

  (b)
  Election of the members of the Board of Directors and the external audit firm;

  (c)
  Approval of the annual report and the consolidated annual report of the Company;

  (d)
  Approval of the annual financial statement as well as the resolution to use the balance sheet profit, in particular, the declaration of dividends and profit sharing by directors; and

  (e)
  To grant discharge to the members of the Board of Directors.

        2      The General Meeting of Shareholders can have a consultative vote on specific issues proposed by the Board of Directors in any other matter as it deems necessary to the Board of Directors.

Art. 11

Ordinary and Extraordinary General Meeting of Shareholders

        1      An Ordinary General Meeting of Shareholders is to be held yearly within six months following the close of the business year. It is called by the Board of Directors or by the auditors. The Board of Directors determines the time and location either within or outside Switzerland of the General Meeting of Shareholders.

        2      Extraordinary General Meetings of Shareholders shall be called as often as necessary by the Board of Directors or, if necessary, by the auditors as well as in all other cases required by law. Stating the purpose of the meeting and the agenda to be submitted, one or more shareholders representing at least ten per cent of the share capital may request the Board of Directors, in writing to call an Extraordinary General Meeting of Shareholders. The request shall contain an agenda, the respective proposals as well as any other information required under the applicable laws and stock exchange rules.

Art. 12

Language

        General Meetings of Shareholders will, unless the Board decides otherwise be conducted in English.

Art. 13

Notice

        1      Notice of a General Meeting of Shareholders is given by means of a single publication in the Swiss Official Journal of Commerce ("SHAB").

        2      Between the day of the publication and the day of the meeting there must be a time period of no more than sixty days nor less than twenty days. The notice of the General Meeting of shareholders must indicate the day, time and place of the meeting, the specific agenda items, the motions of the Board of Directors and the motions of the shareholders who have requested the General Meeting of

Shareholders or that an item to be included on the agenda in accordance with the regulation of Article 14.

        3      The annual report and the auditors' report shall be made available for inspection by the shareholders at the registered office of the Company at least twenty days prior to the date of the Ordinary General Meeting of Shareholders. Each Shareholder is entitled to request prompt delivery of a copy of the annual report and the auditor's report free of charge. Shareholders registered in the share register shall be notified of the availability of these documents in writing.

        4      The Board of Directors may fix a record date not more than sixty days prior to the holding of any General Meeting of Shareholders.

Art. 14

Agenda

        1      At any General Meeting of Shareholders, only such business shall be conducted as shall have been brought before the meeting

  a)
  by or at the direction of the Board of Directors or

  b)
  by any shareholder of the Company who complies with the procedures set forth in this Article 14.

        2      To be timely for consideration at the Ordinary General Meeting of Shareholders, a shareholder's notice must be received by the Secretary at the Company's principal executive offices not less than 45 calendar days in advance of the anniversary of the date of the Company's proxy statement (as filed with the SEC) released to shareholders in connection with the previous year's Ordinary General Meeting of Shareholders. To be in proper written form, a shareholder's notice to the Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the General Meeting of Shareholders, containing:

  a)
  a brief description of the business desired to be brought before the ordinary General Meeting of Shareholders and the reasons for conducting such business at the ordinary General Meeting of Shareholders;

  b)
  the name and address, as they appear in the share register, of the shareholder proposing such business; and

  c)
  all other information required under the applicable laws and stock exchange rules.

        3      No resolution shall be passed at a General Meeting of Shareholders on matters which do not appear on the agenda except those permitted by law.

Art. 15

Chairperson, Minutes

        1      Unless otherwise determined by the Board of Directors the General Meeting of Shareholders shall be chaired by the Chairperson of the Board of Directors, or, in his absence, by the Vice Chairperson, if one is elected.

        2      The Chairperson shall designate a Secretary for the Minutes and may designate the Scrutineers who do not need to be shareholders.

        3      The Board of Directors is responsible for the keeping of the Minutes, which are to be signed by the Chairperson and by the Secretary.

        4      The acting chair of the General Meeting of Shareholders shall have all powers and authority necessary and appropriate to ensure the orderly conduct of the General Meeting of Shareholders.

Art. 16

Right to Participation, Voting Rights

        1      Except as otherwise provided in these Articles of Association, each shareholder recorded in the share register with voting rights is entitled to participate at the General Meeting of Shareholders and in any vote taken.

        2      Subject to the other provisions of this article 16, each share recorded in the share register as a share with voting rights confers one vote on its holder. Art. 693 para. 3 CO remains reserved. By means of proxy, each shareholder may have his shares represented in a General Meeting of Shareholders by a third person who need not himself be a shareholder. Beneficial Owners of shares who hold shares through a Nominee exercise shareholders' rights through the intermediation of such Nominee.

        3      Subject to article 16 sections 4 and 5 below, if and so long as the Controlled Shares of any Person constitute 10 percent or more of the registered share capital recorded in the commercial register, such Person shall be entitled to cast votes at any General Meeting of Shareholders in the aggregate equal to one vote less than 10% of all the number of votes conferred by all the registered share capital recorded in the Commercial Register.

        4      The Board of Directors may by means of regulations or agreements depart from the limit contained in article 16 section 3, including without limitation to permit the exercise of voting rights in respect of shares held on behalf of the Beneficial Owner thereof by Nominees or Clearing Nominees or to permit voting rights in special cases, including (but not limited to) in connection with the take-over of enterprises or parts of enterprises. Unless the Board of Directors, by means of regulations, determines otherwise, the voting limit contained in article 16 section 3 shall not apply to Clearing Nominees.

        5      The limit contained in article 16 section 3 shall not apply to the exercise of voting rights pursuant to the statutory rules on institutional shareholder representatives.

Art. 17

Resolutions and Elections

        1      The General Meeting of Shareholders shall take resolutions and carry out its elections with a majority of the share votes cast (broker non-votes, abstentions and blank and invalid ballots shall be disregarded), to the extent that neither the law nor the Articles of Association provide otherwise.

        2      The Chairperson of the General Meeting of Shareholders shall determine further details regarding the voting and election procedure.

        3      Resolutions and elections shall be decided by a show of hands, unless a written ballot is resolved by the General Meeting of Shareholders or is ordered by the acting chairperson of the General Meeting of Shareholders. The acting chairperson may also hold resolutions and elections by use of an electronic voting system. Electronic resolutions and elections shall be considered equal to resolutions and elections taken by way of a written ballot.

        4      The chairperson of the General Meeting of Shareholders may at any time order that an election or resolution decided by a show of hands be repeated by way of a written or electronic ballot if he considers the vote to be in doubt. The resolution or election previously held by a show of hands shall then be deemed to have not taken place.

Art. 18

Supermajority Voting

        1      A resolution of the General Meeting of Shareholders passed by at least two thirds of the share votes cast and the absolute majority of the par value of the share votes cast is required for:

  (a)
  change of the Company's purpose;

  (b)
  the creation of shares with privileges regarding voting rights;

  (c)
  the restriction of the transferability of registered shares;

  (d)
  an increase of capital, authorized or subject to a condition;

  (e)
  an increase of capital out of equity against contributions in kind, or for the purpose of acquisition of assets and the granting of special benefits;

  (f)
  the limitation or withdrawal of pre-emptive rights;

  (g)
  the change of the domicile of the Company;

  (h)
  the dissolution of the Company;

  (i)
  the cases listed in Art. 18 and 64 of the Swiss Merger Law ("Fusionsgesetz");

  (j)
  any alteration or amendment of the articles 8, 9 and 16 of these Articles of Association.

        2      A resolution of the General Meeting of Shareholders passed by at least two thirds of the share votes cast is required for the removal of a Director.

        3      Any alteration of this article or any section thereof requires a quorum equal to the quorum stated in the respective provision.

Art. 19

Presence Quorum

        1      At any General Meeting of the Shareholders, except as otherwise expressly required by law or by these Articles, one or more persons present in person and representing, at the time when the General Meeting of Shareholders proceeds to business, in person or by proxy in excess of 50% of the total shares registered in the share register as entitled to vote shall form a quorum for the transaction of any business.

        2      The shareholders present at a General Meeting of Shareholders may continue to transact business, despite the withdrawal of shareholders from such General Meeting of Shareholders following announcement of the presence quorum at the meeting.

Art. 20

Proxy / Representation

        The Board of Directors shall issue the procedural rules for participation and representation of shareholders at the General Meeting of Shareholders.

B.    Board of Directors

Art. 21

Election, Term of Office, Constitution

        1      The Board of Directors shall consist of a minimum of three and a maximum of 20 members.

        2      The term of office shall not exceed three years. For purposes of this Article 21, a year shall mean the period between two consecutive Ordinary General Meetings of Shareholders.

        3      The Board of Directors shall determine the first term of office of each Director in such a way that each year, as nearly as possible, an equal number of Directors shall be newly elected or re-elected and in such manner that all Directors will have been subject to re-election after a period of three years. At each Ordinary General Meeting of Shareholders following the initial election and classification of the Board of Directors in 2009, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire three years after their election. Newly-appointed Directors shall complete the term of office of their predecessors.

        4      The Board of Directors shall constitute itself. It appoints its Chairperson as well as a Secretary who does not need to be a shareholder or a member of the Board of Directors.

Art. 22

Delegation

        The Board of Directors is entrusted with the ultimate direction of the Company as well as the supervision of the management. It represents the Company towards third parties and attends to all matters which are not delegated to or reserved for another corporate body of the Company by law, the Articles of Association or organizational regulations.

Art. 23

Duties

        1      The Board of Directors has the following non-transferable and irrevocable duties:

  (a)
  to ultimately direct the Company and issue the necessary directives;

  (b)
  to determine the organization;

  (c)
  to organize the accounting, the Internal Control System (ICS), the financial control, and the financial planning as well as to perform a risk assessment;

  (d)
  to appoint and recall the persons entrusted with the management and representation of the Company and to grant and revoke signatory power;

  (e)
  to ultimately supervise the persons entrusted with the management, in particular with respect to compliance with the law and with the Articles of Association, regulations and directives;

  (f)
  to prepare the business report, as well as the General Meeting of Shareholders and to implement the latter's resolutions;

  (g)
  to inform the judge in the event of over-indebtedness;

  (h)
  to pass resolutions regarding the subsequent payment of capital with respect to non-fully paid-in shares;

  (i)
  to pass resolutions confirming increases in share capital and regarding the amendments to the Articles of Association entailed thereby;

  (j)
  to examine compliance with the legal requirements regarding the appointment, election and the professional qualifications of the auditors; and

  (k)
  to execute the agreements pursuant to Art. 12, 36 and 70 of the Swiss Merger Law.

        2      In addition, the Board of Directors may pass resolutions with respect to all matters that are not reserved to the General Meeting of Shareholders by law or under these Articles of Association.

        3      The Board of Directors may entrust the preparation and the execution of its decisions or the supervision of certain tasks to committees or to particular members. It is empowered to transfer the management of the Company in whole or in part to one or several of its members or to third parties. For this purpose, the Board of Directors enacts organizational regulations.

Art. 24

Organization

        1      The Chairperson of the Board of Directors calls the meetings and presides over the debates. Each board member is entitled to request the calling of a meeting by giving written notice to the Chairperson. The organization of the meetings, the presence quorum and the passing of resolutions of the Board of Directors shall be in compliance with the organizational regulation.

        2      The Chairperson shall have a vote in his or her capacity as a Director, but shall have no casting vote.

        3      Minutes shall be kept of the deliberations and resolutions of the Board of Directors. The Minutes shall be signed by the Chairperson and the Secretary of the Board of Directors.

Art. 25

Signatory Rights

        The due and valid representation of the Company by members of the Board of Directors and other persons shall be set forth in organizational regulations and shall be duly registered with the competent commercial register.

Art. 26

Indemnification and Insurance Coverage

        1      The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the existing and former Directors and officers of the Company, and their heirs, executors and administrators out of the assets of the Company from and against all liabilities, losses, actions damages or expenses (including, but not limited to, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of (i) any act done or alleged to be done, concurred or alleged to be concurred in or omitted or alleged to be omitted in or about the execution of their duty, or alleged duty, or (ii) holding the respective offices, or (iii) serving as Director or officer of the Company or serving at the request of the Company as director, officer, employee or agent of another corporation, partnership, trust or other enterprise. This indemnity shall not extend to any matter in which any of said persons is found, in a final judgement or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of said person's duties as Director or officer.

        2      Without limiting the foregoing the Company shall advance to existing and former Directors and officers court costs and attorney fees in connection with civil, criminal, administrative or investigative proceeding except in cases where the Company itself is plaintiff. The Company may recover such advanced costs if a court or governmental or administrative authority of competent jurisdiction not subject to appeal holds that the Director or officer in question has committed an intentional or grossly negligent breach of his statutory duties as a member of the Board of Directors or officer.

        3      The Company may procure directors' and officers' liability insurance for the directors and for officers of the Company. Any costs of insurance shall be charged to the Company or its subsidiaries.

C.    Auditors

Art. 27

Duty of Audit, Election and Appointment of Auditors

        1      The General Meeting of Shareholders shall elect the auditors according to the terms of this article. The auditors are to be registered in the commercial register.

        2      The auditors shall perform a regular audit of the Company's annual financial statements.

        3      The Board of Directors shall monitor compliance with these requirements and nominate for election by the General Meeting of Shareholders such auditors which meet the respective requirements, in particular, regarding qualification and independence pursuant to the provisions of the CO (Art. 727 et seq.) and the applicable law on supervision of auditors.

        4      The auditors' term of office shall be one year. It shall end with the approval of the last annual financial accounts. Reelection and revocation are possible at any time.

        5      The General Meeting of Shareholders may appoint special auditors for a term of three years, to provide attestations such as attestations required for capital increases.

Art. 28

Duties and Rights

        1      The auditors rights and obligations are those foreseen in Art. 728 et seq. CO.

        2      The auditors must attend the General Meeting of Shareholders which approves the annual financial accounts as well as, if applicable, the consolidated financial statements and which resolves upon the distribution of the profits.

IV.    Accounting Principles, Business Year, Dividends, Information, Liquidation

Art. 29

Business Year and Accounting Principles

        1      The business year is to be determined by the Board of Directors.

        2      The annual accounts, consisting of the profit and loss statement, the balance sheet and the annex, shall be drawn up in accordance with the provisions of the Swiss Code of Obligations, in particular Art. 662a et seq. and 958 et seq. CO, and in accordance with generally accepted commercial principles and customary rules in that business area.

 Art. 30

Distribution of Profits

        1      Subject to the legal provisions regarding the distribution of profits, in particular Art. 671 et seq. CO, the profits as shown on the balance sheet may be allocated by the General Meeting of Shareholders at its discretion.

        2      The dividend may only be determined after the transfers foreseen by law to the compulsory reserve funds have been deducted. All dividends unclaimed (and which have been unclaimed in the past) within a period of five years after their due date shall be forfeited to the Company.

Art. 31

Dissolution and Liquidation

        1      The General Meeting of Shareholders may at any time resolve the dissolution and liquidation of the Company in accordance with the provisions of the law and of the Articles of Association.

        2      The liquidation shall be carried out by the Board of Directors to the extent that the General Meeting of Shareholders has not entrusted the same to other persons.

        3      The liquidation of the Company shall take place in accordance with Art. 742 et seq. CO. The liquidators are authorized to dispose of the assets (including real estate) by way of private contract.

        4      After all debts have been satisfied, the net proceeds shall be distributed among the shareholders in proportion to the amounts paid-in.

Art. 32

Information

        1      The publication instrument of the Company is the Swiss Official Journal of Commerce ("SHAB").

        2      Shareholder invitations and communications of the Company shall be published in the SHAB.

        3      Written communications by the Company to its shareholders shall be sent by ordinary mail to the last address of the shareholders or authorized recipient recorded in the share register. Financial institutions holding shares for Beneficial Owners and recorded in such capacity in the share register shall be deemed to be authorized recipients.

Art. 33

Definitions

  •
  "Clearing Nominee" means nominees of clearing organizations for the shares of the Company (such as Cede & Co., the Nominee of the Depository Trust Company, a United States securities depositary and clearing agency) in accordance with regulations issued by the Board;

  •
  "Exchange Act" means the Act of United States Congress known as the Securities Exchange Act of 1934, as the same has been or hereafter may be amended from time to time;

  •
  "Company" means Foster Wheeler AG, duly registered with the commercial register of the canton of Zug;

  •
  "Controlled Shares" of any Person means all shares of the Company conferring voting rights owned by such Person, whether: (i) directly; (ii) with respect to Persons who are U.S. Persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b)

    of the United States Internal Revenue Code of 1986, as amended; or, (iii) directly or indirectly Beneficially Owned;

  •
  "Nominee" means a Person holding the shares in its own name directly or indirectly on behalf of the Beneficial Owner;

  •
  "CO" means the Swiss Code of Obligation (Systematic collection of Swiss law, Nr. 220);

  •
  "Participant" means any participant of the Clearing Nominee;

  •
  "Person" means any individual, general or limited partnership, corporation, association, trust, estate, company (including a limited liability company) or any other entity or organization including a government, a political subdivision or agency or instrumentality thereof;

  •
  "U.S. Person" means (i) an individual who is a citizen or resident of the United States, (ii) a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) organized under the laws of the United States or any state thereof including the District of Columbia, (iii) an estate that is subject to United States federal income tax on its income regardless of its source, and (iv) a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust;

  •
  "SEC" means the Securities and Exchange Commission of the United States of America as established under the Exchange Act;

  •
  "Subsidiary" means any other corporation of which a majority of the voting shares are owned, directly or indirectly, by the Company;

  •
  "Transfer Agent" means a trust company, bank or similar entity handling the book entries of non-certified shares;

  •
  "Director" means a member of the board of directors of the Company;

  •
  "Beneficial Owner" with respect to shares of the Company shall mean any Person who "beneficially owns" such shares within the meaning of Section 13(d) of the Exchange Act and the rules and regulations thereunder;

  •
  "Beneficially Owned" with respect to any Person shall mean shares of the Company of which such Person is, directly or indirectly, the Beneficial Owner.

Art. 34

Contribution in Kind

        In connection with the capital increase dated                                  , the Company acquires from Foster Wheeler Ltd., Hamilton, Bermuda, acting as a nominee for its shareholders (i.e. in its own name but for the account for its shareholders), 1'000 fully paid up shares, with a nominal value of USD                         each, in Foster Wheeler Ltd. which are valued at CHF               each pursuant to the contribution in kind agreement dated                                  . In return, the Company will issue                    registered shares in the Company with a par value of CHF                         each and allocate them to Foster Wheeler Ltd., Hamilton, Bermuda, acting as a nominee for the shareholders of Foster Wheeler Ltd., Hamilton, Bermuda.

Art. 35

Translation

        A German and an English version exist of these Articles of Association. The German version shall prevail.

Zug,

Annex F

ORGANIZATIONAL REGULATIONS

dated as of

of

Foster Wheeler AG
(Foster Wheeler Ltd.)
(Foster Wheeler SA)
a Swiss corporation with its registered office in Zug

(hereinafter referred to as "Foster Wheeler", collectively with its Subsidiaries as "Foster Wheeler Group")

TABLE OF CONTENT
A. BASIS, SCOPE AND PURPOSE	page F-2
B. CORPORATE ORGANIZATION	page F-2
C. THE BOARD	page F-3
D. EXECUTIVE MANAGEMENT	page F-9
E. SPECIAL PROVISIONS	page F-11

A     BASIS, SCOPE AND PURPOSE

1      Basis

1.1
These organizational regulations of Foster Wheeler (hereinafter referred to as the "Regulations") are enacted by the Board pursuant to article 716b of the CO and article 23 section 3 of Foster Wheeler's AoA.

2      Scope

2.1
Foster Wheeler is the holding company of an international group of companies active in businesses that are involved in engineering and construction services, the design, manufacture and ownership of power equipment and the ownership and operation of power production and power generation facilities.

2.2
Foster Wheeler fulfills strategic, financial and management functions for itself and its group companies. The executive bodies (the Board, CEO and Executive Management) of Foster Wheeler shall duly respect that each of the group companies is a separate legal entity and the local law, rules and regulations applicable to them.

3      Purpose

3.1
The purpose of these Regulations is to:

a)
implement and supplement rules contained in (i) laws applicable to Foster Wheeler and its Business, (ii) regulatory and stock exchange rules and (iii) the AoA in regard to the governance of Foster Wheeler.

b)
to define the functions, responsibilities and authorities of Foster Wheeler's corporate bodies and executives.

in each case having regard to applicable codes of best practice.

B     CORPORATE ORGANIZATION

1      General

1.1
Foster Wheeler and its Business shall be organized as follows:

a)
The Board is under the leadership of the Chairman. The Board sets the strategy of Foster Wheeler Group, exercises the ultimate supervision over the management and, should the Chairman not act at the same time as CEO, elects the CEO as well as the other Officers described in section D 4.1 and performs the further tasks as described in these Regulations.

b)
The following Board Committees as well as further Board Committees established from time to time by the Board:

(a)
Governance and Nominating Committee;

(b)
Compensation Committee; and

(c)
Audit Committee.

    The Board Committees assist the Board in the performance of its responsibilities.

  c)
  The CEO of Foster Wheeler to which the day-to-day management of the Business is delegated in accordance with the AoA and these Regulations. The CEO is responsible for all business matters not reserved to the Board or the General Meeting of Shareholders including setting up an appropriate management structure for the effective conduct of the Business. He is the head of the Executive Management.

2      Organization of the Business into Business Groups

2.1
The CEO organizes the Business into business groups or such other structures he considers appropriate for the effective management of the Business. Such organization shall be detailed by the CEO in business regulations which are subject to approval by the Board (the "Business Regulations"). Each Subsidiary is integrated into one of the business groups and has regulations, which must be consistent with these Regulations and the regulations of the relevant business group to the extent permissible under applicable local laws, rules and regulations.

C     THE BOARD

1      Constitution

1.1
The Board consists of no less than 3 and not more than 20 Directors as per article 21 of the AoA. The term of office shall be three years and each year, as nearly as possible, an equal number of Directors shall be newly elected or re-elected, in accordance with the procedure specified in the AoA.

1.2
The Board constitutes itself at its first meeting following the ordinary general meeting of the shareholders. The Board shall elect from among its members one Chairman who may also act as CEO. It may further elect a Deputy Chairman and shall appoint a Secretary. The Secretary does not need to be a Director.

2      Responsibilities and Authorities

2.1
The Board is the ultimate executive body of Foster Wheeler with, subject to mandatory provisions of law, rules and regulations, the responsibility and authorities set out in these Regulations.

2.2
The Board has ultimate responsibility for promoting the success of Foster Wheeler Group and delivering sustainable shareholder value within a framework of prudent and effective controls. It sets the strategic goals, and ensures that the financial and human resources necessary to reach these goals are available. It reviews the performance of management, sets Foster Wheeler Groups' values and standards and ensures that its obligations to its Shareholders and others are met.

2.3
The Board may take decisions on all matters which are not expressly reserved to the Shareholders or to another corporate body or Officer by law, the AoA or these Regulations. No alteration of these Regulations shall invalidate any prior act of the Board that would have been valid if such alteration had not been made.

2.4
Without limiting the foregoing, the Board's powers and duties include the following powers and duties regarding the fields of strategy, organization, supervision, legal compliance and assignment of authority to third parties:

2.4.1
Organization / Structure / Controlling

a)
the ultimate strategy of the Foster Wheeler Group and the issuance of the necessary guidelines taking into account the proposals of the CEO;

b)
the determination of the Foster Wheeler Group's organizational structure, including the promulgation and the amendment of these Regulations and the corporate governance guidelines of Foster Wheeler and including approving and regularly reviewing the governance and management structure as set out in the Regulations;

  c)
  the decision to enter into a substantial new business area or exiting from an existing business area, in each case insofar as not covered by the current approved strategic framework;

  d)
  the election and removal of the CEO and other Officers as specified in section D 4.1; and

  e)
  the determination of any membership and charters of any Board Committees.

2.4.2
Issuance of Directives, Guidelines

a)
approving the compensation policy of Foster Wheeler;

b)
the establishment of any share ownership policy for non-employee directors and the other Officers; and

c)
the establishment of any code of ethics and business practice.

2.4.3
Finance / Budget

a)
setting financial objectives and approving the necessary means to achieve these objectives;

b)
the determination of Foster Wheeler's accounting principles, financial control and financial planning;

c)
the review and approval of the business report and the financial statements of Foster Wheeler;

d)
the approval of the annual investment and operating budget;

e)
the review of results announcements and announcements giving guidance as to financial performance; and

f)
the approval of share buybacks of Foster Wheeler.

2.4.4
Supervision

a)
the ultimate supervision of the CEO and the Executive Management of Foster Wheeler, in particular with regard to their compliance with applicable law, the AoA, these Regulations and other applicable instructions and guidelines; and

b)
approving the framework of the internal control system.

2.4.5
Meeting of Shareholders

a)
the duty to convene and organize ordinary and extraordinary meetings of the Shareholders and the implementation of its resolutions; and

b)
the proposal to the Shareholders' meeting of candidates for election or re-election to the Board.

2.4.6
Dividend Policy

  the establishment of Foster Wheeler's dividend policy and its proposal to the Shareholders' meeting;

2.4.7
Loss of Equity

  the notification to the court if the liabilities of Foster Wheeler exceed the assets of Foster Wheeler (article 725 CO);

2.4.8
Capital In- and Decreases

  the adoption of resolutions concerning an increase in the share capital of Foster Wheeler to the extent that such power is vested in the Board (article 651 para. 4 CO) and of resolutions concerning the confirmation of capital increases and corresponding amendments to the AoA, as well as making the required report on the capital increase;

2.4.9
Response to Takeover Offers

  the response to any takeover offer for Foster Wheeler (and its group) and the approval of any agreements to which Foster Wheeler is a party relating to mergers, demergers, transformations and/or transfer of assets, to the extent required pursuant to the Federal Act on Mergers, De-Mergers, Conversions and Asset Transfers of 3 October 2003;

2.5
The Board, by these Regulations, delegates certain of its responsibilities and authorities to the CEO as stated and defined in section D 1 of these Regulations to the extent permitted by applicable law, the AoA and applicable stock exchange rules.

2.6
The Board may, in performing its duties, take advice from third parties where it considers this to be in the best interest of the Company.

3      Board Meetings

3.1   Place and Time

3.1.1
The Board shall meet as often as the Business requires.

3.1.2
Regular meetings of the Board shall be held as frequently as determined by the Board. Further meetings may be held (or action may be taken by unanimous consent) at the discretion of the Board. The date, time and place of such regular meeting shall be determined by the Board and communicated to its Directors well in advance.

3.1.3
Extraordinary meetings of the Board shall be called by the Chairman on his own behalf or upon written request (by mail, email, facsimile or other electronic means) of any Director addressed to the Chairman. Upon such a request the Chairman or in case the Chairman is absent the Deputy Chairman, shall call a Board meeting in accordance with section C 3.3 within 5 business days.

3.1.4
The Board may hold regular as well as extraordinary meetings at such place or places within or outside Switzerland as the Board may determine or as specified or fixed in the respective notices or waiver of notices thereof.

3.2   Agenda

3.2.1
The Chairman is responsible for preparing an agenda for each Board meeting. Any Director may suggest items for inclusion on the agenda. Meeting agendas will include on a regular basis a review of Foster Wheeler's financial performance, strategies and risk profile. Management presentations will be made to the Board and its committees periodically as necessary on various aspects of Foster Wheeler's operations.

3.3   Invitation

3.3.1
The Chairman or if he is absent the Deputy Chairman (directly or through the Secretary) shall invite the Directors to the Board meetings in writing (by mail, email, facsimile or other mode of representing words in a legible and non-transitory form, including by electronic means), addressed to the Director's residence or usual place of business, at least 5 business days before the day on which the meeting is to be held. In case of urgency (as determined by the Chairman in his discretion), a Board meeting may be held on shorter notice.

3.3.2
The invitation shall contain the agenda together with all supporting material.

3.3.3
Notice of any meeting need not be given to any Director if waived by the Director in writing either before or after such meeting. At any meeting at which every member of the Board shall be present, though held without notice and without any objections from the Directors, any business may be transacted which might have been transacted if the meeting had been duly called.

3.4   Chairman and Secretary of Meetings

3.4.1
At all meetings of the Board, the Chairman or, in the absence of the Chairman, the Deputy Chairman, if one is elected, shall preside and the Secretary shall act as secretary. In the absence of such persons, a chairman or secretary of the meeting, or both, as the case may be, shall be elected from those Directors present.

3.5   Attendance

3.5.1
Directors may participate in any meeting of the Board by means of communication facilities which permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously such as telephone or video conferences, and participation in such a meeting shall constitute presence in person at such meeting.

3.5.2
The Board encourages the Chairman or the chairman of any Board Committee to bring management and outside advisors or consultants from time to time into Board and/or Board Committee meetings. Attendance of non-Directors at Board meetings is at the discretion of the Board.

3.6   Minutes

3.6.1
Minutes of the Board meetings shall be kept for the purpose of recording the proceedings at all meetings of the Board and of Board Committees. The minutes must contain all resolutions, elections and appointments of members of Executive Management as well as the names of the Directors present at each Board or Board Committee meeting and reflect in a general manner the considerations which lead to the resolution taken. Dissenting opinions of and votes cast by the Directors must be reflected as well.

3.6.2
The minutes shall be signed by the acting Chairman and the secretary and must be made available for review and approved by the Board.

3.6.3
Any circular resolution must be recorded under a separate title in the minutes of the next Board meeting.

4      Resolutions

4.1   Quorum of Attendance

4.1.1
The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors; provided, however, in the event that a quorum of Directors is not present at any two consecutive duly re-convened and held meetings of the Board, the number of Directors necessary to constitute a quorum for the transaction of business at the second of such meetings shall be reduced to three. If a quorum is not present at a meeting, such meeting shall automatically be adjourned to the same time and place one week later unless otherwise specified in the notice of the original meeting.

4.1.2
No attendance quorum shall be required for resolutions of the Board providing for the confirmation of a capital increase or decrease or for the amendment of the AoA in connection therewith.

4.2   Quorum of Resolutions

4.2.1
The Board shall pass its resolutions with the majority of the votes cast by the Directors present at a meeting at which the attendance quorum of section C 4.1 above has been satisfied.

4.2.2
Where urgent matters arise after a Board meeting has already been convened (the determination of urgency being made by the Chairman in his discretion), such matter shall be discussed at such Board meeting and Board resolutions shall be taken if a majority of all Directors present agree.

4.3   Circular Resolutions

4.3.1
Resolutions of the Board may be passed without a meeting by way of written consent by a majority of all Directors, provided that no member of the Board requests oral deliberations. A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a Board Committee (including signed copies sent by facsimile or email) shall be as valid and effectual as if it had been passed at a meeting of the Board or Board Committee, as the case may be, duly convened and held. Such circular resolution shall be effective on the date on which the last Director signs the resolution.

5      Conflicts of Interest

5.1
Each Director must disclose to the Chairman any conflict of interest arising generally or relating to any matter to be discussed at a Board meeting and/or the subject matter of a Board resolution as well as any contract or proposed contract or arrangement with Foster Wheeler or any Subsidiary in which such Director has, directly or indirectly, an interest, as soon as he becomes aware of its existence.

5.2
The Chairman must advise the Board of the conflict of interest. In the event of a doubt, he shall request the Board to determine whether a conflict of interest exists.

5.3
Following a declaration of a conflict of interest being made pursuant to these Regulations, and unless disqualified by the Chairman of the relevant Board meeting, a Director may participate in discussions and decision-making involving the interest at stake. Accordingly, the interested Director may vote and may be counted in the quorums at such meeting.

5.4
Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for Foster Wheeler and its Subsidiaries and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorize a Director or Director's firm, partner or such company to act as auditor of Foster Wheeler.

6      Information Rights

6.1
Directors shall have access to all information concerning the Business and the affairs of Foster Wheeler Group as may be necessary or helpful for them to fulfill their duties as members of the Board.

6.2
At Board meetings, each Director is entitled to request and receive from other Directors, the CEO and other Officers present information on all affairs of Foster Wheeler and Foster Wheeler Group regardless of the agenda and the other Directors, the CEO and other Officers present must provide such information to the best of their knowledge.

6.3
All Directors may contact the CEO at any time to discuss any aspects of Foster Wheeler's Business. The Board expects that there will be frequent opportunities for Directors to meet with the CEO and other members of management in Board and Board Committee meetings and in other formal or informal settings.

6.4
The Board may hire independent advisors which are allowed to attend Board meetings if required.

7      Compensation

7.1
The remuneration (if any) of the Directors shall be determined by the Board. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any Board Committee, general meetings of Foster Wheeler, or in connection with the Business of the Foster Wheeler Group or their duties as Directors generally. Nothing herein shall be construed to preclude any Director from serving Foster Wheeler or its Subsidiaries in any other capacity and receiving compensation therefore.

8      Signatory Power

8.1
The Directors, Officers and other persons authorized to represent Foster Wheeler and its subsidiaries shall have single or joint signatory power, as determined appropriate by the Board and registered with the competent commercial register.

8.2
The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, as an attorney of Foster Wheeler for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorized by the Board, execute any deed or instrument with the same effect as the due signature by Foster Wheeler's representatives as registered with the competent commercial register.

9      Chairman and Deputy Chairman

9.1
Except as otherwise provided in these Regulations, the Chairman shall preside over all Shareholders meetings and the meetings of the Board, may be the CEO of Foster Wheeler (if so determined by the Board) and shall perform all functions and duties incidental to that position, and shall have such additional powers and duties as may from time to time be assigned by the Board.

9.2
Further, the Chairman has the following powers and duties:

a)
If the Chairman is also the CEO, the duties of the CEO of Foster Wheeler as described in section D 4.3;

b)
preparing the agenda for the General Meetings of Shareholders;

c)
preparing the agenda for the Board meetings which shall include on a regular basis a review of Foster Wheeler's financial performance, strategies and risk profile and reports of the Board Committees as well as all other items as proposed by Board members and the Executive Management;

  d)
  presiding over the General Meetings of Shareholders and Board meetings;

  e)
  informing the full Board without delay of material extraordinary events; and

  f)
  any other matters reserved by law, the AoA or these Regulations to the Chairman.

9.3
Should the Chairman be unable or unavailable to exercise his functions, his functions (other than functions in his role as CEO) shall be assumed by the Deputy Chairman, if one has been elected, or if the latter has not been elected or should be unable or unavailable, another Director appointed by the Board.

10    Company's Secretary

10.1
The Secretary shall have the functions and duties as described in section D 4.6 of these Regulations.

11    Board Committees

11.1
The Board may from time to time, by resolution passed by a majority of the entire Board, establish Board Committees and delegate to any of them such powers and duties, not inconsistent with the applicable law and the AoA, as the Board may determine.

11.2
Each member of a Board Committee shall hold office, so long as such member remains a Director, until a successor for such Director is duly appointed, or a majority of the Board establishes a new Board Committee with the same purpose or removes such member of a Board Committee. Any vacancy occurring in a Board Committee from whatever cause, may be filled by resolution of the Board.

11.3
The Board Committees shall fix their own rules of procedure. The chairman of each Board Committee shall, in consultation with the appropriate members of the Board Committee, develop the Board Committee's agenda.

11.4
Each Board Committee shall keep complete, accurate minutes and records of all actions taken by such Board Committee, prepare such minutes and records in a timely fashion and promptly distribute all such minutes and records to each member of the Board at the meeting of the Board Committee next ensuing.

11.5
The provisions applicable to meetings of the Board described in section C 5 of these Regulations shall apply to meetings of any Board Committee.

11.6
Each member of the Board Committees shall be entitled to receive compensation and expense allowance for attendance at meetings of such member's respective Board Committees as the Board from time to time may fix and determine.

11.7
The Board Committees may hire independent advisors as set forth in their applicable charters and Foster Wheeler shall provide for appropriate funding. The Board as a whole shall have access to such advisors and such other independent advisors that Foster Wheeler retains.

D     EXECUTIVE MANAGEMENT

1      Delegation of Management

1.1
Except as otherwise provided for by the AoA and these Regulations and subject to mandatory provisions of applicable laws, the Board hereby delegates the management of the Business to the CEO.

1.2
The CEO may in turn delegate in written regulations certain duties and responsibilities to other Officers and may empower them to further delegate their duties and responsibilities to other Officers of Foster Wheeler Group.

2      Executive Management

2.1
The Executive Management of Foster Wheeler shall consist of the CEO, a President, any Executive Vice-President and such additional officers as the Board may from time to time deem to be members of the Executive Management, all of whom shall be deemed to be "Officers" for the purposes of these Regulations.

2.2
The CEO is responsible for the organization of the Executive Management and shall report directly to the Board. The CEO shall issue written regulations which regulate the distribution of the duties and authorities of the members of the Executive Management.

3      Reporting

3.1
The CEO shall regularly inform the Board at the Board meeting on the current course of Business and all major business matters of Foster Wheeler. Extraordinary events shall be reported between Board meetings in a form the CEO considers appropriate taking into account the nature and urgency of such extraordinary event.

4      Appointment and Authority of Officers

4.1
The Board shall elect in addition to the CEO, the President, one or more Vice-Presidents, a Secretary, and a Treasurer. The CEO may elect such other Officers including one or more Assistant Secretaries and Assistant Treasurers, as the CEO shall deem necessary to the CEO, which Officers shall have such authority and perform such duties as may be prescribed by the CEO in the respective regulations.

4.2
Each Officer so elected shall hold office until the first meeting of the Board following the next ordinary General Meeting of the Shareholders for the election of Directors and until a successor for such Officer is elected, except in the event of the earlier termination of an Officer's term of office as a consequence of death, resignation or removal, in which events the Board may appoint a replacement for such Officer; provided, however, that the CEO shall have the power and authority to remove, and appoint a replacement for, any Officer appointed by the CEO pursuant to section D 4.1 above.

4.3
CEO: Unless otherwise determined by the Board, the Chairman shall be the CEO of Foster Wheeler. The CEO is the highest Officer and has responsibility and accountability of the management of the Business. In particular he shall perform the following functions and duties:

i)
Organization and coordination of the Executive Management, including the planning of succession at the Executive Management level;

ii)
The issuance of regulations which regulate the duties and authorities of the members of the Executive Management;

iii)
The supervision of all Officers;

iv)
Representation of Foster Wheeler Group to the public as well as to investors, clients and other stakeholders;

v)
The reporting to the Board related to any business development, including, but not limited to (a) key performance indicators, (b) existing and emerging risks, (c) updates on the relevant markets and of peers, (d) quarterly profit and loss situation, balance sheet developments and investments and (e) all other important issues which require the attention of the Board; and

  vi)
  the leading role in preparing the Board's considerations regarding the strategy, risk philosophy and compensation principles.

  In addition, the CEO shall have such additional powers and duties as may from time to time be assigned to the CEO by the Board.

4.4
President: The President shall be the chief operating officer of Foster Wheeler and shall supervise and administer all of the general business and affairs of Foster Wheeler. He shall perform all other functions and duties as may from time to time be assigned by the CEO or the Board.

4.5
Vice-Presidents: Vice-Presidents shall have such powers and perform such duties as may be assigned by the Board or the CEO. The Board in its discretion may assign to the titles of individual Vice-Presidents terms such as "executive", "senior", "special", or others indicative of levels or areas of responsibility.

4.6
Secretary: The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings of the Shareholders, the Board, and all Board Committees of which a secretary shall have been appointed. The Secretary shall be responsible for keeping the Register of Shareholders (according to article 686 CO), and shall give or cause to be given notice of all meetings of Shareholders, Directors and Board Committees. The Secretary shall perform such other duties as may from time to time be assigned by the Board or the CEO. The Secretary shall perform in general all duties incident to the office of Secretary.

4.7
Assistant Secretaries: The CEO may from time to time appoint one or more Assistant Secretaries. In the event of the absence or disability of the Secretary, the duties and powers of the Secretary shall be performed and exercised by an Assistant Secretary.

4.8
Treasurer: The Treasurer shall have charge and custody of and be responsible for all funds and securities of Foster Wheeler and shall deposit all such funds to the credit of Foster Wheeler in such depositories as may be designated from time to time by the Board. The Treasurer shall disburse the funds of Foster Wheeler as may from time to time be ordered by the Board or the CEO. The Treasurer shall render to the Chairman and to the Board, upon request, an account of all the Treasurer's transactions as Treasurer.

4.9
Assistant Treasurers: The CEO may from time to time appoint one or more Assistant Treasurers, who shall perform the duties and exercise the powers of the Treasurer in the absence or disability of the Treasurer.

5      Salaries and Retirement

5.1
The salaries of the Officers elected by the Board, except for those officers who are designated as assistant officers, shall be fixed from time to time by the Board; provided, however, that the Board may delegate such responsibility to the Compensation Committee, pursuant to the adoption of a Charter for the Compensation Committee vesting such responsibility in the Compensation Committee.

E     SPECIAL PROVISIONS

1      FISCAL YEAR

        The fiscal year of Foster Wheeler may be determined by resolution of the Board.

2      Definitions

AoA	shall mean the articles of association of Foster Wheeler
Board	shall mean the board of directors of Foster Wheeler
Board Committee	shall mean each of the committees the Board establishes from time to time
Business	shall mean the business as conducted by Foster Wheeler Group from time to time
Business Regulations	shall have the meaning given to it in section B 2.1
CEO	shall mean the chief executive officer of Foster Wheeler
Chairman	shall mean the chairman of the Board of Directors of Foster Wheeler
CO	shall mean the Swiss Code of Obligations.
Deputy Chairmain	shall mean the deputy chairman of the Board of Directors of Foster Wheeler
Director	shall mean an individual member of the Board
Executive Management	shall mean the group of persons determined by the Board pursuant to section D 2.1
Foster Wheeler	shall mean Foster Wheeler AG, Switzerland
Foster Wheeler Group	shall mean Foster Wheeler collectively with its Subsidiaries
General Meeting of Shareholders	Shall mean the ordinary or extraordinary general meeting of shareholders of Foster Wheeler
Officer	shall have the meaning given to it in section D 2.1
Register of Shareholders	shall mean the document identifying the Shareholders of Foster Wheeler according to article 686 CO
Regulations	shall have the meaning given to it in section A 1.1
Shareholder	shall mean any person holding shares in Foster Wheeler
Subsidiary

shall mean all companies in which Foster Wheeler holds directly or indirectly a majority of the voting rights or has the right to appoint a majority of the members of the board of directors or similar governing body

3      Effectiveness

        These Regulations shall become effective upon approval by the Board.

4      Change of or Amendments to these Regulations.

        Any change of or amendment to these Regulations shall only be valid if the Board approved such change or amendment with the attendance quorum and the majority as set forth in sections C4.1 and C 4.2.

        SO RESOLVED as of

Annex G

Foster Wheeler AG

        Foster Wheeler AG ("SwissCo") was registered with the commercial register of the Canton of Zug, Switzerland, on November 25, 2008. SwissCo did not conduct operations as of November 25, 2008. The unaudited SwissCo balance sheet presents its financial position as of November 25, 2008, without giving effect to the Redomestication, and was prepared in accordance with Swiss law. Balances were translated from Swiss francs to U.S. dollars at the exchange rate prevailing on November 25, 2008 of CHF 1.214 to $1.00.

UNAUDITED BALANCE SHEET

November 25, 2008
ASSETS
Cash and cash equivalents	$82,373.95
Total current assets	82,373.95
Total assets	$82,373.95
LIABILITIES AND EQUITY
Share capital (33,334 shares with a par value of CHF 3.00 each)	$82,373.95
Legal reserves	—
Other reserves	—
Retained earnings	—
Brought forward	—
Result for the period	—
Total equity	$82,373.95
Total liabilities and equity	$82,373.95

G-1

Annex H

CONTRIBUTION IN KIND AGREEMENT

between

Foster Wheeler AG, c/o Bär & Karrer AG, Baarerstrasse 8, 6301 Zug;
(hereinafter referred to as "Swiss HoldCo")

and

Foster Wheeler Ltd, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda;

acting on behalf of the shareholders of Foster Wheeler Ltd.
(i.e. in its own name but for the account of its shareholders)

(hereinafter referred to as "Foster Wheeler Bermuda")
(together the "Parties" and each a "Party")

regarding

the contribution in kind of all shares in Foster Wheeler Bermuda in connection with a capital increase of Swiss HoldCo.

RECITALS

(A)
The parties intend to redomesticate Foster Wheeler Bermuda from Bermuda to Switzerland without diluting the individual economic interest of the shareholders of Foster Wheeler Bermuda on a fully diluted basis.

(B)
In connection with the execution of this transaction, Swiss HoldCo shall acquire all the ordinary shares in Foster Wheeler Bermuda, representing the entire share capital of Foster Wheeler Bermuda, in connection with and under a scheme of arrangement pursuant to Section 99 of the Companies Act 1981 of Bermuda (the "Foster Wheeler Scheme"). Each ordinary share of Foster Wheeler Bermuda subject to the Foster Wheeler Scheme is defined as a "Scheme Share").

(C)
When the Foster Wheeler Scheme enters into effect (the "Transaction Time"):

•
any fractional part of Scheme Shares issued shall be cancelled;

•
Foster Wheeler Bermuda will pay to each shareholder holding a fractional part of a Scheme Share a cash payment for that fraction such payment to be determined in accordance with the Foster Wheeler Scheme;

•
all issued and outstanding whole non-fractional Foster Wheeler Bermuda common shares will be cancelled;

•
in exchange for and in consideration of the cancellation of all issued and outstanding whole non-fractional Scheme Shares, Foster Wheeler Bermuda will issue and allot 1,000 fully paid Foster Wheeler Bermuda common shares with a nominal value of USD 0.01 to Swiss HoldCo representing the entire share capital of Foster Wheeler Bermuda;

•
in exchange for and in consideration of each issued and outstanding Scheme Share cancelled and the 1,000 Foster Wheeler Bermuda common shares issued by Foster Wheeler Bermuda to Swiss HoldCo under this Contribution in Kind Agreement Swiss HoldCo will increase its share capital and issue          new registered shares with a nominal value of CHF 3; and

•
the          newly issued registered shares in Swiss HoldCo will, together with the 33,334 registered shares in Swiss HoldCo held by Foster Wheeler Bermuda be allotted through the Transfer Agent to holders of common shares and preferred shares of Foster Wheeler Bermuda.

(D)
As a consequence of the Foster Wheeler Scheme, all Preferred Shares (as defined below and including any fractional Preferred Shares) will cease to exist and, pursuant to the terms of the Certificate of Designation governing the Foster Wheeler Bermuda's Series B Convertible Preferred Shares (the "Preferred Shares"), each of the Preferred Share holders will become entitled to receive the number of registered shares of Swiss HoldCo (and cash for any fractional common shares) that such holders would have been entitled to receive had they converted their Preferred Shares into common shares of Foster Wheeler Bermuda prior to the Foster Wheeler Scheme.

(E)
The shareholders of Foster Wheeler Bermuda are being reimbursed for the cancellation of Foster Wheeler Bermuda shares with Swiss HoldCo shares as follows:

•
Every holder of one whole Foster Wheeler Bermuda common share shall receive for one cancelled Foster Wheeler Bermuda common share one common share of Swiss HoldCo.

•
Every holder of cancelled Preferred Shares shall receive registered shares of Swiss HoldCo on a 1 for 130 basis.

•
The holders that would have otherwise received upon conversion of Preferred Shares fractional common shares will receive consideration in cancellation of fractional shares in a manner consistent with the cancellation of fractional common shares in the Foster Wheeler Scheme.

NOW THEREFORE the Parties agree as follows:

1      CONTRIBUTION IN KIND

        In view of its unconditional obligation pursuant to the enclosed subscription form, Swiss HoldCo acquires the following shares from Foster Wheeler Bermuda (hereinafter the "Contribution Shares"):

Name and domicile of Company	Foster Wheeler Ltd, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda;
Number of ordinary common shares	1,000
Nominal Value per share	USD 0.01

2      PURCHASE PRICE FOR THE CONTRIBUTION IN KIND

        The takeover price for the contribution in kind mentioned under section 1 above is CHF         per common share of Foster Wheeler Bermuda, in total CHF           .

3      DISCHARGE OF THE PURCHASE PRICE FOR THE CONTRIBUTION IN KIND

a)
In discharge of the obligation to pay the takeover price pursuant to section 2, Foster Wheeler Bermuda, acting on behalf of the shareholders in Foster Wheeler Bermuda (i.e. in its own name but for the account of its shareholders), receives          newly issued registered shares in Swiss HoldCo with a nominal value of CHF 3.00 each. These shares together with the 33,334 existing registered shares owned by Foster Wheeler Bermuda will be delivered by Foster Wheeler Bermuda through a Transfer Agent to the shareholders of Foster Wheeler Bermuda as follows:

-
registered shares in Swiss HoldCo to the holders of common shares of Foster Wheeler Bermuda and

-
registered shares in Swiss HoldCo to holders of Preferred Shares.

b)
The amount exceeding the aggregate nominal value of the newly issued shares of CHF           is CHF           and remains with Swiss HoldCo as a share premium. The share premium will be booked into the general reserves.

4      TRANSFER OF OWNERSHIP

        The transfer of ownership of Contribution Shares to Swiss HoldCo shall be completed by operation of law when the Transaction Time under the Foster Wheeler Scheme occurs; i.e. 2 am Bermuda time on 2 February 2009.

5      EXCLUSION OF REPRESENTATIONS AND WARRANTIES

        To the extent permitted by law Foster Wheeler Bermuda does not give any representations and warranties and does not give any guarantees whatsoever with regard to the Foster Wheeler Bermuda shares other than the following representations and warranties:

        Immediately following Transaction Time the Contribution Shares will be validly issued, fully paid up, free of any rights from third parties (including, but not limited to liens and encumbrances) and will represent the entire share capital of Foster Wheeler Bermuda.

6      CONDITIONS PRECEDENT

a)
The present agreement is entered into under the condition that the share capital of Swiss HoldCo will be increased to the extent necessary and that the transaction as described in the Foster Wheeler Scheme becomes effective, namely the following:

-
Sanction of the Foster Wheeler Scheme by the Supreme Court of Bermuda; and

-
the Court order being filed with the Registrar of Companies of Bermuda.

b)
If the capital increase will not become effective until 5 pm Bermuda time on 30 June 2009, the present agreement is terminated without compensation.

7      MISCELLANEOUS

7.1   Taxes

        To the extent due, the Swiss Federal Stamp Duty on the issuance and transfer of shares shall be borne by Swiss HoldCo.

7.2   Languages

        In the case of conflicts between the German and the English text, the German text shall prevail.

8      APPLICABLE LAW/JURISDICTION

a)
This agreement shall in every respect be governed by the substantive laws of Switzerland.

b)
Each Party submits to the exclusive jurisdiction of the Commercial Court of the Canton of Zurich ("Handelsgericht des Kanton Zürich"), Switzerland, venue being Zurich.

SIGNATORIES

Zug, Foster Wheeler AG
[Name]
[Function]
Zug, Foster Wheeler Ltd.
[Name]
[Function]

Annex I

Transaction Agreement
dated
          2008
between
 Foster Wheeler Ltd.
(Company no. 29761)
Clarendon House, 2 Church Street
Hamilton HM 11, Bermuda
an exempted company incorporated with limited liability and registered under the laws of Bermuda (hereinafter: "FWL")
and
 Foster Wheeler AG
(Company no. CH-170.3.032.880-7)
c/o Bär & Karrer AG
Baarerstrasse 8
CH-6301 Zug
a stock corporation in the sense of Art. 620 et seq. CO having its registered seat in Zug (hereinafter: "SWISSCO")
SWISSCO and FWL each a "Party" and together the "Parties"
concerning
Redomestication

Recital

A)
FWL is a holding company the shares of which are listed on the NASDAQ Global Select Market. It conducts its business through ownership in its subsidiaries (FWL and its subsidiaries hereinafter "Foster Wheeler").

B)
SWISSCO is a direct, wholly-owned subsidiary of FWL, incorporated in Zug, Switzerland on 25 November 2008 with a share capital of CHF 100,002.

C)
FWL believes that it is in the best interest of FWL and its shareholders to move the place of organization of the parent company of its group of companies from Bermuda to Switzerland in order to establish a corporation that is more centrally located within the Company's major markets, locate the Company in a country with a stable and well-developed tax regime and more sophisticated financial and commercial infrastructure and improve the Company's ability to maintain a competitive worldwide effective corporate tax rate.

        NOW, THEREFORE, the Parties agree as follows:

1      Transaction

        The Parties hereby agree to move the place of organization of the parent company of Foster Wheeler's group of companies from Bermuda to Switzerland by proposing to the shareholders of FWL for approval a scheme of arrangement under Bermuda law (the "Scheme of Arrangement") whereby they will become shareholders of SWISSCO and FWL will become a wholly owned subsidiary of SWISSCO (the "Redomestication").

        A draft of the Scheme of Arrangement is attached to this Agreement as Annex A. SWISSCO agrees to be bound by the Scheme of Arrangement by signing a letter substantially in the form of Annex B.

        Provided SWISSCO becomes (in accordance with the Scheme of Arrangement) the sole shareholder of FWL the Parties will effect the tasks described in sections 2 to 8 below.

2      Capital Increase, Contribution in Kind Agreement

        SWISSCO will (i) create or otherwise make available the number of SWISSCO shares needed for the delivery of shares to Scheme Shareholders pursuant to the Scheme of Arrangement and to holders of Preferred Shares pursuant to section 9 through (y) a capital increase (the "Capital Increase") and (z) the use of the 33,334 registered shares of SWISSCO held by FWL (the "Seed Shares") and (ii) cause delivery of these shares through a transfer agent to the Scheme Shareholders and the holders of Preferred Shares all as agreed in the Contribution in Kind Agreement attached to this Agreement as Annex C.

        FWL acting on behalf of its Scheme Shareholders undertakes to subscribe for the New Shares and to sign a subscription form substantially in the form of Annex D.

        The exact number of New Shares to be issued in the Capital Increase as well as the issue price per New Share shall be mutually calculated on or around the day following the day the Scheme Shareholders approve the Scheme of Arrangement based on the number of shares outstanding on the Effective Date of the Scheme of Arrangement and taking the Seed Shares into account.

        Based on the number of FWL common shares and Preferred Shares outstanding on November 17, 2008 and the Scheme of Arrangement becoming effective on the same day, the aggregate par value of the SWISSCO shares issued in connection with the Redomestication would have been CHF 401,683,545 (USD 369,602,084) consisting of 133,894,515 SWISSCO shares with a par value of CHF 3.00 per share. That aggregate par value is based on the sum of (i) 133,753,167 outstanding common shares of FWL

(calculated as the 133,756,147.4656 shares outstanding as of November 17, 2008 less the approximately 2,980.4656 fractional shares that would have been cashed out in the Redomestication) and (ii) 141,348 common shares of FWL issuable to holders of Preferred Shares in connection with the Scheme (calculated as the 141,362.598 shares issuable upon conversion of the Preferred Shares as of November 17, 2008 less the approximately 14.598 fractional common shares otherwise issuable to holders of Preferred Shares that would have been cashed out in the Redomestication).

3      Warrant Agreement

        SWISSCO herby agrees to execute a supplemental warrant agreement with the Warrant Agent and FWL relating to FWL's Class A warrants (the "Warrants") pursuant to which it will assume FWL's obligations under the Warrant Agreement with regard to the Warrants unexercised as of the Effective Date and will agree to issue registered shares of SWISSCO upon exercise of such Warrants in accordance with their terms as amended by the supplemental warrant agreement after the Effective Time.

4      Equity Compensation and Benefit Plans

        SWISSCO herby agrees to adopt the Equity Compensation and Benefit Plans, to assume FWL's obligations under the Equity Compensation and Benefit Plans and to sign and execute the respective documents as soon as the Capital Increase as well as the conditional capital needed to meet SWISSCO's future obligations under the Equity Compensation and Benefit Plans is registered in the commercial register of the Canton of Zug.

5      Employment Contracts

        At the request of FWL, SWISSCO herby agrees to execute such supplemental agreements as FWL and SWISSCO determine may be necessary or appropriate for SWISSCO (or one or more subsidiaries or affiliates of SWISSCO) to assume FWL's existing obligations in connection with the employment contracts of certain members of the executive management.

6      Share Buy Back

        SWISSCO herby agrees to continue the Share Buy Back as currently conducted by FWL. The Board of Directors of SWISSCO hereby agrees to propose to the shareholders' meeting of SWISSCO to be held on the day of the Effective Time or any other time as mutually agreed between the Parties to purchase its own shares for cancellation. The exact amount of such purchase to be mutually agreed by the Parties no later than immediately prior to the afore mentioned shareholders' meeting.

7      Credit Agreement dated 13 September 2006

        SWISSCO hereby agrees to assume all the obligations of Parent (as defined in the Credit Agreement) under the Credit Agreement, dated September 13, 2006, among Foster Wheeler LLC, Foster Wheeler USA Corporation, Foster Wheeler North America Corp., Foster Wheeler Energy Corporation, Foster Wheeler International Corporation and Foster Wheeler Inc., as Borrowers, the guarantors party thereto, the lenders party thereto, BNP Paribas as Administrative Agent, BNP Paribas Securities Corp. as Sole Bookrunner and Sole Lead Arranger, and Calyon New York Branch as Syndication Agent.

8      Articles of Association

        The Parties agree that SWISSCO shall adopt as soon as possible but no later than 2 February 2009 articles of association in the form of the attached as Annex E.

9      Preferred Shares/Certificate of Designation

        FWL had, as of 17 November 2008, 1,087.4046 Preferred Shares outstanding.

        FWL acknowledges that, pursuant to the terms of the Certificate of Designation governing Foster Wheeler's Series B Convertible Preferred Shares, these Preferred Shares will cease to exist upon the Scheme of Arrangement becoming effective and each holder of Preferred Shares will become entitled to receive such number of common shares of SWISSCO (and cash in lieu of fractional shares) that such holders would have been entitled to receive had they converted their Preferred Shares into common shares of FWL immediately prior to the effectiveness of the Scheme of Arrangement.

10    Severability

        Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under the applicable law. If any provision of this Agreement shall be unenforceable or invalid under applicable law, such provision shall be ineffective only to the extent of such unenforceability or invalidity and be replaced by such valid and enforceable provision which the Parties consider, in good faith, to match as closely as possible the invalid or unenforceable provision and attaining the same or a similar economic effect. The remaining provisions of this Agreement shall continue to be binding and in full force and effect.

11    Governing Law and Arbitration

        This Agreement shall be governed by the substantive laws of Switzerland.

        Each Party submits to the exclusive jurisdiction of the Commercial Court of the Canton of Zurich ("Handelsgericht des Kanton Zürich"), Switzerland, venue being Zurich.

12    Entry into Force

        This Agreement shall enter into force upon its execution by the Parties.

13    Conflict with Scheme of Arrangement or Contribution in Kind Agreement

        In case of any disputes between this Agreement and the Scheme of Arrangement or the Contribution in Kind Agreement that Scheme of Arrangement or the Contribution in Kind Agreement as the case may be shall prevail.

14    Lapse of this Agreement

        This Agreement shall lapse and any and all rights under this agreement shall terminate if the Effective Date does not occur by 30 June 2009, 5 pm Bermuda time.

15    Consummation

        This Agreement (and, therefore, the Transaction) shall be deemed to be consummated as soon as the pertinent entries of the capital increase in the commercial register in Zug and the subsequent issuance of shares to the shareholders' of FWL were effected and all obligations as stated under the Agreement have been fulfilled by the Parties.

16    Definitions

Agreement	this agreement
Annex	an annex to this Agreement
Capital Increase	has the meaning ascribed to it in section 2
Contribution Agreement	has the meaning ascribed to it in section 2
Effective Date	has the meaning ascribed to it in the Scheme of Arrangement
Effective Time	has the meaning ascribed to it in the Scheme of Arrangement
Equity Compensation and Benefit Plans

The long-term incentive plans and awards, and other employee benefit plans and arrangements sponsored by FWL or any of its subsidiaries or affiliates, that have issued FWL shares, or otherwise held, made available, or used FWL shares to measure benefits, and any long-term or short-term cash-based bonus or other incentive plans maintained by FWL, and any other employee benefit plan or arrangement that has been maintained by FWL which FWL and SWISSCO determine is appropriate to be maintained by SWISSCO following the consummation of the Transaction.

Foster Wheeler	Has the meaning ascribed to it in Recital A
FWL	Foster Wheeler Ltd, domiciled in Hamilton, Bermuda
New Shares	Shall mean the new registered shares of SWISSCO to be issued in the Capital Increase
Parties	FWL and SWISSCO
Party	either FWL or SWISSCO
Preferred Shares	FWL's Series B Convertible Preferred Shares
Redomestication	Shall have the meaning given to it in section 1
Scheme of Arrangement	shall mean the arrangement to be entered into between FWL and the Scheme Shareholders as attached to this Agreement as Annex A
Scheme Shareholder	shall have the meaning given to in the Scheme of Arrangement
Seed Shares	shall mean the 33,334 registered shares of SWISSCO held by FWL on the date hereof
SWISSCO	Foster Wheeler AG, domiciled in Zug, Switzerland
Warrants	has the meaning ascribed to it in section 3

Signatures on next page

 Signatures

                        , this

Foster Wheeler Ltd.

Name: Title:	Name: Title:

                                    , this

Foster Wheeler AG

Name: Title:	Name: Title:

Annexes to Transaction Agreement

Annex A	Scheme of Arrangement
Annex B	Letter signed by SWISSCO confirming that it agrees to be bound by the Scheme of Arrangement
Annex C	Contribution in Kind Agreement
Annex D	Suscription Form
Annex E	Future Articles of Association of SWISSCO

Annex B to Transaction Agreement

IN THE MATTER OF FOSTER WHEELER LTD.

LETTER OF INSTRUCTION TO CD&P AND UNDERTAKING TO BE BOUND BY SCHEME (to be submitted by Foster Wheeler Holdings AG)

(letterhead of Foster Wheeler AG)

Conyers Dill & Pearman
Clarendon House
2 Church Street
Hamilton HM CX
Bermuda

Attn: Paul A. Smith

Dear Sirs,

Re: Scheme of Arrangement between Foster Wheeler Ltd. and its Scheme Shareholders

        Please accept this letter as your instructions to appear on our behalf before the Supreme Court of Bermuda upon the hearing of the petition to sanction a scheme of arrangement between Foster Wheeler Ltd. and its Scheme Shareholders. You are instructed to provide to the Court our undertaking to be bound by the terms of the Scheme insofar as it requires us to take any action and issue shares or do any thing in order to give effect to the Scheme.

Yours faithfully,

Foster Wheeler AG

[NAME OF SENDER]

Annex D to Transaction Agreement

Subscription Form

The undersigned

Foster Wheeler Ltd.

Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda

herewith subscribes

acting on behalf of its shareholders and in cognizance of the resolution of the extraordinary shareholders' meeting of Foster Wheeler AG, Zug (Commercial Register Nr. CH-170.3.032.880-7), dated            , regarding the increase of the share capital of CHF 100,002.— by CHF             to CHF             through the issue of            registered shares in Foster Wheeler AG with a par value of CHF 3.00 each and an issue price of CHF              each:

  -
  registered shares in Foster Wheeler AG with a nominal value of CHF 3.00 each and an issue price of CHF             per share, CHF             in total.

        According to the contribution in kind agreement, dated            , the undersigned amortizes the entire issue price of the subscribed shares by way of contribution in kind, i.e. Foster Wheeler AG acquired 1,000 fully paid up shares in Foster Wheeler Ltd, Bermuda, with a nominal value if USD 0.01 each, which are valued at CHF              each.

        This subscription form is effective until and including 5 pm Bermuda time 30 June 2009.

        In case of a conflict, the German version of this subscription form shall prevail.

[Date, Place]

(Duly signed by Foster Wheeler Ltd. on behalf of its shareholders)

FOSTER WHEELER LTD.

PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR

THE SPECIAL COURT-ORDERED MEETING OF COMMON SHAREHOLDERS

TO BE HELD JANUARY 27, 2009

The undersigned hereby appoints Raymond J. Milchovich, Peter J. Ganz and John A. Doyle, Jr. each with power to act without the other and with full power of substitution, as proxies to represent and vote, as indicated on the reverse side of this card, all common shares of Foster Wheeler Ltd. registered in the name of the undersigned at the special court-ordered meeting of common shareholders to be held at the offices of Foster Wheeler Ltd., Perryville Corporate Park, Clinton, New Jersey on January 27, 2009 or any postponements or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  Should the proxy card be returned duly signed but without a specific direction as to how the undersigned shareholder would like to vote, the persons appointed as proxies will vote or abstain with respect to such shareholders’ shares at the proxies’ discretion.

(Continued, and to be marked, signed and dated on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

FOSTER WHEELER LTD.

PROXY

FOR

THE SPECIAL COURT-ORDERED MEETING OF COMMON SHAREHOLDERS

TO BE HELD JANUARY 27, 2009

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” PROPOSALS 1 AND 2

Please Mark Here ☐

for Address Change

SEE REVERSE SIDE

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

		FOR	AGAINST	ABSTAIN
Proposal 1.	Approval of the Scheme of Arrangement attached to the accompanying proxy statement as Annex A.	☐	☐	☐

Proposal 2.	Approval of the motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Scheme of Arrangement.	☐	☐	☐

Proposal 3.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

Please mark this box ☐

if you plan to

attend the Special

Court-Ordered Meeting

SIGNATURE	DATE

NOTE: Please sign your name exactly as it appears above.

When signing as an attorney, executor, administrator, trustee or guardian,

please give full title as such.

If the signer is a corporation, please sign in full corporate name by a duly authorized officer.

^ FOLD AND DETACH HERE ^

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH OF WHICH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 P.M. Eastern Time on January 26, 2009, the day prior to the meeting day.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/fwlt	OR	Telephone 1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.  To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.  You may revoke your proxy prior to or at the special court-ordered meeting and may vote in person if you wish.

Choose MLink(SM) for fast, easy and secure 27/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect(R) at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

ADMISSION TICKET

DIRECTIONS TO FOSTER WHEELER LTD.

PERRYVILLE CORPORATE PARK

CLINTON, NJ

FROM:

I-78 WEST: Take Route 78 West to Exit 12 (Jutland, Norton).  Make a left at the end of the exit ramp.  Make a left at the first traffic light.  Make a right at the next traffic light (Frontage Road).  Perryville Corporate Park is one half mile on the left.  Use the second driveway on the left and follow the signs for the special court-ordered meeting parking.

I-287 NORTH TO SOUTH: Take Route 287 South and follow the signs for Route 78 West, then follow the directions from I-78 West above.

I-287 SOUTH TO NORTH: Take Route 287 North and follow the signs for I-78 West, then follow the directions from I-78 West above.

LIVINGSTON - FLORHAM PARK AREA: Take Route 24 West to the end (staying left) and follow signs for I-287 South-Somerville, then follow directions from Route I-287 North to South.

GARDEN STATE PARKWAY NORTH OR SOUTH: Take the Garden State Parkway to Exit 142.  Follow the signs for I-78 West, then follow the directions from I-78 West above.

PHILLIPSBURG, ALLENTOWN AND EASTON: Take Route 78 East to Exit 11 (W. Portal, Pattenburg).  Go straight through the traffic light at the end of the exit ramp.  Bear left at fork.  The Perryville Corporate Park entrance is one half mile on the right.  Use the first driveway on the right and follow the signs for the special court-ordered meeting parking.

THIS TICKET IS NOT TRANSFERABLE